UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

K•Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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31248 Oak Crest Drive
Westlake Village, California 91361

To the Stockholders of
K•Swiss Inc.:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the “special meeting,” of K-Swiss Inc., which we refer to as the “Company” or “K-Swiss”, to be held on Friday, April 26, 2013 at 8:00 a.m. (Los Angeles time). The meeting will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

On January 16, 2013, the Company entered into a merger agreement with E-Land World Limited, (“Parent”), and Ian Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Parent, which we refer to as “Merger Sub.” Pursuant to the merger agreement, Merger Sub will merge with and into the Company, which we refer to as the “merger,” and the Company will continue as the surviving corporation and will be an indirect wholly-owned subsidiary of Parent. At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve the merger agreement.

If the merger is completed, you will be entitled to receive $4.75 in cash, without interest and subject to any applicable withholding taxes, for each share of our Class A common stock, par value $0.01 per share (“Class A common stock”), and Class B common stock, par value $0.01 per share (“Class B common stock,” and together with the Class A common stock, “common stock”) owned by you (unless you have properly exercised your appraisal rights with respect to such shares) immediately prior to the effective time of the merger.

If the merger is completed, the Company will continue its operations as a privately-held company owned by Parent. As a result of the merger, the Company’s shares will no longer be listed on the NASDAQ Global Select Market.

Our board of directors has determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of our stockholders and has approved and declared advisable the merger agreement and the transactions contemplated thereby. Our board of directors made its determination after careful consideration of a number of factors more fully described in this proxy statement.

Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement, “FOR” the proposal to approve, on a non-binding advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting.

In considering the recommendation of our board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of stockholders generally.

In connection with the entry into the merger agreement, on January 16, 2013, all of our directors, executive officers and Class B stockholders (except for one Class B stockholder who holds 2,000 shares of Class B common stock), representing approximately 75% of the Company’s outstanding voting power as of the date hereof, entered into a voting and support agreement with Parent and Merger Sub, agreeing to, among other things, vote all shares of Company common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement.

Your vote is very important. The merger cannot be completed unless the Company obtains the affirmative vote of 80% of the aggregate number of votes eligible to be cast by the holders of the Company’s Class A common stock and Class B common stock, voting together as a single class. You are entitled to one vote for each share of our Class A common stock held as of the close of business on Friday, March 8, 2013, and ten votes for each share of our Class B common stock held as of the close of business on Friday, March 8, 2013. Please note that failing to vote has the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

Whether or not you plan to attend the special meeting, please complete, date, sign, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that to be effective, your proxy card, Internet or telephonic voting instructions must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013.

If your shares of our common stock are held in “street name” by your bank, broker, or other nominee, your bank, broker, or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, broker, or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, broker, or other nominee. The failure to instruct your bank, broker, or other nominee to vote your shares of our common stock “FOR” the proposal to adopt and approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

The accompanying proxy statement provides a detailed description of the merger agreement and the proposed merger. In addition, it contains important information regarding the special meeting. A copy of the merger agreement is attached as Annex A. We urge you to read carefully the entire proxy statement, its annexes, and all of the documents incorporated into the proxy statement by reference, including the merger agreement. You may also obtain additional information about the Company from documents we have filed with the United States Securities and Exchange Commission, or SEC, which are available without charge at the SEC’s website at www.sec.gov.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, by email at proxy@mackenziepartners.com, or by telephone at (212) 929-5500 or toll-free at (800) 322-2885.

Our board of directors appreciates your continuing support of the Company and urges you to support the merger.

By Order of the Board of Directors

Steven Nichols Chairman of the Board and President

Westlake Village, California
March 14, 2013

This proxy statement is dated March 14, 2013, and is first being mailed to the stockholders on or about March 14, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS LETTER OR IN THE ACCOMPANYING NOTICE OF THE SPECIAL MEETING OR PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

31248 Oak Crest Drive
Westlake Village, California 91361

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held Friday, April 26, 2013

To the Stockholders of
K•Swiss Inc.:

Notice is hereby given that a special meeting of the stockholders of K-Swiss Inc. (the “Company” or “K-Swiss”), will be held on Friday, April 26, 2013, at 8:00 a.m. (Los Angeles time) at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, for the following purposes:

1.
To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of January 16, 2013, as it may be amended from time to time (the “merger agreement”), among E-Land World Limited, a corporation organized under the laws of the Republic of Korea (“Parent”), Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and will become an indirect wholly-owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement;

2.	To consider and approve, solely on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the merger;

3.
To consider and vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting; and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The merger proposal is described more fully in the proxy statement of which this notice forms a part.  Please give your careful attention to all of the information in the proxy statement.

Only stockholders of record as of the close of business on Friday, March 8, 2013, the record date for the special meeting, or their proxies, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

Adoption and approval of the merger agreement requires approval of 80% of the aggregate number of votes eligible to be cast by the holders of the Company’s Class A common stock and Class B common stock, voting together as a single class.  Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, CERTAIN COMPENSATION ARRANGEMENTS FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

In connection with the entry into the merger agreement, on January 16, 2013, all of our directors, executive officers and Class B stockholders (except for one Class B stockholder who holds 2,000 shares of Class B common stock), representing approximately 75% of the Company’s outstanding voting power as of the date hereof, entered into a voting and support agreement with Parent and Merger Sub, agreeing to, among other things, vote all shares of Company common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement.

It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, date, sign, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet.

Please note that to be effective, your proxy card, Internet or telephonic voting instructions must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013. Your vote is very important to us regardless of the number of shares of our common stock you own. If you are a stockholder of record, voting in person at the meeting will revoke any proxy previously submitted. If your shares of our common stock are held in “street name” by your bank, broker, or other nominee, your bank, broker, or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, broker, or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, broker, or other nominee. Please review the instructions in the accompanying proxy statement and the enclosed proxy card or the information forwarded by your bank, broker, or other nominee regarding the voting of your shares.

If the merger contemplated by the merger agreement is completed, any stockholder of the Company who does not vote in favor of the proposal to adopt the merger agreement and who complies with the other requirements of the General Corporation Law of the State of Delaware for exercising appraisal rights which are summarized in the accompanying proxy statement, may seek appraisal of the fair value of their shares of our common stock by the Court of Chancery of the State of Delaware in lieu of accepting the per share merger consideration.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, by email at proxy@mackenziepartners.com, or by telephone at (212) 929-5500 or toll-free at (800) 322-2885.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

By Order of the Board of Directors

Steven Nichols Chairman of the Board and President

Westlake Village, California
March 14, 2013

VOTING AND SUPPORT AGREEMENT		63
ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS (Proposal 2)		64
Golden Parachute Compensation		64
Merger-Related Compensation Proposal		65
Vote Required and the Company Board Recommendation		65
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING (Proposal 3)		66
Vote Required and the Company Board Recommendation		66
MARKET PRICE OF OUR COMMON STOCK		67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		67
STOCKHOLDER PROPOSALS		69
OTHER MATTERS		69
WHERE YOU CAN FIND MORE INFORMATION		69

Annex A	The Merger Agreement	A-1
Annex B	The Voting and Support Agreement	B-1
Annex C	Goldman Sachs Opinion	C-1
Annex D	Section 262 of the General Corporation Law of the State of Delaware	D-1

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the provisions of the merger agreement, you should read carefully this entire proxy statement, including its annexes and the other documents to which we refer you in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

The Parties to the Merger (Page 15)

E-Land World Limited

E-Land World Limited (“Parent”) is a Republic of Korea corporation.  Parent is the ultimate parent company of the group of affiliated companies known as the E.Land Group (“E.Land”). E.Land has grown to become one of the largest South Korean conglomerates, primarily specializing in fashion and retail/distribution.  E.Land is Korea’s first and largest integrated fashion and retail company, with operations spanning nine different countries across three continents, including Korea, China, India, the United States, the United Kingdom and Italy.  Comprised of over 60 affiliated entities, E.Land offers close to 200 brands and operates more than 10,000 stores worldwide. E.Land’s newer businesses also include restaurants, construction and leisure.

Ian Acquisition Sub, Inc.

Ian Acquisition Sub, Inc. (“Merger Sub”) is a Delaware corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has engaged in no other business activities other than as contemplated by the merger agreement.

K-Swiss Inc.

K-Swiss Inc. (“K-Swiss,” the “Company,” “we,” “us,” or “our”) is a Delaware corporation that designs, develops and markets an array of footwear, apparel and accessories for athletic, high performance sports and fitness activities and casual wear under the K-Swiss brand. Since July 2008, K-Swiss has also been designing, developing and marketing footwear for adventurers of all terrains under the Palladium brand.

The Special Meeting of K-Swiss Stockholders (Page 16)

Date, Time, Place and Purpose (Page 16). A special meeting of our stockholders will be held on Friday, April 26, 2013 at 8:00 a.m. (Los Angeles time), at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361. At the special meeting, you will be asked to: (1) adopt and approve the merger agreement, (2) approve, on a non-binding, advisory basis, certain compensation arrangements for our named executive officers in connection with the merger, (3) approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting, and (4) transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our board of directors.

Record Date and Voting Power (Page 16). You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on Friday, March 8, 2013, which our board of directors has set as the record date for the special meeting and which we refer to as the “record date.” You will have one vote for each share of our Class A common stock, par value $0.01 per share (“Class A common stock”), and ten votes for each share of our Class B common stock, par value $0.01 per share (“Class B common stock”) that you owned at the close of business on the record date. As of the record date, there were 27,567,971 shares of our Class A common stock and 8,039,524 shares of Class B common stock outstanding and entitled to vote at the special meeting.

Required Quorum and Votes (Pages 16-17). The holders of a majority in voting interest as of the record date must be present in person or represented by proxy at the special meeting for a quorum to be present, which means that a majority of the aggregate number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock as of the close of business on the record date must be present in person or by proxy at the special meeting.

The proposal to adopt and approve the merger agreement requires the affirmative vote of 80% of the aggregate number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, voting together as a single class.

The advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers requires the affirmative vote of a majority of the number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy at the special meeting, voting together as a single class.

The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, requires the affirmative vote of a majority of the number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy at the special meeting, voting together as a single class.

Voting and Support Agreement (Page 63).  In connection with the execution of the merger agreement, all of our directors, executive officers and Class B stockholders (except for one Class B stockholder who holds 2,000 shares of Class B common stock), who we collectively refer to herein as the “support agreement stockholders,” entered into a voting and support agreement dated January 16, 2013, with Parent and Merger Sub agreeing to, among other things, vote all shares of Company common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement. Accordingly, such stockholders are also obligated to vote in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. While the support agreement does not obligate the support agreement stockholders to vote in favor of the advisory, non-binding proposal relating to certain merger-related compensation arrangements for K-Swiss’s named executive officers, all of the support agreement stockholders have informed the Company that they currently intend to vote all of their shares of our common stock “FOR” the approval of this proposal. As of the close of business on the record date, the support agreement stockholders owned 346,223 shares of our Class A common stock and 8,037,524 shares of our Class B common stock, representing approximately 75% of the Company’s outstanding vote power. The support agreement stockholders are not obligated to vote for the adoption of the merger agreement, if, among other things, the merger agreement is terminated. A copy of the voting and support agreement is attached hereto as Annex B.

Proxies and Revocation (Pages 17-18). Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting.

If your shares of our common stock are held in “street name” by your bank, broker, or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, broker or other nominee with voting instructions, as applicable, your shares of our common stock will not be voted on (1) the proposal to adopt and approve the merger agreement, (2) the advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers, or (3) the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting. The failure to vote on the proposal to adopt and approve the merger agreement will have the same effect as a vote “AGAINST” the proposal, whereas the failure to vote on the other matters will have no effect on the approval of those proposals provided there is a quorum at the special meeting.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, by submitting a proxy again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, or by attending the special meeting and voting in person. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013.

The Merger (Page 19)

Description of the Merger (Page 19). Our board of directors has approved a merger agreement and a merger whereby K-Swiss will become an indirect wholly-owned subsidiary of Parent upon completion of the merger. If the merger agreement is adopted and approved by K-Swiss’s stockholders, and subject to other closing conditions as described below in the section captioned “The Merger Agreement—Conditions to the Closing of the Merger,” Merger Sub, a newly formed subsidiary of Parent, will be merged with and into K-Swiss, and K-Swiss will be the surviving company in the merger.

If the merger is completed, you will be entitled to receive $4.75 in cash, without interest and less applicable withholding taxes, in exchange for each share of our Class A common stock and Class B common stock that you own immediately prior to the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a stockholder of K-Swiss. In the case of shares of our common stock represented by certificates, you will receive your portion of the merger consideration after exchanging your stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger. In the case of shares of our common stock held in book entry form, you will receive your portion of the merger consideration upon delivery of the letter of transmittal to be sent to you shortly after completion of the merger or upon the entry through a book entry transfer of the surrender of your book entry shares.

Recommendation of our Board of Directors (Page 28). Our board of directors has unanimously adopted resolutions:

•	approving and declaring advisable the merger agreement and the transactions contemplated thereby;

•	determining that the terms of the merger agreement, the merger and the other transactions contemplated thereby are fair to and in the best interests of K-Swiss and our stockholders;

•	directing that the merger agreement be submitted for adoption and approval at a special meeting of our stockholders; and

•	recommending that all of our stockholders vote for the adoption and approval of the merger agreement and the transactions contemplated thereby.

For a discussion of the material factors considered by our board of directors in making its recommendation, see “The Merger—Reasons for the Merger” beginning on page 26.

Opinion of Goldman Sachs (Page 29). Goldman, Sachs & Co., which we refer to in this proxy statement as “Goldman Sachs,” delivered its opinion to the K-Swiss board of directors that, as of January 16, 2013 and based upon and subject to the factors and assumptions set forth therein, the $4.75 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Class A common stock and Class B common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 16, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of the K-Swiss board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of K-Swiss common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between K-Swiss and Goldman Sachs, K-Swiss has agreed to pay Goldman Sachs a transaction fee of approximately $2.0 million, all of which is payable upon consummation of the transaction.

Interests of K-Swiss’s Directors and Executive Officers in the Merger (Page 36). When you consider the recommendation of our board of directors that K-Swiss stockholders vote in favor of the proposal to adopt and approve the merger agreement, you should be aware that the directors and executive officers of K-Swiss may have interests in the merger that may be different from, or in addition to, the interests of K-Swiss stockholders generally. These interests include, among others, the acceleration of vesting of their stock options, potential payment of a retention bonus, and continuation of rights to indemnification and liability insurance. Our board of directors was aware of and considered these interests when it adopted and approved the merger agreement and the merger and recommended that K-Swiss stockholders vote to adopt and approve the merger agreement.

Financing of the Merger (Page 58). There is no financing condition to the merger. Parent intends to use cash on hand or borrowings under its existing credit facilities to finance the merger.

Material United States Federal Income Tax Consequences of the Merger (Page 41). The merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section captioned “The Merger—Material United States Federal Income Tax Consequences of the Merger”) will recognize a gain or loss equal to the difference, if any, between the cash payment received and the holder’s adjusted tax basis in the shares surrendered in the merger.

The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Appraisal Rights (Page 39). Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the merger, so long as the stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that in lieu of accepting the merger consideration in the merger, you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to, or more than the amount of the merger consideration you would have otherwise received.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of our common stock of record through the effective time of the merger. Merely voting against the adoption of the merger agreement will not perfect your appraisal rights. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “The Merger—Appraisal Rights” beginning on page 39 and the text of Section 262 of the DGCL reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, broker or nominee.

Delisting and Deregistration of K-Swiss Common Stock (Page 41). If the merger is completed, our Class A common stock will be delisted from the NASDAQ Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Regulatory Matters (Page 39). Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”) and the applicable waiting period has expired or been terminated.  Each of Parent and K-Swiss filed notification and report forms under the HSR Act with the FTC and the DOJ on February 1, 2013 and we were granted early termination of the waiting period on February 11, 2013.

In addition, under the laws of the Republic of Korea, the merger cannot be completed until the Korea Fair Trade Commission has cleared the merger.  The parties made a filing under the Korean Monopoly and Regulation Fair Trade Act with the Korea Fair Trade Commission on February 6, 2013.

Market Price and Dividend Data (Page 67)

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “KSWS.” On January 16, 2013, at the close of regular trading prior to the public announcement of the proposed merger, our Class A common stock closed at $3.19 per share. On March 13, 2013, the last practicable trading day prior to the date of this proxy statement, our Class A common stock closed at $4.74 per share.

Litigation Relating to the Merger (Page 43)

In connection with the announcement of the merger agreement, three putative class action lawsuits have been filed, two in the Superior Court of the State of California and one in the Court of Chancery of the State of Delaware. The actions generally seek to enjoin the merger, rescission or rescissory damages if the proposed merger is consummated, an accounting, costs, attorneys’ and experts’ fees, and any other relief the court may deem proper.

The Merger Agreement (Page 45)

General. The following is a summary of certain of the principal provisions of the merger agreement and is qualified in its entirety both by the more detailed description that appears later in this proxy statement and by the full text of the merger agreement attached as Annex A.

Treatment of Common Stock (Page 45). At the effective time of the merger, each share of our Class A common stock and Class B common stock issued and outstanding immediately prior to the effective time of the merger (except for certain excluded shares owned by the Company and Parent and their respective subsidiaries) will be cancelled and automatically converted into the right to receive the per share merger consideration of $4.75 in cash, without interest and subject to any applicable withholding taxes.

Treatment of Stock Options (Page 45). At the effective time of the merger, each option to purchase shares of our common stock granted under our stock incentive plans, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will be cancelled and converted into the right to receive, and the surviving corporation will pay to each individual holder, no later than five days after the effective time of the merger, an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. Stock options with exercise prices equal to or greater than the per share merger consideration of $4.75 will be cancelled at the effective time of the merger with no cash or other payment in respect thereof.

Obligation Not to Solicit Alternative Acquisition Proposals; Adverse Recommendation Change (Page 53). Subject to certain exceptions described below, we and our subsidiaries have agreed not to:

•
initiate, solicit or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or the completion of, an acquisition proposal (as defined in the merger agreement and described in the section captioned “The Merger Agreement—Definitions of Acquisition Proposal and Superior Proposal” below) for us;

•
engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries or provide any person access to our business, properties, assets, books, records or any personnel of us or our subsidiaries in connection with an acquisition proposal;

•	approve, endorse or recommend an acquisition proposal;

•
approve, endorse or recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

•	authorize, commit or agree to do any of the foregoing.

We have also agreed that we will immediately cease and terminate any existing activities, discussions or negotiations with any persons that were conducted by us prior to the date of the merger agreement with respect to any acquisition proposal.

Notwithstanding anything to the contrary  described above, if, prior to obtaining stockholder approval of the merger proposal, we receive an unsolicited bona fide written acquisition proposal that did not result from a breach of our non-solicitation obligations under the merger agreement and that our board of directors determines in good faith constitutes or may reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described in the section captioned “The Merger Agreement—Definitions of Acquisition Proposal and Superior Proposal”), we may:

•
furnish information with respect to the Company and its subsidiaries, and provide access to the business, properties, assets, books, records and personnel of the Company and its subsidiaries to the same extent provided to Parent, its affiliates and their respective representatives, to the person making such acquisition proposal, pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement entered into between us and Parent, dated July 13, 2012; and

•
participate in discussions or negotiations with such person and its representatives regarding an acquisition proposal; provided, however, that we will provide or make available to Parent any non-public information concerning us or any of our subsidiaries that is provided to the person making such acquisition proposal or its representatives which was not previously provided or made available to Parent.

We have also agreed that we will promptly (and in any event within 24 hours) notify Parent orally or in writing of any written acquisition proposal, any written request for non-public information and any written inquiry or request for discussion or negotiation regarding an acquisition proposal. In connection therewith, we have agreed that we will advise Parent of the person making any such acquisition proposal, inquiry or request and the terms and conditions of any such acquisition proposal, inquiry or request, including, if applicable, copies of any written requests, proposals or offers, including proposed agreements. We have agreed to keep Parent informed on a current basis of the status and terms of any acquisition proposal, inquiry or request, and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

Subject to the exceptions described in the next paragraph, neither our board of directors nor any committee thereof may do either of the following (we refer to each of the actions described in the next two bullets below as an “adverse recommendation change”):

•	withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, its recommendation of the merger agreement or the merger; or

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal.

Notwithstanding the restrictions described in the preceding paragraph, at any time prior to obtaining stockholder approval for the merger proposal, our board of directors or any committee thereof may (i) effect an adverse recommendation change as a result of an acquisition proposal that our board of directors determines in compliance with the merger agreement is a superior proposal or new developments occurring after the date of the merger agreement, or (ii) terminate the merger agreement to enter into a superior proposal, in each case subject to the applicable requirements outlined below.

We are not entitled to effect an adverse recommendation change unless:

•	our board of directors determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•
our board of directors has given Parent at least three business days’ prior written notice of its intention to take such action and has provided Parent all of the information required by the merger agreement, and as described above, relating to the acquisition proposal; and

•
Parent does not make, within three business days of receipt of such written notice (it being understood and agreed that any change to the financial or other material terms of any acquisition proposal that is the basis for an adverse recommendation change will require an additional prior written notice to Parent and a new three business day period), a proposal that would, in the good faith determination of our board of directors, after consultation with outside counsel and our financial advisor, permit our board of directors not to effect an adverse recommendation change.

We are not entitled to terminate the merger agreement to enter into a superior proposal unless:

•	our board of directors determines in good faith, after consultation with its outside counsel and financial advisor, that the proposal offered would constitute a superior proposal;

•
we have given Parent at least three business days’ prior written notice  of our intention to take such action (which notice must specify the basis of such action and attach the current version of any proposed agreement, the identity of the person or group making such superior proposal, and any other material terms and conditions of such proposal);

•
Parent does not make, within three business days of receipt of such written notice (it being understood and agreed that any change to the financial or other material terms of such superior proposal will require an additional prior written notice to Parent and a new three business day period), a proposal that would, in the good faith determination of our board of directors, after consultation with its outside counsel and financial advisor, cause the superior proposal to no longer constitute a superior proposal; and

•	concurrently or prior to such termination in accordance with the merger agreement we pay Parent a termination fee of $5,160,900.

Even though we have agreed to the provisions described above relating to the non-solicitation of acquisition proposals, the merger agreement provides that nothing in the merger agreement shall prevent us or our board of directors from taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party, pursuant to Rule 14d-9, Rule 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, and making any required disclosure to our stockholders if, in the good faith judgment of our board of directors, after consultation with our outside counsel, the failure to do so would reasonably be expected to violate our obligations under applicable law. The merger agreement also provides, however, that if any such disclosure does not reaffirm our board of directors’ recommendation of the merger agreement or the merger, or has the substantive effect of withdrawing or adversely modifying such recommendation, the disclosure will be deemed to be an adverse recommendation change and Parent will have the right to terminate the merger agreement.

Conditions to the Closing of the Merger (Page 58). The respective obligations of us, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including approval of the proposal to adopt and approve the merger agreement by our stockholders, receipt of required antitrust approvals, absence of any legal restraint or law that prohibits or makes illegal the consummation of the merger, the absence of a Company material adverse effect (as defined in the merger agreement and described in the section captioned “The Merger Agreement—Representations and Warranties—Company Representations and Warranties”) since the date of the merger agreement, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement.

Termination (Page 60). The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by the mutual written consent of us and Parent, or by either Parent or us:

•
if the merger has not been completed on or before June 26, 2013; however, such right to so terminate is not available to the party whose failure to fulfill, in any material respect, any of its obligations under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be completed;

•
if a court or other governmental entity has issued a judgment, order, injunction, rule or decree or taken any other action restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; or

•	if our stockholders fail to adopt and approve the merger agreement.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by Parent:

•
on or after June 26, 2013, if we breach or fail to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) has resulted in the failure of a condition to Parent’s or Merger Sub’s obligation to consummate the merger, and (ii) has not been cured by June 26, 2013, provided that for Parent to so terminate the merger agreement (A) Parent must have given us written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate and the basis for such termination, and (B) neither Parent nor Merger Sub may be in material breach of any of its covenants or agreements set forth in the merger agreement; or

•
if (i) our board of directors effects an adverse recommendation change or (ii) we fail to include in our proxy statement when mailed, our board of directors’ recommendation and a summary of the resolutions referred to in “The Merger—K-Swiss Board of Directors’ Recommendation.”

The merger agreement may be terminated, and the merger may be abandoned by us:

•
at any time prior to the effective time of the merger, but only on or after June 26, 2013, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) has resulted in the failure of a condition to our obligation to consummate the merger, and (ii) has not been cured by June 26, 2013, provided that for us to so terminate the merger agreement (A) we must have given Parent written notice, delivered at least 30 days prior to such termination, stating our intention to terminate and the basis for such termination, and (B) we must not then be in material breach of any of our covenants or agreements set forth in the merger agreement;

•
at any time prior to the effective time of the merger, if Parent fails to fund the merger consideration after all conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied; provided that we are not then in material breach of any of our covenants or agreements set forth in the merger agreement; or

•
at any time prior to obtaining approval of our stockholders, in order to enter into a transaction that is a superior proposal, provided that we complied with the non-solicitation provisions of the merger agreement and we pay Parent a termination fee of $5,160,900 prior to or concurrent with such termination.

Termination Fees and Expenses (Page 60). If either we or Parent terminate the merger agreement under certain circumstances described in the section titled “The Merger Agreement—Termination Fees and Expenses” beginning on page 60, then:

•	we may be obligated to reimburse Parent and Merger Sub’s reasonable, out-of-pocket expenses, up to $1,000,000 (or in certain circumstances, only up to $500,000);

•	we may be obligated to pay to Parent a termination fee of $5,160,900 (less expenses reimbursed) (or in certain circumstances, a termination fee of $2,000,000); or

•	Parent may be obligated to pay to us a termination fee of $17,203,000.

Limitation on Remedies; Specific Performance (Page 62). Our right to terminate the merger agreement and receive from Parent, under certain circumstances, a termination fee of $17,203,000 is our sole and exclusive remedy against Parent, Merger Sub, and their respective affiliates, agents and assigns with respect to the merger agreement and the transactions contemplated thereby. We have no right to seek equitable relief to specifically enforce the terms of the merger agreement. Upon payment of such amount, neither Parent, Merger Sub nor any of their respective affiliates, agents or assigns will have any further liability to us or any of our subsidiaries or representatives, relating to or arising out of the merger agreement or the transactions contemplated thereby, except with respect to liabilities and obligations owed to our directors and officers in respect of their right to indemnification and liability insurance as provided for in the merger agreement.

Parent and Merger Sub are entitled to specific performance of the terms of the merger agreement and may seek an injunction against us to prevent breaches of the merger agreement. In addition to its right to specific performance, Parent has the right to receive from us reimbursement of expenses and/or a termination fee, subject to the limitations, and under the circumstances, described in the section captioned “The Merger Agreement—Termination Fees and Expenses—Company Termination Fees and Expenses” beginning on page 60, and has the right to pursue a claim for damages against us for a willful or intentional breach of any covenant or agreement set forth in the merger agreement, even if the merger agreement has been terminated.

Amendment of the Merger Agreement (Page 62). The merger agreement may be amended by the parties at any time before the effective time of the merger; provided that after our stockholders adopt and approve the merger agreement, no amendment of the merger agreement may be made that under applicable law requires further approval or adoption by our stockholders without such further approval or adoption.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are provided for your convenience, and briefly address some questions about the proposed merger and special meeting of stockholders. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary Term Sheet” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” on page 69.

Q: Why am I receiving the proxy materials?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of K-Swiss stockholders in connection with a proposal to adopt and approve a merger agreement whereby K-Swiss would become an indirect wholly-owned subsidiary of Parent. You are also invited to attend the special meeting in person, although you do not need to attend the special meeting to have your shares voted at the special meeting.

Q: What will I receive in the merger?

A: If the merger is completed, you will be entitled to receive $4.75 in cash, without interest and less applicable withholding taxes, for each share of our Class A common stock and Class B common stock that you owned immediately prior to the effective time of the merger. For example, if you owned 100 shares of our common stock, you will receive $475.00 in cash, less applicable withholding taxes, in exchange for those shares.

Q: What will happen in the merger with any options that I hold to acquire K-Swiss common stock under K-Swiss’s stock incentive plans?

A: At the effective time of the merger, each option to purchase shares of our common stock granted under our stock incentive plans, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will be cancelled and converted into the right to receive from the surviving corporation, no later than five days after the effective time of the merger, an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. Stock options with exercise prices equal to or greater than the per share merger consideration of $4.75 will be cancelled at the effective time of the merger with no cash payment in respect thereof.

Q: Will the merger be a taxable transaction for me?

A: If you are a U.S. holder (as defined in the section captioned “The Merger—Material United States Federal Income Tax Consequences of the Merger”), the merger will be treated as a taxable sale of your K-Swiss common stock for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between (i) the amount of cash you receive in the merger in exchange for your shares of our common stock and (ii) the adjusted tax basis of your shares of our common stock. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q: Who will own K-Swiss after the merger?

A: After the merger, K-Swiss will be an indirect wholly-owned subsidiary of Parent. As a result of the receipt of cash in exchange for K-Swiss common stock, you will no longer benefit from any increase in K-Swiss’s value, nor will you acquire an ownership interest in Parent.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We expect the merger to be completed in the second quarter of fiscal 2013. However, we cannot assure you when or if the merger will occur. In addition to stockholder approval, the other closing conditions contained in the merger agreement must be satisfied or waived. Either Parent or we may terminate the merger agreement if the merger has failed to occur by June 26, 2013, provided that such right is not available to the party whose failure to fulfill in any material respect any of its obligations under the merger has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be completed on or before June 26, 2013.

Q: What if the proposed merger is not completed?

A: If the merger is not completed, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, we will remain an independent public company, our Class A common stock will continue to be listed and traded on the NASDAQ Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 60.

Q: When and where is the special meeting?

A: The special meeting of K-Swiss stockholders will be held on Friday, April 26, 2013 at 8:00 a.m. (Los Angeles time). The meeting will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

Q: What am I being asked to vote on at the special meeting?

A: You are being asked to (i) consider and vote on a proposal to adopt and approve the merger agreement that provides for the acquisition of us by Parent, (ii) approve, on a non-binding, advisory basis, certain compensation arrangements for our named executive officers in connection with the merger, and (iii) approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting.

Q: How does our board of directors recommend I vote?

A: Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement, “FOR” the proposal to approve, by non-binding advisory vote, certain merger-related compensation arrangements for the Company’s named executive officers, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q: Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A: Yes. In considering the recommendation of our board of directors with respect to the proposal to adopt and approve the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of and considered these differing interests to the extent such interests existed at the time, among other matters, in evaluating the merger agreement.

Q: What vote is needed to adopt and approve the merger agreement?

A: The affirmative vote of 80% of the aggregate number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, voting together as a single class, is required to adopt and approve the merger agreement. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes “FOR” adoption and approval of the merger agreement.

Pursuant to the voting and support agreement entered into on January 16, 2013, our directors, executive officers and Class B stockholders (except for one Class B stockholder who holds 2,000 shares of Class B common stock) agreed, among other things, to vote all of their shares of Class A common stock and Class B common stock for the adoption and approval of the merger agreement.  As of the close business on the record date, such stockholders owned 346,223 shares of Class A common stock and 8,037,524 shares of Class B common stock, representing approximately 75% of the outstanding voting power entitled to vote at the special meeting.

If you fail to submit a proxy, or vote in person at the special meeting, or abstain, or if your shares are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions on the issue, this will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

Q: Why is K-Swiss asking that its stockholders approve, on an advisory, non-binding basis, certain compensation arrangements for K-Swiss’s named executive officers in connection with the merger?

A: Rules recently adopted by the SEC require that K-Swiss provide its stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation arrangements between K-Swiss and its named executive officers that are based on or that otherwise relate to the merger. Approval of these compensation arrangements is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on K-Swiss or Parent, or their boards of directors or the compensation committees of K-Swiss or Parent.

Q: What vote is needed to approve the advisory, non-binding proposal relating to certain merger-related compensation arrangements for K-Swiss’s named executive officers?

A: The affirmative vote of a majority of the number of votes eligible to be cast by  the holders of our Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class, is required to approve the advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers. While the voting and support agreement does not obligate the support agreement stockholders to vote “FOR” this proposal, all of the support agreement stockholders have informed us that they currently intend to vote all of their shares of our common stock “FOR” the approval of this proposal.

If you abstain on this proposal, it will have the same effect as a vote “AGAINST” the proposal. If you do not provide your bank, broker or other nominee with voting instructions on the issue, such shares will not be counted in respect of, and will not have an effect on, the proposal to approve the merger-related executive compensation, provided there is a quorum at the special meeting.

Q: What vote is needed to approve the proposal to adjourn and postpone the special meeting, if necessary or appropriate, to solicit additional proxies?

A: The affirmative vote of a majority of the number of votes eligible to be cast by the Company’s Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class, is required to approve the proposal to adjourn and postpone the special meeting.

Pursuant to the voting and support agreement entered into on January 16, 2013, our directors, executive officers and Class B stockholders (except for one Class B stockholder who holds 2,000 shares of Class B common stock) agreed, among other things, to vote all shares of our common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement. Accordingly, such stockholders are also obligated to vote in favor of the proposal to adjourn and postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement. As of the close of business on the record date, the support agreement stockholders owned 346,223 shares of our Class A common stock and 8,037,524 shares of our Class B common stock, representing approximately 75% of the Company’s outstanding voting power.

If you abstain on this proposal, it will have the same effect as a vote “AGAINST” the proposal. If you do not provide your bank, broker or other nominee with voting instructions on the issue, such shares will not be counted in respect of, and will not have an effect on, the proposal to adjourn and postpone the special meeting, provided there is a quorum at the special meeting.

Q: What is a quorum?

A: A quorum of stockholders is required in order to transact business at the special meeting. The holders of a majority in voting interest as of the record date must be present in person or represented by proxy at the special meeting for a quorum to be present. Abstentions but not broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present.

Q: Who can vote at the special meeting?

A: All holders of our Class A common stock and Class B common stock as of the close of business on Friday, March 8, 2013, the record date for the special meeting, are entitled to receive notice of, and to vote at the special meeting. Each holder of our Class A common stock is entitled to cast one vote for each share of Class A common stock they own as of the record date and each holder of our Class B common stock is entitled to cast ten votes for each share of Class B common stock they own as of the record date.  As of the record date, there were 27,567,971 shares of our Class A common stock and 8,039,524 shares of Class B common stock outstanding and entitled to vote at the special meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares of our common stock are registered directly in your name with our transfer agent, Computershare LLC, you are considered, with respect to those shares of our common stock, as the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of our common stock by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q: How do I vote?

A: If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet—the website for Internet voting is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner, please refer to the instructions provided by your bank, broker or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Q: If my shares of common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares of common stock for me?

A: Your bank, broker or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of our common stock. If you do not instruct your bank, broker or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of our common stock will not have an effect on the proposal to approve the merger-related executive compensation or on the proposal to adjourn or postpone the special meeting, provided in each case that there is a quorum at the special meeting.

Q: May I change or revoke my vote?

A: Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, by submitting a later dated proxy using any of the methods to grant a proxy described above, by giving written notice of revocation to our Secretary, at 31248 Oak Crest Drive, Westlake Village, California 91361, or by attending the special meeting and voting in person. However, attending the special meeting, by itself, will not revoke a previously submitted proxy. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013.

If you have instructed a bank, broker or other nominee to vote your shares, you must follow directions received from such bank, broker or other nominee to change your instructions.

Q: What does it mean if I receive more than one proxy card or voting instruction form?

A: If your shares are registered differently and are in more than one account, you may receive more than one proxy card or voting instruction form. Please complete, sign, date and return separately all of the proxy cards and voting instruction forms you receive regarding this special meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

Q: What do I need to do now?

A: Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of our common stock are represented at the special meeting. If you hold your shares of our common stock in your own name as the stockholder of record, please submit your proxy to vote your shares of our common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, broker or other nominee to see which of the above choices are available to you.

Q: Should I send in my K-Swiss stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $4.75 in cash, less applicable withholding taxes, for each share of our common stock that you owned immediately prior to the effective time of the merger, subject to the terms of the merger agreement.

Q: Am I entitled to appraisal rights?

A: Under Delaware law, if the merger is completed, our stockholders of record who do not vote in favor of the proposal to adopt and approve the merger agreement and who properly deliver a written demand for appraisal to us and who comply with the other provisions of Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger and, in lieu of receiving the merger consideration in the merger, will be entitled to obtain payment in cash of the judicially determined fair value of their shares of our common stock. The provisions of Section 262 of the DGCL relating to appraisal rights are attached as Annex D to this proxy statement. Failure to take all of the steps required under Delaware law may result in the loss of any appraisal rights under Delaware law.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Or you can contact us:

K-Swiss Inc.
Attn: Secretary
31248 Oak Crest Drive
Westlake Village, California 91361
(818) 706-5100

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer in this proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements concerning whether and when the proposed merger with Parent will close, whether conditions to the proposed merger will be satisfied, the effect of the proposed merger on our business and operating results, and other statements qualified by words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “should,” and similar words indicating future events. These forward-looking statements are based on our current expectations, assumptions, estimates and projections and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements, including, among others:

•	the failure of the merger to be completed;

•	the time at which the merger is completed;

•	the failure to obtain approval and adoption of the merger agreement by our stockholders;

•	the failure to satisfy other conditions to the merger, including the failure to obtain regulatory approval;

•	the diversion of our management’s attention from ongoing business concerns;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the risk that the pendency of the merger disrupts current plans and operations and potential difficulties in employee retention as a result of the pendency of the merger;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and, in certain cases, the payment by us of a termination fee;

•	the possibility that alternative acquisition proposals will or will not be made;

•	the effects and outcome of any legal proceedings, regulatory proceedings or enforcements that have been or may be instituted against us and/or others relating to the merger agreement; and

•	other risks detailed in our filings with the Securities and Exchange Commission (“SEC”).

In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on such statements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Except to the extent required by applicable law or regulation, we undertake no duty to any person to update the statements made in this proxy statement under any circumstances.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that we have filed with the SEC under “Where You Can Find More Information.”

THE PARTIES TO THE MERGER

E-Land World Limited
371-12 Gasan-Dong, Geumchun-Gu
Seoul, Republic of Korea  153-803
+82-2-2029-3415

E-Land World Limited (“Parent”) is a Republic of Korea corporation. Parent is the ultimate parent company of the group of affiliated companies known as the E.Land Group (“E.Land”). E.Land has grown to become one of the largest South Korean conglomerates, primarily specializing in fashion and retail/distribution.  E.Land is Korea’s first and largest integrated fashion and retail company, with operations spanning nine different countries across three continents, including Korea, China, India, the United States, the United Kingdom and Italy.  Comprised of over 60 affiliated entities, E.Land offers close to 200 brands and operates more than 10,000 stores worldwide. E.Land’s newer businesses also include restaurants, construction and leisure.

Ian Acquisition Sub, Inc.
371-12 Gasan-Dong, Geumchun-Gu
Seoul, Republic of Korea 153-803
+82-2-2029-3415

Ian Acquisition Sub, Inc. (“Merger Sub”) is a Delaware corporation and an indirect wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has engaged in no other business activities other than as contemplated by the merger agreement.

K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, California 91361
(818) 706-5100

K-Swiss Inc. is a Delaware corporation that designs, develops and markets an array of footwear, apparel and accessories for athletic, high performance sports and fitness activities and casual wear under the K-Swiss brand. Since July 2008, K-Swiss has also been designing, developing and marketing footwear for adventurers of all terrains under the Palladium brand.

Additional information regarding K-Swiss is contained in our filings with the SEC. See “Where You Can Find More Information.” The Company’s Class A common stock is publicly traded on the NASDAQ Global Select Market under the symbol “KSWS.”

THE SPECIAL MEETING

Date, Time and Place

We will hold the special meeting at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, at 8:00 a.m. (Los Angeles time), on April 26, 2013.

Purpose of Special Meeting

At the special meeting, we will ask holders of our common stock to adopt and approve the merger agreement. Our board of directors has approved resolutions (i) approving and declaring advisable the merger agreement and the transactions contemplated thereby, (ii) determining that the terms of the merger agreement, the merger and the other transactions contemplated thereby are fair to and in the best interests of K-Swiss and our stockholders, (iii) directing that the merger agreement be submitted for adoption and approval at a special meeting of our stockholders, and (iv) recommending that all of our stockholders vote for the adoption and approval of the merger agreement and the transactions contemplated thereby. Our board of directors recommends that all of our stockholders vote “FOR” the adoption and approval of the merger agreement. Additionally, our board of directors recommends that all of our stockholders vote “FOR” the advisory, non-binding proposal regarding certain merger-related compensation arrangements for our named executive officers.  Our board of directors also recommends that our stockholders vote “FOR” approval of adjournments or postponements of the special meeting, if determined necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on Friday, March 8, 2013, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date, 27,567,971 shares of Class A common stock and 8,039,524 shares of Class B common stock were outstanding, all of which shares are entitled to vote at the special meeting. As of the record date, 2,421,617 shares of Class A common stock were issued but held by us as treasury shares and are not entitled to vote at the special meeting. Stockholders are entitled to one vote for each share of Class A common stock held as of the record date, and ten votes for each share of Class B common stock held as of the record date. A quorum will be present at the special meeting if a majority in voting interest of our shares of common stock as of the record date are present in person or represented by proxy at the special meeting. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting. Broker non-votes will not be treated as present for purposes of determining the presence of a quorum. Our bylaws provide that notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, that, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting must be provided.

Votes Required

The proposal to adopt and approve the merger agreement requires the affirmative vote of 80% of the aggregate number of votes eligible to be cast at the special meeting by the holders of our Class A common stock and Class B common stock, voting together as a single class. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the merger proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with the instructions you have received from your broker, bank or other nominee. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against the adoption and approval of the merger agreement.

The advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers requires the affirmative vote of a majority of the number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class. Accordingly, not voting (including broker non-votes, as described above) at the special meeting will have no effect on the outcome of this proposal (provided there is a quorum at the special meeting), but abstentions will have the effect of a vote against this proposal. Approval of these compensation arrangements is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on us or Parent, or the boards of directors or the compensation committees of us or Parent.

The proposal to approve the adjournment or postponement of the special meeting requires the affirmative vote of a majority of the number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class. Accordingly, not voting (including broker non-votes, as described above) at the special meeting will have no effect on the outcome of this proposal (provided there is a quorum at the special meeting), but abstentions will have the effect of a vote against this proposal.

Holders of record of our Class A common stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting and holders of record of our Class B common stock on the record date are entitled to ten votes per share on each matter to be considered at the special meeting.

As of the record date, the support agreement stockholders had the right to vote 346,223 shares of Class A common stock and 8,037,524 shares of Class B common stock, or 75% of the voting power at that date. Pursuant to the voting and support agreement, such stockholders have agreed to vote all shares of Company common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement. Accordingly, such stockholders are also obligated to vote in favor of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting. While the voting and support agreement does not obligate the support agreement stockholders to vote “FOR” for the advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers, all of the support agreement stockholders have informed the Company that they currently intend to vote all of their shares of our common stock “FOR” the approval of this proposal.

Voting

If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet—the website for Internet voting is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing and dating the proxy card you receive and returning it in the enclosed prepaid reply envelope.

If you are a beneficial owner, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, broker or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy to vote over the Internet or by telephone. Please note that to be effective, your proxy card, Internet or telephonic voting instructions must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013. Please do NOT send in your stock certificates with your proxy card. If you are a holder of stock certificates, when the merger is completed, a separate letter of transmittal will be mailed to you that will provide instructions regarding how to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “for” or “against” or to “abstain” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt and approve the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for our named executive officers in connection with the merger, and “FOR” approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY TO VOTE YOUR SHARES OF OUR COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Revocability of Proxies

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, by submitting a later dated proxy using any of the methods to grant a proxy described above, by giving written notice of revocation to our Secretary, at 31248 Oak Crest Drive, Westlake Village, California 91361, or by attending the special meeting and voting in person. However, attending the special meeting, by itself, will not revoke a previously submitted proxy. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. (Eastern Time) on April 25, 2013.

If you have instructed a bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee to change your instructions.

K-Swiss stockholders who require assistance should contact the persons at the address or phone number provided on page 13 of this proxy statement.

Adjournments or Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the merger agreement, we do not anticipate that we will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in violation of applicable law. Any signed proxies received by us that do not include voting instructions on such matter will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke such proxies at any time prior to their use at the special meeting, as adjourned or postponed.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be shared equally by Parent and us. We have retained MacKenzie Partners, Inc. to aid Parent and us in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie Partners, Inc. will receive a fee for its services not to exceed $20,000 and expense reimbursement. In addition, our directors and executive officers may, without additional compensation, solicit proxies from stockholders. However, you should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, yours. See “The Merger—Interests of K-Swiss’s Directors and Executive Officers in the Merger.” Solicitation of proxies may occur by mail, telephone, facsimile, or in person.

We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and obtaining your voting instructions.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders promptly, but no later than three business days, after the effective time of the merger.

THE MERGER
(Proposal 1)

Description of the Merger

Our board of directors has unanimously approved a merger agreement and a merger whereby K-Swiss will become an indirect wholly-owned subsidiary of Parent upon completion of the merger. If the merger agreement is adopted and approved by K-Swiss stockholders, and subject to other closing conditions as described below in the section captioned “The Merger Agreement—Conditions to the Closing of the Merger,” Merger Sub, a newly formed subsidiary of Parent, will be merged with and into K-Swiss, and K-Swiss will be the surviving company in the merger. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached to this proxy statement as Annex A, because it is the legal contract that governs the merger.

If the merger is completed, you will receive the cash merger consideration of $4.75, without interest and less applicable withholding taxes, in exchange for each share of our Class A common stock and Class B common stock that you own immediately prior to the effective time of the merger. After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of K-Swiss. In the case of shares of our common stock represented by certificates, you will receive your portion of the merger consideration after exchanging your stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you promptly after completion of the merger.

In the case of shares of our common stock held in book entry form, you will receive your portion of the merger consideration upon delivery of the letter of transmittal to be sent to you promptly after completion of the merger or upon the entry, through a book entry transfer, of a surrender of your book entry shares.

Our Class A common stock is currently registered under the Exchange Act and is designated for trading on the NASDAQ Global Select Market under the symbol “KSWS.” Following the merger, our Class A common stock will be delisted from the NASDAQ Global Select Market and will no longer be publicly traded, and the registration of our Class A common stock under the Exchange Act will be terminated.

Please see the section captioned “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

Background of the Merger

Events described in this section entitled “Background of the Merger” occurred in Seoul, Korea, Los Angeles, U.S.A. and New York, U.S.A. For consistency, the U.S. Pacific Time zone is used for all dates and times given herein.

The Company’s board of directors regularly reviews the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the board of directors has periodically reviewed strategic alternatives that may be available to the Company.

In December 2011, in response to continuing weakness in demand for the Company’s products and the resulting decline in the Company’s stock price, and reduced liquidity and working capital, the board of directors began to more closely consider strategic alternatives that may be available to the Company, including a potential secured bank facility to provide additional liquidity and a possible sale of the Company.  The board of directors, after consultation with Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), its regular outside counsel, determined that it would be advisable to first seek to obtain a secured bank facility in order to address the Company’s immediate liquidity concerns before exploring a possible sale of the Company.

During the first quarter and into the second quarter of 2012, the Company negotiated and documented a secured bank facility with Wells Fargo Bank, National Association (“Wells Fargo”). On April 25, 2012, the Company entered into a credit agreement with Wells Fargo, which provides for revolving loans of up to $35 million (up to $5 million of which may be drawn in the form of letters of credit), subject to certain limitations.  The Company believed that entry into this facility alleviated its short-term liquidity concerns.

The Company, at the board of directors’ direction, then began to consider a possible sale of the Company. The board of directors determined that it would be advisable to retain a financial advisor to assist in the process and, after the Company had discussions with several investment banking firms, the board of directors decided to retain Goldman Sachs because of Goldman Sachs’ familiarity with the Company; its knowledge of and experience in the footwear, apparel and consumer products industries; its expertise with transactions similar to the strategic transactions being evaluated by the Company; its international platform and market reach; and its reputation as a preeminent investment bank. On May 8, 2012, the Company executed an engagement letter with Goldman Sachs to serve as the Company’s exclusive financial advisor to explore potential alternatives for the Company, including a possible sale of the Company.

Independent of Goldman Sachs’ engagement, in early 2012, two potential financial buyers contacted representatives of the Company regarding a potential acquisition.  Management engaged in general discussions with these buyers, but elected to defer any meaningful discussions and exchange of non-public information until it engaged a financial advisor. Once the Company engaged Goldman Sachs as its financial advisor, management informed Goldman Sachs of the identities of these potential buyers and asked Goldman Sachs to consider both of the buyers in the sales process being run by Goldman Sachs.

On June 5, 2012, during the board of directors’ regularly scheduled quarterly meeting, Mr. Steven Nichols, President and Chief Executive Officer of the Company, updated the board of directors on the status of the Company’s pursuit of strategic alternatives. The board of directors asked management to instruct Goldman Sachs to develop a list of potential buyers and to develop a recommended process that focused on achieving a sale transaction that would realize the highest price reasonably attainable with a high degree of certainty of consummation while causing as little disruption to the ongoing business of the Company as possible.  At this meeting, the board of directors also discussed the possibility of implementing a retention bonus plan for employees in connection with a change of control transaction and instructed management to develop and propose such a plan for consideration.

Based upon the board of directors’ stated objectives and Goldman Sachs’ knowledge of the Company, the industry and the potential buyers’ financial resources and the potential to realize synergies, Goldman Sachs developed a list of potential buyers, including strategic buyers in the footwear and/or apparel industries and the two financial buyers that had expressed an interest in the Company. Other than the financial buyers that had previously expressed an interest in the Company, the Company and Goldman Sachs focused on strategic buyers because the potential synergies that could be realized in such a combination could result in a higher price for the Company’s shares and because the Company’s lack of significant cash flow would not likely lead to a financial buyer offering comparable value.

At the direction of management, between June 29, 2012 and July 17, 2012, Goldman Sachs contacted 18 potential buyers regarding a potential acquisition of the Company, 16 of which were strategic buyers (including Parent) and two of which were the financial buyers that had independently contacted the Company. Seven of these potential buyers expressed interest in a potential transaction, including six strategic buyers (“Bidder A,” Parent, “Bidder C,” “Bidder D,” “Bidder E” and “Bidder F”) and one of the financial buyers (“Bidder G”). Between July 9, 2012 and August 7, 2012, the Company negotiated and entered into a customary non-disclosure agreement (“NDA”) with each of these seven potential buyers.

On July 5, 2012, the Company convened a special telephonic meeting of the board of directors for the purposes of providing the board of directors with an update regarding the sale process and reviewing certain financial projections, prepared by management, for use in the process. Management outlined for the board of directors the parties that were being contacted as part of the process and the potential timetable. At the meeting, management reviewed for the board of directors the recent outreach efforts undertaken by Goldman Sachs and reviewed in detail management’s financial projections for fiscal years 2012 to 2016 (which included projections for the soon-to-be-launched Clean Classic product initiative), including the underlying assumptions. The board of directors proposed that management revise the projections based on the discussions at the meeting and instructed management to deliver those revised projections to Goldman Sachs for distribution to the bidders. We refer to these projections that were distributed to the bidders as the “July 5, 2012 projections.”

During July and August 2012, the Company hosted in-person management presentations with Bidder A, Parent, Bidder C and Bidder D at the Company’s headquarters in Westlake Village, California, during which management reviewed the July 5, 2012 projections and the Company’s business, operations and financial performance. Among the representatives from the Company in attendance at these presentations were Messrs. S. Nichols, George Powlick, Vice President of Finance, Chief Administrative Officer, Chief Financial Officer, and Secretary, and David Nichols, Executive Vice President. Representatives of Goldman Sachs were also present.

Bidder E, Bidder F and Bidder G each requested the Company provide the management presentation materials electronically, indicating that they were already familiar with the Company’s business and thus attendance at an in-person management presentation was not necessary. Accordingly, on July 31, August 1 and August 8, 2012, Goldman Sachs distributed electronic copies of the Company’s management presentation and the July 5, 2012 projections to Bidder E, Bidder F and Bidder G, respectively.

On July 31, 2012, at the direction of management, Goldman Sachs distributed initial process letters to Bidder A, Bidder E and Parent, followed by distribution of initial process letters to Bidder C and Bidder G on August 6, 2012 and August 8, 2012, respectively. The initial process letters were distributed following the execution of NDAs and receipt of management presentations by the respective bidders. The initial process letters requested that each of the recipients identify, among other things, the bidder’s proposed per share consideration for all of the Company’s outstanding common stock and stock options, any financing sources, expected timing to complete due diligence and a description of any anticipated approvals and conditions to consummating a transaction with the Company. Initial process letters were not sent to Bidder D or Bidder F as each communicated that it had limited interest in a potential transaction and ultimately withdrew from the process, as described below.

On July 31, 2012, the Company’s board of directors convened its regularly scheduled quarterly meeting to discuss, among other matters, the Company’s financial performance for the quarter ended June 30, 2012. During this meeting, Messrs. S. Nichols and Powlick provided the board of directors with an update on the sale process.

Throughout the month of August, with the assistance of Goldman Sachs, the Company began to populate an electronic dataroom with detailed information regarding the Company’s business and operations.

On August 13, 2012, Bidder F contacted Goldman Sachs to indicate that its senior management team  was not interested in pursuing a transaction with the Company and that it was withdrawing from the process. On August 14, 15 and 17, 2012, Goldman Sachs received communications from Bidder A, Bidder E, and Bidder C, respectively, indicating that they too were no longer interested in pursuing a potential transaction with the Company and would therefore not be submitting a first round bid.  Bidder A indicated that it was withdrawing as it was not interested in an acquisition of the total enterprise; Bidder E did not provide a specific reason for its withdrawal other than to indicate that it was no longer interested in a transaction with the Company; and Bidder C indicated that it was not prepared to commit its resources to the opportunity.

On August 15, 2012, Parent and Bidder G both submitted to Goldman Sachs preliminary non-binding indications of interest to acquire the Company. Parent expressed interest in acquiring all of the Company’s outstanding equity for $5.00 per share, in cash, while Bidder G expressed interest in acquiring the Company’s assets for a purchase price of $150 million to $175 million, in cash. On August 14, 2012, the closing price of the Company’s Class A common stock on the NASDAQ Global Select Market was $2.96 per share.

On August 16, 2012, Goldman Sachs and management reviewed the preliminary non-binding indications of interest received from Parent and Bidder G. Following a detailed discussion, and in light of the objectives previously identified by the board of directors for the process (and after discussing the same over the next few days with each of the other board members and with Gibson Dunn), management instructed Goldman Sachs to invite Parent into the second round of the process (which, among other things, would provide Parent with access to the Company’s electronic dataroom to conduct further due diligence on the Company). Following multiple discussions over the next two weeks with Goldman Sachs regarding Bidder G’s indication of interest (and after discussing Bidder G’s indication of interest with each of the other board members and with Gibson Dunn during this two week period), on August 28, 2012, Messrs. S. Nichols and Powlick instructed Goldman Sachs to request Bidder G to revise its proposal so as to provide for a bid to purchase all of the Company’s outstanding equity, as the Company did not believe a sale of assets would provide the best value to stockholders due to the inefficiencies inherent in and difficulty in effecting an asset sale.

On August 21, 2012, Goldman Sachs contacted Parent’s financial advisor, Morgan Stanley, to invite Parent into the second round of the process. On August 31, 2012, Parent and its advisors were provided access to the Company’s electronic dataroom and thereafter commenced an extensive due diligence review of the Company, which included multiple requests for follow-up information and telephonic discussions with management.

On August 29, 2012, Goldman Sachs contacted Bidder G and requested that Bidder G revise its offer to provide for an acquisition of 100% of the Company’s outstanding equity.

On or about September 5, 2012, Bidder D contacted Goldman Sachs to convey that it was no longer interested in considering a transaction with the Company. Goldman Sachs relayed this message to management.

On September 12, 2012, Bidder G submitted a revised indication of interest to Goldman Sachs. In its revised proposal, Bidder G proposed purchasing all of the Company’s outstanding equity for an amount in the range of $4.22 to $4.29 per share in cash. The closing price of a share of the Company’s Class A common stock on the NASDAQ Global Select Market on September 11, 2012 was $3.62.

On September 13, 2012, Goldman Sachs and management discussed the revised proposal received from Bidder G. Based on these discussions (and after discussing the same later in the day with each of the other board members and with Gibson Dunn), Messrs. S. Nichols and Powlick instructed Goldman Sachs to invite Bidder G into the second round of the process. Accordingly, on September 14, 2012, Goldman Sachs contacted Bidder G and invited it into the second round of the process. Later that day, Bidder G and its advisors were provided access to the Company’s electronic dataroom.

From September 12 to September 14, 2012, the Company hosted an in-person management presentation for Parent at the Company’s corporate headquarters in Westlake Village, California. The presentation included a tour of the Company’s distribution facility in Mira Loma, California and store visits in the Glendale, Los Angeles, and Santa Monica areas. In attendance from the Company were Messrs. S. Nichols, Powlick and D. Nichols. Representatives from Parent included Ms. Hannah Lee, Assistant Manager of the Investment Division of Parent, Messrs. Jae-joon Yang, Manager of the Investment Division of Parent, and Daniel Lee, Chief Investment Officer of Parent.

On September 25, 2012, a special telephonic meeting of the Company’s board of directors was convened for the purpose of updating the board of directors on the sale process. Representatives of Gibson Dunn and Goldman Sachs participated in this meeting. Goldman Sachs provided the board of directors with an update on the sale process, including a review of the parties contacted, expressions of interest shown, NDAs executed, management presentations delivered and preliminary indications of interest received to date. Mr. Powlick also reviewed with the board of directors management's downward revisions to the Company’s financial projections for fiscal years 2012 to 2016. The revisions were driven principally by disappointing results in the Clean Classic product initiative, updated operating results, and negative changes in the marketplace for the Company’s products (including increased competition the Company was facing). Based on the discussions surrounding these factors, the board of directors asked management to further revise the projections and to deliver the projections, as so revised, to Goldman Sachs for distribution to the remaining participants in the sale process. We refer to these projections, as so revised, as the “September 25, 2012 projections.” At the meeting, Mr. Nichols also reviewed with the board of directors a proposed structure for a possible retention bonus plan. The Company’s board of directors generally supported the concept for such a plan, but did not take further action regarding the plan at that time.

On September 25, 2012, Goldman Sachs uploaded the September 25, 2012 projections to the dataroom for review by Parent and Bidder G.

From the middle of September through the beginning of October 2012, Gibson Dunn worked with Company management and Goldman Sachs to prepare a draft merger agreement relating to the potential sale of the Company.

On October 3, 2012, at the instruction of management, Goldman Sachs delivered to Parent final bid instructions.

On October 5, 2012, terms of a proposed merger agreement were posted to the electronic dataroom for review and comment by Parent, the only party that had participated in a second round management presentation.  The Company made multiple attempts to schedule a second round management presentation with Bidder G.

On the morning of October 8, 2012, at the request of Morgan Stanley, a conference call was convened to discuss certain of Parent’s concerns relating to the terms of the proposed merger agreement. Representatives from Gibson Dunn, Goldman Sachs, Morgan Stanley and Linklaters LLP (“Linklaters”), Parent’s outside counsel, participated in this call.

On October 9, 2012, Bidder G contacted Goldman Sachs to convey that it would not be attending a second round management presentation and that it was no longer interested in pursuing a transaction with the Company. Goldman Sachs relayed this message to management.

On October 16, 2012, Parent submitted to Goldman Sachs its final bid pursuant to which Parent proposed to acquire all of the Company’s outstanding equity for $4.50 per share, in cash. The closing price of the Company’s Class A common stock on the NASDAQ Global Select Market was $2.81 per share on October 15, 2012.  Parent indicated that consummation of the proposed transaction would not be subject to a financing condition and that Parent expected to fund the transaction using immediately available cash on hand or available lines of credit. Parent included with its submission comments to the draft merger agreement.

On October 17, 2012, Goldman Sachs convened a teleconference in which representatives of Goldman Sachs and Gibson Dunn reviewed with Messrs. S. Nichols and Powlick the terms and conditions of Parent’s offer, including Parent’s proposed changes to the merger agreement.

On October 25, 2012, Mr. S. Nichols spoke by phone with Mr. D. Lee and Mr. Dong Gun Kim, Chief Financial Officer of Parent, regarding Parent’s proposal. Mr. S. Nichols conveyed to Messrs. D. Lee and Kim the Company’s dissatisfaction with Parent’s proposal, particularly the price per share proposed, which Mr. S. Nichols indicated was not sufficient, and concern about certain additional closing conditions Parent had proposed in its revision of the draft merger agreement. Messrs. Kim and D. Lee conveyed that Parent was willing to accommodate the Company’s concerns regarding the merger agreement and it was agreed that Mr. D. Lee would revisit the proposal with Parent’s board of directors, including the proposed price per share.

On October 26, 2012, Mr. D. Lee informed Mr. S. Nichols that Parent’s board of directors authorized him to increase the proposed purchase price for the Company’s common stock from $4.50 to $4.75 per share in cash (representing more than a 100% premium compared to the closing price of $2.33 for the Company’s Class A common stock on October 25, 2012 on the NASDAQ Global Select Market), and Mr. D. Lee reaffirmed Parent’s interest in and commitment to consummating a transaction expeditiously with the Company, noting that Parent was prepared to send a team to Los Angeles to negotiate terms.

On October 28, 2012, the Company convened a meeting of the board of directors at which Goldman Sachs provided an update regarding the sale process to the board of directors, including Goldman Sachs’ recent discussions with Morgan Stanley regarding the terms of the potential transaction.  At the meeting, Goldman Sachs informed the board of directors that Parent was the only remaining party in the process. Mr. S. Nichols reviewed with the board of directors his recent discussion with Mr. D. Lee, including the increase in Parent’s cash offer price from $4.50 to $4.75 per share. Additionally, Gibson Dunn reviewed with the board of directors its fiduciary obligations in considering a proposed sale of the Company. Following a detailed discussion regarding Parent’s offer, the board of directors instructed management and the Company’s financial and legal advisors to continue to negotiate with Parent, but to press Parent to further increase its cash offer price per share.

At the request of Mr. S. Nichols, on October 30, 2012, Goldman Sachs telephoned Morgan Stanley to discuss some of the Company’s concerns with Parent’s revisions to the merger agreement and to discuss next steps in the process. It was agreed it would be advisable to convene a call with principals and advisors to discuss the draft merger agreement.

On November 4, 2012, a conference call was convened to discuss the proposed merger agreement. Participants included Mr. Powlick, representatives of Gibson Dunn and Goldman Sachs, Mr. Kim, and representatives of Linklaters and Morgan Stanley.

On or about November 8, 2012, it was agreed that representatives of Parent and the Company would meet at Gibson Dunn’s offices in Century City, California, on Monday, November 12, 2012 to negotiate the merger agreement. In advance of this meeting, Gibson Dunn circulated a revised draft of the merger agreement on the evening of November 10, 2012, and Linklaters circulated a draft of a proposed voting and support agreement on November 11, 2012.

On November 9, 2012, Mr. S. Nichols received an unsolicited email from a third party strategic buyer (“Bidder H”) expressing interest in a potential investment in or partnership with the Company. Messrs. S. Nichols and Powlick immediately called Goldman Sachs and Gibson Dunn to discuss this inquiry. Goldman Sachs informed the Company that Bidder H had not previously been contacted because of a perceived lack of strategic fit and its limited transaction history. After discussion, it was decided management would recommend to the board of directors that it learn more about Bidder H’s interest and capacity to consummate a transaction and that, if it was determined that Bidder H was a potential viable party, it would send Bidder H a NDA and then continue a dialogue, if appropriate, after a NDA was executed.

On November 12, 2012 and then again on November 13, 2012, a meeting was convened at Gibson Dunn’s offices in Century City to negotiate the merger agreement and the general parameters of the retention bonus plan with Parent. The attendees at the meetings were: Mr. Powlick from the Company (Mr. S. Nichols joined a portion of the meeting late on November 13), and Ms. H. Lee, Mr. Yang, Mr. Steve Lee, Counsel, and Mr. Hun-joo Koh, Chief Counsel, from Parent. Also in attendance were representatives of Gibson Dunn, Goldman Sachs, Linklaters and Morgan Stanley.

On the evening of November 13, 2012, Messrs. S. Nichols and Powlick hosted a dinner in Century City for Messrs. Kim, and D. Lee. During the dinner, the parties expressed their continued interest in consummating a transaction. Mr. S. Nichols noted that substantial progress had been made on the merger agreement negotiations, but that before a transaction could be consummated, the parties would need to reach an agreement on price and strongly urged Messrs. Kim and D. Lee to increase Parent’s offer. Messrs. Kim and D. Lee remained firm at $4.75 per share.

On November 14, 2012, the Company convened a board of directors meeting for the purpose of updating the board of directors on the sale process. Goldman Sachs updated the board of directors regarding the process and Gibson Dunn discussed and reviewed with the board of directors the status of the negotiations between the Company and Parent with respect to the merger agreement and retention bonus plan, including a review of the key terms of the latest draft of the merger agreement and the remaining open issues in the merger agreement. Gibson Dunn also noted to the board of directors that Parent indicated that it would require, as a condition to entering into a transaction with the Company, that certain of the Company’s Class B stockholders and all of the Company’s directors and officers enter into a voting and support agreement agreeing to, among other things, vote in favor of the transaction with Parent. Gibson Dunn noted that Parent had provided a draft of this agreement and that Gibson Dunn was reviewing the terms. Gibson Dunn also again reviewed with the board of directors its fiduciary obligations in considering a proposed sale of the Company. Mr. S. Nichols provided the board of directors with a summary of the dinner with Messrs. Kim and D. Lee, noting that Parent’s cash offer price remained $4.75 per share. Mr. S. Nichols also discussed with the board of directors the unsolicited inquiry he had received from Bidder H for a potential transaction with the Company. After discussion, the board of directors instructed Messrs. S. Nichols and Powlick to respond to Bidder H’s inquiry and gauge Bidder H’s level of interest in a potential transaction. During this meeting, the board of directors also discussed that, in light of recent developments and trends and long-term prospects for the Company’s business, management should further review the Company’s financial projections for fiscal years 2012 to 2016.

On November 15, 2012, Messrs. S. Nichols and Powlick telephoned Bidder H to gauge its interest in a potential transaction, and Bidder H expressed interest in a transaction. On November 29, 2012, the Company entered into a NDA with Bidder H. On December 5, 2012, Goldman Sachs delivered electronically to Bidder H management presentation materials.

Throughout the remainder of November and December 2012, Gibson Dunn and Linklaters continued to negotiate the merger agreement (exchanging various drafts) and terms of the retention bonus plan. On December 12 and 13, 2012, the parties convened via teleconference to negotiate the terms of the transaction. Participants on the call included Mr. Powlick from the Company, representatives of Gibson Dunn and Goldman Sachs, Ms. H. Lee from Parent and representatives of Linklaters and Morgan Stanley. Following the conference calls, Gibson Dunn provided a draft of the retention bonus plan for review by Parent and its advisors.

On December 13, 2012, per instructions from management, Goldman Sachs expressed to Morgan Stanley that Parent should increase its offer price. On December 14, 2012, Mr. S. Nichols spoke with Mr. D. Lee, during which conversation Mr. S. Nichols once again requested that Parent increase its cash offer price. Mr. D. Lee told Mr. S. Nichols that $4.75 per share in cash was Parent’s “best and final” offer. Mr. S. Nichols informed Mr. D. Lee that he would discuss the price with the Company’s board of directors.

On December 16, 2012, a special telephonic meeting of the Company’s board of directors was convened to further update the board of directors regarding the sale process. Goldman Sachs reviewed with the board of directors its process and Gibson Dunn reviewed with the board of directors the material terms in the latest draft of the merger agreement and voting and support agreement, as well as the remaining open issues in the merger agreement and voting and support agreement. Mr. Powlick also reviewed with the board of directors further downward changes to the Company’s financial projections for fiscal years 2012 to 2016, which changes were driven by updated operating results, continuing negative changes in the marketplace for the Company’s products (including competition the Company was facing) and the continued poor performance of the Clean Classic product initiative as well as adjustments to Palladium’s projected revenue due to declining backlog trends. We refer to these projections as the “December 16, 2012 projections.” After considerable discussion, the board of directors determined that the December 16, 2012 projections best reflected the Company's current expectations regarding its prospects, approved the December 16, 2012 projections and instructed Goldman Sachs to provide the December 16, 2012 projections to Parent. The board of directors also instructed Goldman Sachs to use the December 16, 2012 projections (and none other) in the preparation of its financial analyses for the purpose of providing its opinion to the board of directors. Goldman Sachs also provided the board of directors with an update regarding the status of Bidder H’s interest in a transaction with the Company (including a recent request from Bidder H to obtain additional information regarding the Company). The board of directors decided after consultation with Goldman Sachs that, given that Bidder H was only in the preliminary stages of considering an acquisition of the Company, had not conducted any meaningful due diligence to date, had not delivered an indication of interest (or any proposed valuation for the Company, despite requests for such information) to the Company or Goldman Sachs, and given that the Company and Goldman Sachs viewed as material the risk that Parent might terminate discussions with the Company if negotiations stalled, the Company should remain focused on negotiating a final deal with Parent. After taking into consideration all of the matters discussed, including the Company’s prospects if it were to continue to operate as an independent public company, the board of directors determined to proceed with discussions with Parent on the basis of Parent’s offer of $4.75 per share, to see if agreement on the other key terms for a transaction could be reached, and authorized Company management to continue negotiations with Parent.

On December 17, 2012, Goldman Sachs informed Morgan Stanley that the Company’s board of directors had determined to proceed with negotiations based on Parent’s “best and final” offer of $4.75 per share.

Between December 17, 2012 and January 16, 2013, the parties continued to negotiate a number of fundamental issues relating to the transaction, including making available a letter of credit with Kookmin Bank to provide ready recourse to the Company in the event of Parent’s breach of the merger agreement without the need to enforce rights overseas (as Parent has no significant U.S. assets), the terms relating to the Company’s ability to discuss alternate bids with potential acquirors and the remedies available to Parent in the event the board of directors changed its recommendation or accepted a competing bid.

On December 19, 2012, Ms. H. Lee contacted Mr. Powlick to schedule a meeting to resolve the remaining outstanding items in the merger agreement. On December 20, 2012, Ms. H. Lee and Mr. Yang met with Messrs. Powlick and D. Nichols, at the Company’s corporate headquarters in Westlake Village, California.

On the evening of December 20, 2012, a teleconference was convened with Parent, the Company and their financial and legal advisors to review the discussions that had taken place between Mr. Powlick, Ms. H. Lee and Mr. Yang earlier in the day.

On December 26, 2012, Goldman Sachs delivered the December 16, 2012 projections to Parent.

On January 6, 2013, Mr. S. Nichols spoke with Mr. D. Lee by telephone, during which conversation Mr. D. Lee reaffirmed Parent’s interest and commitment in consummating a transaction. Messrs. S. Nichols and D. Lee agreed that they would each work toward resolving the remaining issues with respect to the letter of credit.

Between January 9 and January 16, 2013, the parties continued negotiations on the transaction.

On January 16, 2013, a special meeting of the Company’s board of directors was convened via telephone at 12:00 p.m. to consider the proposed acquisition of the Company by Parent. Representatives of Goldman Sachs and Gibson Dunn participated in the meeting. The Gibson Dunn representatives reviewed the material terms and conditions of the merger agreement, voting and support agreement, retention bonus plan, and letter of credit with Kookmin Bank, New York branch, as had been negotiated with Parent. The Gibson Dunn representatives also reviewed again the board of directors’ fiduciary duties with respect to the board’s consideration of the potential transaction.

Also at this meeting, representatives of Goldman Sachs orally delivered to the board of directors the opinion of Goldman Sachs, which was subsequently confirmed in writing, that, as of January 16, 2013, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, as more fully described below under the heading “—Opinion of Goldman Sachs” the $4.75 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Class A common stock and Class B common stock of K-Swiss, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.

The board of directors then considered and discussed various factors regarding the proposed merger, including the factors summarized below under the heading
“—Reasons for the Merger.” After thorough review and consideration, the board of directors unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of K-Swiss and its stockholders. The board of directors then unanimously approved the merger agreement and the transactions contemplated thereby, directed that the merger agreement be submitted to the stockholders of K-Swiss for adoption, and recommended that K-Swiss stockholders vote in favor of the adoption of the merger agreement.

On January 16, 2013, at approximately 2:00 p.m., the Korea Economic Daily (in Korean) reported that Parent had entered into an agreement to acquire the Company. This article, which was published before the transaction was approved by the Company’s board of directors and before the merger agreement was executed and delivered, erroneously characterized the terms and price of the transaction. Following the publication of this article, the trading price of the Company’s Class A common stock increased in after-hours trading from $3.19 per share (which was the closing price as of the conclusion of regular trading on the NASDAQ Global Select Market on January 16, 2013) to a high of $5.00 per share, in after-hours trading that same day. At approximately 3:05 p.m. on January 16, 2013, the NASDAQ temporarily halted trading in the Company’s Class A common stock. The trading halt was lifted by the NASDAQ at approximately 4:15 a.m. on January 17, 2013.

During the evening of January 16, 2013, following the approval of the merger agreement by the board of directors, the Company, Parent, and Merger Sub executed and delivered the merger agreement. Concurrently therewith, the support agreement stockholders, Parent and Merger Sub executed the voting and support agreement and Kookmin Bank, New York branch delivered a letter of credit to K-Swiss’s bank, Wells Fargo. At approximately 7:15 p.m. on the evening of January 16, 2013, the Company and Parent issued a joint press release announcing the execution of the merger agreement and on the next day the Company filed with the SEC a Current Report on Form 8-K describing the merger and filing as exhibits the merger agreement, the letter of credit, the retention bonus plan, the voting and support agreement, and the press release announcing the transaction.

Reasons for the Merger

Our board of directors, acting in consultation with its outside counsel and financial advisor, at a meeting held on January 16, 2013, unanimously determined that it was in the best interests of the Company and our stockholders for the Company to enter into the merger agreement and approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. Our board of directors also unanimously recommended that the merger agreement be submitted to the stockholders of the Company for consideration at a special meeting of stockholders, and also unanimously recommended that the stockholders vote to adopt and approve the merger agreement.

In making the determination and recommendation set forth above, our board of directors considered, among other things:

•
historical, current and projected information concerning our business (including the financial projections (and the downward revisions thereto) prepared by management), financial performance and condition, operations, management and competitive position, including sensitivities and uncertainties related thereto, and current industry, economic and market conditions, including our prospects if we were to remain an independent company;

•	the substantial barriers to growth we face, including:

•	competition from larger companies;

•	the absence of sufficient working capital to successfully grow our business;

•	the ability to attract key employees;

•	the failure of our Clean Classic product initiative; and

•	reduced marketing budgets;

•
the fact that the merger consideration is all cash, which provides immediate liquidity and certainty of value to our stockholders, compared to a transaction in which they would receive stock or other non-cash consideration;

•	the financial capabilities of Parent and thus the probability that the transaction would close;

•
the fact that the $4.75 per share merger consideration to be received by our stockholders represented a premium of approximately 49% over the regular trading closing stock price for a share of our Class A common stock, as reported on the NASDAQ Global Select Market on January 16, 2013, prior to our board of directors’ approval of the merger agreement and a 62% premium over the three-month, volume-weighted average trading price for a share of Class A common stock on the NASDAQ Global Select Market as of January 16, 2013;

•
the financial analyses and the oral opinion of Goldman Sachs delivered to the Company’s board that, as of January 16, 2013, and based upon and subject to the factors and assumptions set forth therein, the $4.75 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Class A common stock and Class B common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.  The full text of the written opinion of Goldman Sachs, dated January 16, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex C to this proxy statement.  See the section entitled “—Opinion of Goldman Sachs,” beginning on page 29;

•
the fact that the Company had conducted, with the assistance of Goldman Sachs, a thorough and lengthy auction process and none of the other parties contacted in the process ultimately pursued an interest in a potential transaction with the Company;

•	the fact that the merger is the result of efforts by our board of directors over the past year to consider and pursue strategic alternatives to enhance stockholder value;

•	the fact that although there were press stories run of a potential sale beginning on November 14, 2012, no new parties came forward to express an interest in a potential transaction with the Company;

•	the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, which were negotiated on an arm’s-length basis;

•	the likelihood that the merger would be consummated, in light of the nature of the conditions to Parent’s obligation to complete the merger;

•	the absence of any financing condition to Parent’s obligation to consummate the merger;

•
the fact that the merger agreement provides that, in the case of the termination of the merger agreement by us due to certain breaches by Parent or Merger Sub or the failure by Parent to fund the merger consideration, Parent is required to pay us a termination fee of $17,203,000 (approximately 10% of equity value), which is payable pursuant to the terms of an irrevocable standby letter of credit from a large bank that was delivered to us on the day the merger agreement was executed;

•
the availability of appraisal rights under the DGCL to holders of our common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the “fair value” of their shares of our common stock as determined by the Delaware Court of Chancery;

•	the termination date under the merger agreement should allow for sufficient time to complete the merger;

•
the fact that the merger agreement permits us to participate in discussions and negotiations with, and furnish information to, third parties who submit a bona fide written acquisition proposal that our board of directors determines in good faith constitutes or may reasonably be expected to lead to a superior proposal;

•
the fact that the merger agreement permits us to effect an adverse recommendation change and to terminate the merger agreement to enter into a superior proposal, subject to the limitations described under “The Merger Agreement—Obligation Not to Solicit Alternative Acquisition Proposals; Adverse Recommendation Change,” including in the case of termination to enter into a superior proposal, the payment of a termination fee of $5,160,900 (approximately 3% of the equity value) less expenses reimbursed; and

•
the terms of the voting and support agreement, including the fact that the voting and support agreement will terminate if, among other things, the Company effects an adverse recommendation change or terminates the merger agreement to enter into a superior proposal.

In the course of its deliberations, our board of directors also considered, among other things, the following potentially negative factors regarding the proposed merger:

•
the fact that we would no longer exist as an independent, publicly traded company and our stockholders would no longer participate in any future earnings or growth of K-Swiss and would not benefit from any appreciation in value of K-Swiss;

•	the fact that gains from the sale of shares in the merger would be taxable to our stockholders for U.S. federal income tax purposes;

•
the restrictions that the merger agreement imposes on our ability to operate our business until the merger is completed or the merger agreement is terminated, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the possibility of disruption to our operations and personnel following the announcement of the execution of the merger agreement;

•	the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on our business relationships and customers;

•	the restrictions the merger agreement imposes on soliciting competing bids;

•
the fact that we would be obligated to pay Parent a termination fee of up to $5,160,900 (approximately 3% of the equity value), under certain circumstances, if we consummate an alternative transaction, including if we terminate to enter into a superior proposal, which could discourage others from submitting a competing proposal to acquire us or reduce the per share price in an alternative transaction;

•	the fact that we would not be able to withdraw our recommendation of the merger agreement or merger except under certain circumstances;

•
the fact that the merger agreement provides Parent with a three business day matching right before we can effect an adverse recommendation change or terminate the merger agreement to enter into a superior proposal, which could discourage others from submitting a competing proposal to acquire us;

•	our lack of equitable remedies under the merger agreement, including the absence of any right to compel Parent to specifically perform the merger agreement;

•
the absence of any right by us to pursue damages under the merger agreement, other than the right to collect, in limited circumstances, the Parent termination fee (as described in the section captioned “The Merger Agreement – Termination Fees and Expenses—Parent Termination Fee”); and

•
the interests that our directors and our executive officers may have with respect to the merger in addition to their interests as stockholders generally, as described in the section captioned “—Interests of K-Swiss’s Directors and Executive Officers in the Merger.”

Our board of directors concluded that these potentially negative factors were substantially outweighed by the opportunity presented by the merger for our stockholders to monetize their K-Swiss investment for $4.75 per share in cash if the merger conditions were satisfied, which our board of directors believed would maximize the value of stockholders’ shares and eliminate the risk that the inherent uncertainty affecting our future prospects could result in a diminution in the market value of their shares. Accordingly, our board of directors concluded that the merger is fair to and in the best interests of our stockholders.

The preceding discussion of the factors considered by our board of directors is not, and is not intended to be, exhaustive, but does set forth the material factors our board of directors considered. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, nor did it undertake to make any specific determination as to whether any particular factors (or any aspect of any particular factor) were favorable or unfavorable to its ultimate determination. Rather, our board of directors reached its conclusion and recommendation based on its evaluation of the totality of the information presented, considered and analyzed. In considering the factors discussed above, individual directors may have ascribed differing significance to different factors.

K-Swiss Board of Directors’ Recommendation

After careful consideration, our board of directors has unanimously passed resolutions (i) approving and declaring advisable the merger agreement and the transactions contemplated thereby, (ii) determining that the terms of the merger agreement, the merger and the other transactions contemplated thereby are fair to and in the best interests of K-Swiss and our stockholders, (iii) directing that the merger agreement be submitted for approval and adoption at a special meeting of our stockholders, and (iv) resolving to recommend that all of our stockholders vote for the adoption and approval of the merger agreement and the transactions contemplated thereby. Accordingly, our board of directors unanimously recommends that all of our stockholders vote “FOR” the adoption and approval of the merger agreement, “FOR” the advisory, non-binding proposal regarding certain merger-related compensation arrangements for our named executive officers, and “FOR” approval of adjournments of the special meeting of stockholders, if determined necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt and approve the merger agreement or if a quorum is not present at the special meeting.

In considering the recommendation of the board of directors with respect to the proposal to adopt and approve the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. For more detail, see the section captioned “—Interests of K-Swiss’s Directors and Executive Officers in the Merger” beginning on page 36.

Opinion of Goldman Sachs

Goldman Sachs rendered its opinion to the K-Swiss board of directors that, as of January 16, 2013 and based upon and subject to the factors and assumptions set forth therein, the $4.75 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Class A common stock, and the outstanding shares of Class B common stock, of K-Swiss, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 16, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C.  Goldman Sachs provided its opinion for the information and assistance of the K-Swiss board of directors in connection with its consideration of the transaction.  The Goldman Sachs opinion is not a recommendation as to how any holder of K-Swiss common stock should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of K-Swiss for the five fiscal years ended December 31, 2011;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of K-Swiss;

•	certain other communications from K-Swiss to its stockholders;

•	certain publicly available research analyst reports for K-Swiss; and

•	the December 16, 2012 forecasts.

Goldman Sachs also held discussions with members of the senior management of K-Swiss regarding their assessment of the past and current business operations, financial condition, and future prospects of K-Swiss; reviewed the reported price and trading activity for the K-Swiss Class A common stock; compared certain financial and stock market information for K-Swiss with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the footwear and apparel industries and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with K-Swiss’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof.  In that regard, Goldman Sachs assumed, with K-Swiss’s consent, that the December 16, 2012 forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of K-Swiss.  Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of K-Swiss or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to its analysis.  Goldman Sachs also assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of K-Swiss to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to K-Swiss; nor does it address any legal, regulatory, tax or accounting matters.  Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders (other than Parent and its affiliates) of common stock, taken in the aggregate, of the $4.75 per share in cash to be paid to such holders pursuant to the merger agreement.  Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including the allocation of the aggregate consideration payable pursuant to the merger agreement among the holders of Class A common stock and Class B common stock, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of K-Swiss; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of K-Swiss, or class of such persons in connection with the transaction, whether relative to the $4.75 per share in cash to be paid to the holders (other than Parent and its affiliates) of common stock pursuant to the merger agreement or otherwise.  Goldman Sachs did not express any opinion as to the impact of the transaction on the solvency or viability of K-Swiss or Parent or the ability of K-Swiss or Parent to pay their respective obligations when they come due.  Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion.  Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the K-Swiss board of directors in connection with its consideration of the transaction and such opinion does not constitute a recommendation as to how any holder of common stock should vote with respect to the transaction or any other matter.  Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the K-Swiss board of directors in connection with rendering the opinion described above.  The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs.  Some of the summaries of the financial analyses include information presented in tabular format.  The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses.  Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 14, 2013, the second to last trading day before the public announcement of the transaction, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs analyzed the consideration to be paid to holders of K-Swiss common stock pursuant to the merger agreement in relation to the per share price of K-Swiss Class A common stock on January 14, 2013, in relation to the average market prices of K-Swiss Class A common stock for the six-month and twelve-month periods ended January 14, 2013 and in relation to the high and low market prices of K-Swiss Class A common stock for the 52-week period ended January 14, 2013.

This analysis indicated that the price per share to be paid to K-Swiss stockholders pursuant to the merger agreement represented:

•	an implied premium of 48% based on the market price of $3.20 per share of Class A common stock on January 14, 2013;

•	an implied premium of 53% based on the six-month average market price of $3.11 per share of Class A common stock;

•	an implied premium of 45% based on the twelve-month average market price of $3.28 per share of Class A common stock;

•	an implied premium of 5% based on the 52-week high market price of $4.52 per share of Class A common stock; and

•	an implied premium of 108% based on the 52-week low market price of $2.28 per share of Class A common stock.

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for K-Swiss to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the footwear and apparel industries (collectively referred to as the selected companies):

•	Adidas AG

•	Columbia Sportswear Company

•	Crocs, Inc.

•	Deckers Outdoors Corp.

•	Nike, Inc.

•	Skechers U.S.A. Inc.

•	Steven Madden, Ltd.

•	Wolverine World Wide Inc.

Although none of the selected companies is directly comparable to K-Swiss, the companies included were chosen because they are publicly traded companies in the footwear and/or apparel industries with operations that for purposes of analysis may be considered similar to certain operations of K-Swiss. This analysis resulted in a range of illustrative values of $2.35 to $4.70 per share of common stock (rounded to the nearest $0.05 increment).

Goldman Sachs also calculated and compared various financial multiples and ratios based on financial data as of January 14, 2013, information it obtained from SEC filings and estimates from the Institutional Brokers Estimate System (“IBES”).  With respect to the selected companies, Goldman Sachs calculated:

•	Enterprise value, which we refer to as “EV,” as a multiple of estimated 2013 calendar year earnings before interest, taxes and depreciation and amortization, which we refer to as “EBITDA;” and

•	EV as a multiple of estimated 2014 calendar year EBITDA.

For purposes of these calculations, Goldman Sachs utilized an equity value for each company derived by multiplying the number of diluted outstanding shares of that company as reported in its most recent SEC filings by the company’s closing share price on January 14, 2013.  By adding the net debt amount of each company as most recently publicly reported by the company to the equity value of such company derived from the foregoing calculations, Goldman Sachs determined an enterprise value for each company.  The multiples for the selected companies were calculated using IBES estimates as of January 14, 2013.  In addition, Goldman Sachs calculated these multiples for K-Swiss using the December 16, 2012 forecasts.  The results of these analyses are summarized as follows:

Selected Company	EV / 2013E EBITDA	EV / 2014E EBITDA
Adidas AG	8.5x*	7.3x*
Columbia Sportswear Company	8.6x*	7.7x*
Crocs, Inc.	5.2x*	4.6x*
Deckers Outdoors Corp.	6.8x*	6.1x*
Nike, Inc.	11.5x*	10.4x*
Skechers U.S.A. Inc.	6.9x*	5.6x*
Steven Madden, Ltd.	8.5x*	8.6x*
Wolverine World Wide Inc.	6.3x*	5.7x*
Median	7.7x*	6.5x*

K-Swiss (Management)	13.7x**	7.1x**
K-Swiss (IBES)	NM*	5.9x*

*           Based on IBES estimates.
**         Using earnings estimates based on the December 16, 2012 Forecasts.

Illustrative Present Value of Future Share Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of common stock of K-Swiss, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future earnings per share multiple.  For this analysis, Goldman Sachs used the December 16, 2012 forecasts for each of the fiscal years 2013 to 2016.  Goldman Sachs first calculated the implied values per share of common stock for each of the years 2012 to 2015 by applying next twelve months price to earnings (“P/E”) multiples ranging from 11.0x to 17.0x to K-Swiss’s estimated net income (per the December 16, 2012 forecasts) for each of the fiscal years 2013 to 2016 divided by the number of diluted outstanding shares (adjusted for options dilution) of K-Swiss common stock per information provided by K-Swiss management.  Goldman Sachs then discounted these future share prices using an illustrative discount rate of 19.1%, reflecting an estimate of K-Swiss’s cost of equity derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including K-Swiss’s target capital structure and historical beta, as well as certain financial metrics for the United States financial markets generally.  This analysis resulted in a range of illustrative present values of $1.55 to $5.15 per share of common stock (rounded to the nearest $0.05 increment).

In addition, Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of common stock of K-Swiss using EV/EBITDA multiples.  For this analysis, Goldman Sachs used the December 16, 2012 forecasts for each of the fiscal years 2013 to 2016.  Goldman Sachs first calculated the implied values per share of common stock for each of the years 2012 to 2015 by applying EBITDA multiples ranging from 6.0x to 10.0x to K-Swiss’s estimated EBITDA (per the December 16, 2012 forecasts) for each of the fiscal years 2013 to 2016 less net debt and divided by the number of diluted outstanding shares (adjusted for options dilution) of K-Swiss common stock per information provided by K-Swiss management.  Goldman Sachs then discounted those values back using an illustrative discount rate of 19.1%, reflecting an estimate of K-Swiss’s cost of equity.  This analysis resulted in a range of illustrative present values of $2.35 to $5.10 per share of common stock (rounded to the nearest $0.05 increment).

Illustrative Discounted Cash Flow Analysis.  Goldman Sachs performed an illustrative discounted cash flow analysis on K-Swiss using the December 16, 2012 forecasts.  Goldman Sachs calculated indications of net present value of unlevered free cash flows for K-Swiss for the years 2013 through 2016 using illustrative discount rates ranging from 12.8% to 16.8%, reflecting estimates of K-Swiss’s weighted average cost of capital.  Goldman Sachs then calculated illustrative terminal values in the year 2016 based on multiples ranging from 6.5x to 10.5x last twelve months EBITDA.  These illustrative terminal values were then discounted to calculate implied indications of present values using illustrative discount rates ranging from 12.8% to 16.8% derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including K-Swiss’s target capital structure, the cost of long-term debt, forecast tax rate and historical beta, as well as certain financial metrics for the United States financial markets generally.  Goldman Sachs then added the net present values of the unlevered free cash flows for the years 2013 through 2016 to the present value of the illustrative terminal value, and divided the results by the number of basic shares outstanding plus in the money options per information provided by K-Swiss management.  This analysis resulted in a range of illustrative values of $4.05 to $6.20 per share of common stock (rounded to the nearest $0.05 increment).

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the footwear and apparel industries since April 2003.  For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value, which was based on fully diluted market capitalization (where applicable), as a multiple of latest twelve months sales.  The following table presents the results of this analysis:

Acquiror	Target	Date Announced	EV / LTM Sales

Oxford Industries, Inc.	Viewpoint International, Inc.	April 2003	1.05x

V.F. Corporation	Nautica Enterprises, Inc.	July 2003	0.71x

Nike, Inc.	Converse, Inc.	July 2003	1.46x

V.F. Corporation	Vans, Inc.	April 2004	0.95x

Jones Apparel Group, Inc.	Maxwell Shoe Company, Inc.	June 2004	0.97x

Carter’s, Inc.	OshKosh B’Gosh, Inc.	May 2005	0.70x

The Stride Rite Corporation	Saucony, Inc.	June 2005	0.88x

Payless ShoeSource, Inc.	The Stride Rite Corporation	August 2005	1.21x

Adidas AG	Reebok International	December 2005	0.98x

Apax Partners LLP	Tommy Hilfiger Corporation	December 2005	0.90x

Berkshire Hathaway Inc.	Russell Athletic, Inc.	April 2006	0.69x

Sun Capital Partners, LLC	Kellwood Company	September 2007	0.39x

Phillips-Van Heusen Corp.	Tommy Hilfiger B.V.	March 2010	1.40x

Bain Capital Partners, LLC	The Gymboree Corporation	June 2010	1.63x

TPG Capital / Leonard Green & Partners	J. Crew Group, Inc	November 2010	1.61x

PPR S.A.	Volcom, Inc.	May 2011	1.55x

V.F. Corporation	The Timberland Company	June 2011	1.34x

Wolverine World Wide, Inc. / Blum Capital Partners / Golden Gate Capital	Collective Brands, Inc.	May 2012	0.52x

PVH Corp.	The Warnaco Group, Inc.	October 2012	1.21x

Apax Partners LLP	Cole Haan	November 2012	1.07x*

High			1.63x
Low			0.39x
Proposed Transaction			0.60x

*             Cole Haan LTM sales multiple based on most recent publicly available information for the quarter ending May 31, 2012.

While none of the companies that participated in the selected transactions are directly comparable to K-Swiss, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of K-Swiss’s financial profile, market size or product profile.  Based on this range of illustrative EV / LTM sales multiples, this analysis resulted in a range of illustrative values of $3.55 to $10.90 per share of common stock (rounded to the nearest $0.05 increment).

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion.  In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it.  Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.  No company or transaction used in the above analyses as a comparison is directly comparable to K-Swiss or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the K-Swiss board of directors as to the fairness from a financial point of view, as of January 16, 2013, to the holders (other than Parent and its affiliates) of common stock, taken in the aggregate, of the $4.75 per share in cash to be paid to such holders pursuant to the merger agreement.  These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold.  Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses.  Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of K-Swiss, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between K-Swiss and Parent and was approved by the K-Swiss board of directors.  Goldman Sachs provided advice to K-Swiss during these negotiations.  Goldman Sachs did not, however, recommend any specific amount of consideration to K-Swiss or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to the K-Swiss board of directors was one of many factors taken into consideration by the K-Swiss board of directors in making its determination to approve the merger agreement.  The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in commercial and investment banking and financial advisory services, market making and trading, research and investment management (both public and private investing), principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities.  Goldman Sachs and its affiliates, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of K-Swiss, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and their customers.  Goldman Sachs acted as financial advisor to K-Swiss in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. During the two year period ended January 16, 2013, Goldman Sachs has not been engaged by K-Swiss, Parent or their respective affiliates to provide services for which the Investment Banking Division of Goldman Sachs has received compensation. Goldman Sachs may also in the future provide investment banking services to K-Swiss, Parent and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The K-Swiss board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction.  Pursuant to a letter agreement dated May 8, 2012, K-Swiss engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of K-Swiss or possible alternative transactions.  Pursuant to the terms of this engagement letter, K-Swiss has agreed to pay Goldman Sachs a transaction fee of approximately $2.0 million, all of which is payable upon consummation of the transaction.  In addition, K-Swiss has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Projected Financial Information

K-Swiss has not historically and does not currently, as a matter of course, publicly disclose projections as to its future financial performance or earnings for periods other than the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, K-Swiss’s management did provide certain multi-year internal financial projections of K-Swiss’s operating performance to our board of directors, in connection with their consideration of strategic alternatives to maximize stockholder value and specifically in connection with a possible merger with Parent. During the course of the multi-month process while the board of directors was actively considering strategic alternatives, K-Swiss’s management, at the request of the board of directors, prepared updated projections so they reflected management’s current thinking on a real-time basis based on market developments and future trends.  This led to three distinct sets of projections being prepared and presented by management to the board of directors on July 5, 2012, September 25, 2012 and December 16, 2012.  These three sets of projections were provided to Parent during the course of the negotiations for the merger.  While these three sets of projections were also made available to Goldman Sachs, the board of directors instructed Goldman Sachs to use the December 16, 2012 projections (and none other) in the preparation of its financial analyses for the purpose of providing its opinion to the board of directors on January 16, 2013.

K-Swiss has included in this proxy statement the three sets of projections dated July 5, 2012, September 25, 2012 and December 16, 2012 (the “Projections”) that were provided to our board of directors for purposes of considering and evaluating strategic alternatives to maximize stockholder value and specifically, in the case of the December 16, 2012 projections, in connection with the merger. The inclusion of the Projections should not be regarded as a representation by K-Swiss, our board of directors, Parent, Merger Sub, Goldman Sachs or any other person that it considered, or now considers, any of the Projections to be necessarily representative of actual future results.

K-Swiss believes that the assumptions K-Swiss’s management used as a basis for the Projections were, in each case, reasonable at the time the Projections were prepared, given information that K-Swiss’s management had at the time of preparation. However, except to the extent required by applicable federal securities laws, K-Swiss does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are shown to be in error. The assumptions upon which these Projections were based are subjective in many respects and are subject to various interpretations. The Projections do not, in any case, give effect to the merger.

Although the Projections are presented with numerical specificity, the Projections reflect numerous assumptions with respect to industry performance, general business, economic, market, regulatory and financial conditions and other matters, all of which are difficult to predict and many of which are beyond K-Swiss’s control. The Projections are also subject to significant uncertainties in connection with changes to K-Swiss’s business and its financial condition and results of operations, and include numerous estimates and assumptions related to K-Swiss’s business that are inherently subject to significant economic, political and competitive uncertainties, including those factors described under “Risk Factors” incorporated herein by reference from Item 1A of K-Swiss’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in Part II, Item 1A of K-Swiss’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2012, June 30, 2012 and September 30, 2012, all of which are difficult to predict and many of which are beyond K-Swiss’s control. As a result, although the Projections set forth below were, in each case, prepared in good faith based upon assumptions believed to be reasonable at the time the Projections were prepared, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. For the foregoing reasons, the inclusion of Projections in this proxy statement should not be regarded as an indication that such Projections will be necessarily predictive of actual future events, and they should not be relied on as such.

The following Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was, in each case, made available to our board of directors in connection with its consideration of a possible merger transaction, as well as to Parent and its advisors, in whole or in part, in connection with their due diligence review of K-Swiss. The Projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or United States generally accepted accounting principles (“GAAP”). Furthermore, K-Swiss’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

The Projections include EBITDA, EBIT and Unlevered Free Cash Flow, all of which are non-GAAP financial measures.  EBITDA, EBIT and Unlevered Free Cash Flow are presented because they are each an essential component to our management’s review and consideration of our operating results and we believe that it provides a greater understanding of, and enhanced level of transparency into, the means by which our management operates the Company.  These non-GAAP measures are not a measurement of our financial performance under GAAP and should not be considered as an alternative to operating profit or any other performance measures derived in accordance with GAAP.  In addition, our measurement of these non-GAAP measures may not be comparable to similarly titled amounts used by other companies.

The following is a summary of the Projections prepared by K-Swiss’s management as of the date set forth above each set of Projections. As noted above, at the specific direction of our board of directors, Goldman Sachs used the December 16, 2012 projections (and none other) in the preparation of its financial analyses for the purpose of providing its opinion to our board on January 16, 2013.  See “—Background of the Merger” for a discussion of the factors contributing to the revisions of the Company’s projections.

July 5, 2012 Projections
	Fiscal Year
(Dollars in millions)	2012E	2013E	2014E	2015E	2016E
Total Revenue	$215.1	$307.0	$412.4	$520.5	$649.0
Total Gross Profit	$82.8	$128.6	$184.4	$231.1	$287.6
EBITDA(1)	$(21.2)	$24.6	$66.7	$99.3	$122.9
EBIT(2)	$(25.2)	$20.6	$62.7	$95.3	$118.9
Net Income (Loss)	$(29.9)	$14.4	$63.8	$102.7	$154.1
Capital Expenditures	$(2.0)	$(2.0)	$(2.0)	$(2.0)	$(2.0)
Depreciation & Amortization	$4.0	$4.0	$4.0	$4.0	$4.0
Unlevered Free Cash Flow(3)	$10.4	$13.9	$34.6	$58.3	$74.6

September 25, 2012 Projections
	Fiscal Year
(Dollars in millions)	2012E	2013E	2014E	2015E	2016E
Total Revenue	$215.1	$244.6	$307.3	$374.1	$457.9
Total Gross Profit	$78.0	$100.0	$131.7	$159.4	$194.8
EBITDA(1)	$(26.0)	$4.0	$23.6	$39.0	$59.0
EBIT(2)	$(30.0)	$0.0	$19.6	$35.0	$55.0
Net Income (Loss)	$(34.5)	$2.3	$19.6	$33.2	$50.8
Capital Expenditures	$(2.0)	$(2.0)	$(2.0)	$(2.0)	$(2.0)
Depreciation & Amortization	$4.0	$4.0	$4.0	$4.0	$4.0
Unlevered Free Cash Flow(3)	$5.5	$(2.6)	$0.2	$10.0	$23.5

December 16, 2012 Projections
	Fiscal Year
(Dollars in millions)	2012E	2013E	2014E	2015E	2016E
Total Revenue	$215.1	$231.3	$260.3	$302.7	$347.2
Total Gross Profit	$78.0	$91.9	$102.3	$119.4	$137.2
EBITDA(1)	$(26.0)	$5.9	$11.3	$18.4	$26.2
EBIT(2)	$(30.0)	$1.9	$7.3	$14.4	$22.2
Net Income (Loss)	$(34.3)	$2.2	$5.9	$12.2	$18.9
Capital Expenditures	$(2.0)	$(2.0)	$(2.0)	$(2.0)	$(2.0)
Depreciation & Amortization	$4.0	$4.0	$4.0	$4.0	$4.0
Unlevered Free Cash Flow(3)	$5.5	$2.8	$(1.2)	$2.5	$3.8

(1) EBITDA is determined by adding the following items to net income (loss), the closest GAAP financial measure: interest, taxes and depreciation & amortization.

(2) EBIT is determined by adding the following items to net income (loss), the closest GAAP financial measure: interest and taxes.

(3) Unlevered Free Cash Flow is measured by taking EBIT less taxes, adding depreciation & amortization and subtracting capital expenditures and change in net working capital.  At the instruction of management, for the purposes of determining unlevered free cash flow, the marginal tax rate for each year was assumed to be 20%.

Readers of this proxy statement are cautioned not to place undue reliance on the summary of the Projections set forth above. No one has made or makes any representation to you regarding the information included in these Projections or the future financial results of K-Swiss.

Interests of K-Swiss’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and merger, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests in approving the merger agreement and the merger.

Accelerated Vesting of Stock Options.  All of our stock options granted pursuant to our stock plans will accelerate and become exercisable in full prior to the closing of the merger.

Merger Proceeds to Be Received by Directors and Executive Officers. The merger agreement provides that each holder of shares of our common stock (other than certain excluded shares) will be entitled to receive $4.75 in cash, without interest, less applicable withholding taxes, for each share of our common stock held immediately prior to the effective time of the merger. In addition, the merger agreement provides that each stock option to purchase shares of our common stock under our stock incentive plans, whether vested or unvested, which is outstanding immediately prior to the effective time of the merger shall be canceled in exchange for an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 per share and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. Stock options with exercise prices equal to or greater than the per share cash merger consideration of $4.75 per share will be cancelled at the effective time of the merger with no cash payment in respect thereof. As of January 16, 2013, our directors and executive officers collectively owned (including shares held by trusts of which they are beneficiaries) 7,977,230 shares of our common stock, and in-the-money stock options to purchase 1,263,500 shares of our common stock at a weighted average exercise price of $3.19 per share, of which all such options are unvested.

The following table sets forth as of March 8, 2013 the approximate cash proceeds that each of our directors and executive officers will receive, before payment of applicable withholding taxes, at the completion of the merger for the shares of K-Swiss common stock and in-the-money options to purchase shares of K-Swiss common stock that they hold at the effective time of the merger. The amounts reported do not include shares of our common stock beneficially owned by the reported individual for which the reported individual does not have a pecuniary interest. For additional details regarding the beneficial ownership of shares of our common stock by our directors and executive officers see the section captioned “Security Ownership of Certain Beneficial Owners and Management” beginning on page 67.

	Common Stock				Outstanding Options (Vested and Unvested)
Name	Class A Shares	Class B Shares		Consideration	Vested Options Shares	Unvested Options Shares	Value	Total Value
Non-Employee Directors:
Lawrence Feldman	6,560	-		$31,160	-	125,000	$196,000	$227,160
Stephen Fine	20,000	-		$95,000	-	125,000	$196,000	$291,000
Mark Louie	9,500	-		$45,125	-	125,000	$196,000	$241,125
Executive Officers:
Steven Nichols(1)	90,200	7,388,930	(2)	$35,525,868	-	250,000	$366,000	$35,891,868
Edward Flora	-	-		-	-	19,000	$33,970	$33,970
Lee Green	-	-		-	-	20,000	$37,735	$37,735
David Nichols	-	243,504	(3)	$1,156,644	-	250,000	$392,000	$1,548,644
George Powlick	197,136	-		$936,396	-	250,000	$392,000	$1,328,396
Kimberly Scully	-	-		-	-	94,500	$151,660	$151,660
Brian Sullivan	21,400	-		$101,650	-	5,000	$9,400	$111,050

(1) Excludes (i) 1,427 shares of Class A common stock held by a charitable foundation, and (ii) 369,976 shares of Class B common stock held in trust for the benefit of his adult children, regarding which Mr. S. Nichols disclaims any pecuniary interest.

(2) Held, as of the record date, by the Nichols Family Trust, of which Mr. S. Nichols and his wife Harriet Nichols are lifetime beneficiaries and co-trustees. Mr. S. Nichols has informed the Company that, as trustee of the Nichols Family Trust, he intends to transfer, prior to the date of the special meeting, 3,157,895 shares of Class B common stock from the Nichols Family Trust to the Nichols Charitable Remainder Unitrust I, of which Mr. S. Nichols is a co-trustee. He has also informed the Company that he intends to transfer 1,052,632 shares of Class B common stock from the Nichols Family Trust to the Nichols Charitable Remainder Unitrust II, of which Mr. S. Nichols is a co-trustee. Upon completion of those transfers, 3,178,403 shares of Class B common stock would remain in the Nichols Family Trust. Mr. S. Nichols and his wife Harriet Nichols are the lifetime beneficiaries of the Nichols Charitable Remainder Unitrust I and the Nichols Charitable Remainder Unitrust II. After the death of both Mr. S. Nichols and his wife Harriet Nichols, the remaining assets of both charitable remainder unitrusts will pass to charity.

(3) Held by the David Nichols Investment Trust.

Voting and Support Agreement. As of the record date, our directors and executive officers hold and are entitled to vote, in the aggregate 346,223 shares of our Class A common stock and 7,906,534 shares of our Class B common stock, representing approximately 74% of the voting power entitled to vote at the special meeting.  In connection with the execution of the merger agreement, all of our directors and executive officers entered into a voting and support agreement with Parent and Merger Sub agreeing to, among other things, vote all shares of our common stock beneficially owned by them in favor of the adoption of the merger agreement and any other matters necessary for consummation of the transactions contemplated in the merger agreement. Accordingly, all of our directors and executive officers are also obligated to vote in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. While the voting and support agreement does not obligate the support agreement stockholders to vote “FOR” the advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers, the support agreement stockholders have informed us that they currently intend to vote all of their shares of our common stock “FOR” the approval of this proposal. All of the support agreement stockholders’ obligations under the voting and support agreement, including their obligation to vote in favor of the matters so described, cease to exist upon the termination of the voting and support agreement; which termination can occur for a number of reasons, including the termination of the merger agreement by our board of directors to enter into a superior proposal.  See the section captioned “Voting and Support Agreement” on page 63, for additional details.

Indemnification of Directors and Officers. Through the sixth anniversary of the effective time of the merger, Parent has agreed that it will, or will cause the surviving corporation to, indemnify and hold harmless our and our subsidiaries’ present and former officers, directors and employees against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses (including attorneys’ fees and disbursements) incurred in connection with any suit, claim, action, proceeding, arbitration, mediation, investigation or other similar proceeding, whether civil, criminal, or administrative or investigative, arising out of or pertaining to (i) the fact that such person is or was an officer, director, employee, fiduciary or agent of us or any of our subsidiaries or (ii) matters existing or occurring at or prior to the effective time of the merger (including the merger agreement and the transactions and actions contemplated by it), whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law and our governing documents in effect as of the date of the merger agreement.

For a period of six years from the effective time of the merger, Parent also is required to maintain directors’ and officers’ liability and fiduciary liability coverage containing terms and conditions that are not less advantageous, in the aggregate, than our directors’ and officers’ liability and fiduciary liability policies in effect at the effective time of the merger, subject to certain limits on the policy annual premiums as set forth in the merger agreement. Alternatively, we are permitted to purchase a six-year prepaid “tail” policy providing substantially equivalent benefits. A more complete description of the indemnification and insurance rights provided to our directors and officers under the merger agreement is set forth in the section captioned, “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 57.

Severance or Termination Arrangements. We have no agreements with our executive officers or directors that require payments to be made by us or Parent upon a change-in-control of us, and, with the exception of our employment agreement with Mr. S. Nichols and the Retention Bonus Plan, both of which are described below, we have no agreements or other arrangements with our executive officers or directors that require payments to be made upon a termination of the executive officer or director for any reason.

Mr. Steven Nichols Employment Agreement. We are party to an employment agreement with Steven Nichols effective as of January 1, 2011 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, whether or not the merger occurs, Mr. S. Nichols is entitled to certain payments in connection with termination of his employment in certain circumstances. The amounts payable to Mr. S. Nichols in the event of a termination of his employment are not contingent on a change in control of the Company and therefore are not included in the table in the section captioned “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” on page 64. Upon a termination of his employment due to Mr. S. Nichols’ death, his designated beneficiary or his estate would be entitled to receive: (i) in substantially equal monthly installments, for a period of one year from the date of his death, a sum equal to his full base salary at the time of termination, and (ii) a bonus award (as that term is defined in the Employment Agreement, and referred to herein as “Bonus Award”) for the year during which Mr. S. Nichols died. Upon a termination due to Mr. S. Nichols’ incapacity, and if such incapacity is not covered by our disability insurance, we will continue to pay to Mr. S. Nichols (i) his full base salary at the time of termination for one year in monthly installments, and (ii) a Bonus Award for the year during which he first became incapacitated. Upon a termination by Mr. S. Nichols for good reason (as that term is defined in the Employment Agreement), we will pay to Mr. S. Nichols (i) his salary as of the date of termination and his Bonus Award (which Bonus Award is, based upon our actual performance over the relevant performance period) through his termination date and (ii) in equal monthly installments, from his termination date through December 31, 2015 (the termination date of Mr. S. Nichols’ current employment agreement), an amount calculated at an annual rate equal to the base salary and Bonus Awards that Mr. S. Nichols would have received if his employment had not been terminated. Upon termination for any other reason, including a termination for cause, Mr. S. Nichols would not be entitled to any additional benefits beyond amounts owed or benefits due and not yet paid for services performed through the date of termination.

Retention Bonus Plan.  In connection with the merger, we adopted a Retention Bonus Plan (the “Retention Plan”) in order to assist with the retention of employees of the Company by providing a retention bonus in consideration of continued employment following the closing of the merger. The Retention Plan provides for the payment of cash retention bonuses in an aggregate amount not to exceed $1,500,000. Administration of the Plan has been delegated to our Chief Executive Officer (or, if his employment terminates prior to the date all amounts are paid under the Retention Plan, the most senior executive of the Company by position who was our employee immediately prior to the closing date of the merger) (the “CEO”). The CEO has discretion to determine the employees who participate in the Plan and the bonus available to each participant, subject to the approval of Parent, which approval may not be unreasonably withheld or delayed. The CEO as defined, however, is not eligible for a bonus under the Retention Plan.

 Certain of our executive officers may be eligible to receive a bonus under the Retention Plan in the event that the merger is consummated and they remain employed by us through the first anniversary of the closing date of the merger (however; since Mr. S. Nichols is currently our CEO, he is not eligible for a bonus under the Retention Plan).  If on or after the closing date (and prior to the first anniversary of such date), any eligible executive’s employment is terminated by us without cause or by the executive for good reason (each as defined in the Retention Plan), or due to death or disability, the amount payable under the Retention Plan will become immediately payable within five business days following such termination. Additionally, the bonuses under the Retention Plan will become payable in the event that we take substantial steps to effect a liquidation event, if such event occurs during the period of one year following the closing date, provided that the executive remains employed through the payment date. For purposes of the Retention Plan, a “liquidation event” means (i) the winding up, liquidation or dissolution of us or (ii) the transfer of all or substantially all of our assets.

Our CEO has proposed to Parent, and Parent has agreed, that each of Messrs. Powlick, D. Nichols, and Sullivan and Ms. Scully be eligible to receive bonuses of $195,000, $195,000, $25,000, and $50,000, respectively, under the Retention Plan. The other participants in the Retention Plan and bonus amounts remain subject to the approval of Parent, which approval may not be unreasonably withheld or delayed.

Other than discussion regarding the Retention Plan, none of our directors or executive officers has had any discussions with Parent regarding any arrangements, understandings or agreements with respect to continued employment following the closing of the Merger.

Regulatory Approvals and Notices

Under the terms of the merger agreement, the merger cannot be completed until (i) the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, has expired or been terminated and (ii) the business combination report under the Korean Monopoly Regulation and Fair Trade Act has been approved by the Korean Fair Trade Commission or the relevant waiting period has expired or been terminated after filing the report without any objection from the Korea Fair Trade Commission.

Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of us and Parent files a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Each of us and Parent filed such a notification and report form on February 1, 2013. Early termination of the waiting period was granted on February 11, 2013.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, or part of it, seeking divestiture of substantial assets of us or Parent, requiring us or Parent to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under state law or the antitrust laws of the United States as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of us or Parent. Under certain circumstances, private parties may also seek to take legal action under the antitrust laws.

The parties made a filing in the Republic of Korea, under its Monopoly Regulation and Fair Trade Act, on February 6, 2013. As noted above, the merger may not be consummated prior to the clearance by the relevant authorities in the Republic of Korea or expiration or termination of the applicable waiting period.

There can be no assurance that the antitrust approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of such approval, the ability of Parent or us to obtain such approval on satisfactory terms or the absence of any litigation challenging such approval. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Appraisal Rights

In the event the merger is completed, record holders of our common stock will be entitled to appraisal rights if certain procedures are complied with. Under Section 262 of the DGCL (“Section 262”), in lieu of receiving the merger consideration, our stockholders who comply with the provisions of Section 262 are entitled to have the “fair value” of their shares of our common stock at the effective time of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid to them in cash.

Any such stockholder who strictly complies with the applicable procedures set forth in Section 262 as summarized below and set forth in Annex D may exercise statutory appraisal rights under Delaware law.

Summary of Delaware Appraisal Rights. The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262; a copy of the text is attached to this proxy statement as Annex D.

A K-Swiss stockholder who desires to exercise appraisal rights must (a) deliver a written demand for appraisal of such stockholder’s shares to our Secretary before the vote to adopt the merger agreement at the special meeting, (b) hold such shares through the effective date of the merger and (c) not have voted in favor of the adoption of the merger agreement, nor consented thereto in writing.

A demand for appraisal must be executed by or for the K-Swiss stockholder of record, fully and correctly, as the stockholder’s name appears on the certificates representing the shares of K-Swiss common stock. If these shares of K-Swiss common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares of K-Swiss common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a K-Swiss stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner. In addition, the K-Swiss stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger.

A record owner, such as a broker, who holds shares of K-Swiss common stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares of K-Swiss common stock as to which the holder is the record owner. In that case, the written demand must set forth the number of shares of K-Swiss common stock covered by the demand. Where the number of shares of K-Swiss common stock is not expressly stated, the demand will be presumed to cover all shares of K-Swiss common stock outstanding in the name of the record owner.

Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the approval and adoption of the merger agreement at the special meeting. K-Swiss stockholders with shares held in “street name” who desire to exercise appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owners of the shares. Shares of K-Swiss common stock held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary. Any K-Swiss stockholder desiring to exercise appraisal rights with respect to such stockholder’s shares held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder and should instruct such firm, bank or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares of K-Swiss common stock have been so deposited.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform K-Swiss of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of such shares.

K-Swiss stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: Secretary. The written demand for appraisal should specify the K-Swiss stockholder’s name and mailing address, the number and class of shares owned, and that the stockholder is demanding appraisal of such stockholder’s shares. The written demand must be received by K-Swiss prior to the special meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt and approve the merger agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262.

In addition, K-Swiss stockholders exercising appraisal rights must not vote their shares of K-Swiss common stock in favor of adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted FOR adoption of the merger agreement, a K-Swiss stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the approval and adoption of the merger agreement or affirmatively abstain from voting on the proposal to adopt the merger agreement.  Nonetheless, it is important to note that merely a voting against the proposal to adopt the merger agreement or any of the other proposals to be considered at the special meeting does not satisfy the demand requirements of Section 262.

Within 120 days after the effective time of the merger, either the surviving corporation or any K-Swiss stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the required conditions of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of K-Swiss common stock of all K-Swiss stockholders who have properly demanded appraisal.  If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which K-Swiss stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares of K-Swiss common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors.  In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation.” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

K-Swiss stockholders considering seeking appraisal should bear in mind that the fair value of their shares of K-Swiss common stock determined under Section 262 could be more than, the same as or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to fairness from a financial point of view are not opinions as to fair value under Section 262.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. In the absence of such a determination, each party bears its own expenses. For example, upon application by a K-Swiss stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of K-Swiss common stock entitled to appraisal.

Except as explained in the last sentence of this paragraph, at any time within sixty (60) days after the effective time of the merger, any K-Swiss stockholder who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding shall have the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration. After this sixty (60) day period, the K-Swiss stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, all K-Swiss stockholders’ rights to appraisal shall cease and all K-Swiss stockholders shall be entitled only to receive the merger consideration. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any K-Swiss stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any K-Swiss stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The foregoing is a brief summary of Section 262 that sets forth the procedures for exercising statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex D. Failure to comply with all the procedures set forth in Section 262 will result in the loss of a K-Swiss stockholder’s appraisal rights under Delaware law.

Delisting and Deregistration of K-Swiss Common Stock

If the merger is completed, our Class A common stock will no longer be listed on the NASDAQ Global Select Market and will be deregistered under the Exchange Act.  Our Class B common stock has never been listed on NASDAQ Global Select Market (or any other exchange) and is not currently registered under the Exchange Act.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences of the Merger

General. The following discussion summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to holders of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially alter the tax consequences expressed in this proxy statement.

This discussion only applies to holders of our common stock who own such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this section does not discuss all of the U.S. federal income tax considerations that may be relevant to a particular stockholder in light of his or her individual circumstances or to stockholders subject to special treatment under the federal income tax laws, including, without limitation:

•
brokers or dealers in securities or currencies, traders that mark to market, insurance companies, financial institutions, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, tax-exempt organizations, or holders whose “functional currency” is not the U.S. Dollar;

•	certain former citizens or residents of the United States;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	stockholders treated as, or who hold their shares through, pass-through entities for U.S. federal income tax purposes;

•	stockholders who acquired their K-Swiss stock in connection with stock option or stock purchase plans or in other compensatory transactions;

•
stockholders who hold their K-Swiss stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale;

•	stockholders who acquired their K-Swiss stock through the K-Swiss Inc. 401(k) plan, or a deferred compensation plan or other retirement plan;

•	stockholders who acquired K-Swiss stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code; or

•	stockholders whose K-Swiss stock is “qualified small business stock” for purposes of Section 1202 of the Code or “small business stock” for purposes of Section 1244 of the Code.

This summary does not address the tax consequences of the merger under state, local and foreign laws or under U.S. federal tax law other than income tax law. In addition, the following discussion does not address the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, the exercise or cancellation of options to purchase stock.

No ruling has been requested from the Internal Revenue Service (the “IRS”) in connection with the merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

As used in this proxy statement, a “U.S. holder” means a beneficial owner of our common stock who is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the law of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•
a trust (a) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners (or owners, as applicable) generally will depend on a partner’s (or owner’s, as applicable) status and the activities of the partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). Entities treated as partnerships for U.S. federal income tax purposes and their partners (or owners, as applicable) should consult their tax advisors regarding the tax consequences to them of the merger.

U.S. Holders

Consequences of the Merger. The merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in our common stock exchanged in the merger. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if the U.S. holder held our common stock for more than one year as of the effective time of the merger. Long-term capital gains recognized by a non-corporate holder generally are subject to tax at reduced rates.  Certain limitations apply to the deductibility of capital losses by U.S. holders. An additional 3.8% tax will apply to certain U.S. persons on the lesser of (i) each such U.S. person’s “net investment income” (including net capital gain) for a taxable year or (ii) the excess of such U.S. person’s modified adjusted gross income for such year over certain thresholds.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting, and may be subject to backup withholding at the statutory rate with respect to a payment of cash in the merger unless the U.S. holder:

•	is an entity that is exempt from backup withholding and, when required, demonstrates this fact; or

•
provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

To prevent backup withholding and possible penalties, a U.S. holder should complete and sign the Form W-9 included with the letter of transmittal, which will be sent to our common stockholders of record if the merger is completed. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against the U.S. federal income tax liability of a U.S. holder, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Holders

Consequences of the Merger.  The merger generally will not subject a non-U.S. holder to U.S. federal income tax, unless:

•
any gain recognized on the exchange of our common stock for cash is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

If a non-U.S. holder is an individual described in the first bullet point above, it will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates.  If a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it will be subject to tax on its net gain generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty.  If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding.  In general, a non-U.S. holder will be subject to information reporting and backup withholding with respect to cash received on the exchange of our common stock in the merger, unless a properly completed IRS Form W-8BEN (or other applicable form) has been received on which the holder certifies, under penalties of perjury, that the holder is not a U.S. person, and the payor does not have actual knowledge or reason to know that the holder is a U.S. person that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

The U.S. federal income tax consequences summarized above are not intended to constitute a complete description of all tax consequences relating to the merger. We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Litigation Related to the Merger

On January 22, 2013 a putative class action lawsuit was filed by David Raul as custodian for Malka Raul Utma NY, individually and on behalf of all similarly situated stockholders, in the Court of Chancery of the State of Delaware, C.A. No. 8239-CS, against K-Swiss, the members of our board of directors, and Merger Sub challenging the proposed merger.  The lawsuit asserts claims for breach of fiduciary duty against the K-Swiss directors and aiding and abetting breach of fiduciary duty against K-Swiss and Merger Sub.  The lawsuit seeks to enjoin the proposed merger, rescission or rescissory damages if the proposed merger is consummated, an accounting, costs, attorneys’ and experts’ fees, and any other relief the court may deem proper. On March 5, 2013 the plaintiff filed an amended complaint that contains an additional claim for breach of fiduciary duty against the members of our board of directors based on an alleged failure to disclose material information related to the proposed merger.

On January 23, 2013 a putative class action lawsuit was filed by Mark Weiderman, individually and on behalf of all similarly situated stockholders, in the Superior Court of the State of California, County of Ventura, Case No. 56-2013-00430951-CU-BC-VTA, against K-Swiss, the members of our board of directors, and Parent challenging the proposed merger.  The lawsuit asserts claims for breach of fiduciary duty against the K-Swiss directors and aiding and abetting breach of fiduciary duty against K-Swiss and Parent.  The lawsuit seeks to enjoin the defendants from consummating the proposed merger, an injunction directing the K-Swiss directors to exercise their fiduciary duties to obtain a transaction which is in the best interest of K-Swiss’s stockholders, rescission of the proposed merger to the extent it is implemented, costs, attorneys’ and experts’ fees and costs, and other equitable and/or injunctive relief the court may deem proper.

On January 25, 2013 a putative class action lawsuit was filed by Timothy Coyne, individually and on behalf of all similarly situated stockholders, in the Superior Court of the State of California, County of Los Angeles, Case No. BC499935, against K-Swiss, the members of our board of directors, Parent and Merger Sub challenging the proposed merger.  The lawsuit asserts claims for breach of fiduciary duty against the K-Swiss directors and aiding and abetting breach of fiduciary duty against Parent and Merger Sub.  The lawsuit seeks to enjoin the defendants from consummating the proposed merger and initiating any defensive measures that would inhibit their ability to maximize value for K-Swiss stockholders, rescission or rescissory damages if the merger is consummated, an accounting, costs, attorneys’ and expert fees, pre-judgment and post-judgment interest, and any other relief the court deems proper.

THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC as described in the section captioned “Where You Can Find More Information,” on page 69.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letters that the Company and Parent delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

Under the terms of the merger agreement, Merger Sub, an indirect wholly-owned subsidiary of Parent, will merge into K-Swiss and following completion of the merger K-Swiss will be an indirect wholly-owned subsidiary of Parent.

Effective Time

The completion of the merger will occur on the second business day following the satisfaction or waiver of all of the closing conditions contained in the merger agreement or at such other time as we and Parent may agree in writing. The merger will become effective at such date and time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such date and time that we and Parent agree to and specify in the certificate of merger. We are working with Parent to complete the merger as soon as practicable and are targeting completion of the merger during the second quarter of fiscal year 2013. However, we cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Treatment of Common Stock and Stock Options

Common Stock

At the effective time of the merger, each share of our Class A common stock and Class B common stock issued and outstanding immediately prior to the effective time of the merger (except for certain excluded shares owned by the Company, Parent and their respective subsidiaries, as described below) will be cancelled and automatically converted into the right to receive the per share merger consideration of $4.75 in cash, without interest and less applicable withholding taxes.

Shares owned, directly or indirectly, by Parent or Merger Sub immediately prior to the effective time of the merger will be automatically cancelled and cease to exist and no consideration will be paid for such shares. Each share owned by any subsidiary of K-Swiss or Parent (other than Merger Sub) immediately prior to the effective time of the merger will be converted into a number of shares of stock of the surviving corporation such that each subsidiary owns the same percentage of outstanding capital stock of the surviving corporation immediately following the effective time of the merger as such subsidiary owned in K-Swiss immediately prior to the effective time of the merger. Each share held in treasury of K-Swiss will continue to be held as shares in the treasury of the surviving corporation.

Company common stock with respect to which appraisal has been properly demanded under the DGCL, unless such demand has not been perfected or has been withdrawn or lost, will be cancelled without payment of consideration.  The stockholders holding such stock will instead be entitled to the appraisal rights provided under the DGCL as described under the section captioned “The Merger—Appraisal Rights.”

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation.

Stock Options

At the effective time of the merger, each option to purchase shares of our common stock granted under our stock incentive plans, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will be cancelled and converted into the right to receive, and the surviving corporation will pay to each individual holder, no later than five days after the effective time of the merger, an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. Stock options with exercise prices equal to or greater than the per share merger consideration of $4.75 will be cancelled at the effective time of the merger with no cash payment in respect thereof.

As of the record date, 3,601,810 options to purchase K-Swiss Class A common stock were outstanding, of which 1,732,650 were in-the-money.

Exchange and Payment Procedures

Prior to the effective time of the merger, Parent will enter into an agreement with a paying agent to receive the aggregate per share merger consideration payable to holders of our common stock. Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient to make all payments due to the holders of the Company’s common stock. With respect to shares of our common stock held by The Depository Trust Company (“DTC”), if the closing of the merger occurs (i) at or prior to 11:30 a.m. (New York City time), on the date of the closing of the merger, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC or its nominee immediately prior to the effective time of the merger multiplied by the per share merger consideration, which transfer of funds we refer to as the “DTC payment,” or (ii) after 11:30 a.m. (New York time), on the closing date of the merger, the paying agent will transmit an amount in cash equal to the DTC payment to DTC on the first business day after the date of the closing of the merger.

Promptly, and in any event not later than the third business day after the effective time of the merger, each record holder of a certificate or certificates representing outstanding shares of our common stock, and each holder of uncertificated shares of our common stock represented by book entry, outstanding immediately prior to the effective time, will be sent a form letter of transmittal describing how it may exchange its certificated and book entry shares of our common stock for the per share merger consideration. Upon surrender of a certificate or certificates representing outstanding shares of our common stock to the paying agent, together with the properly completed and executed letter of transmittal (or, in the case of a book entry share, upon the delivery of the properly completed and executed letter of transmittal or upon the entry, through a book entry transfer agent, of the surrender of such book entry shares on a book entry account statement) and such other documents as the paying agent may reasonably require, the holder will be entitled to receive by check or wire transfer an amount in cash equal to the per share merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

If you are a beneficial owner of our common stock holding your shares in “street name” through your bank, broker or other nominee, you will receive the per share merger consideration in accordance with the procedures of your bank, broker or other nominee.

No interest will be paid or accrued for the benefit of holders of certificates or book entry shares on the cash payable as the merger consideration. Additionally, Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration. Any sum that is withheld will be treated as having been paid to the person in respect of whom it is withheld.

At the effective time of the merger, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of shares of our common stock that were outstanding prior to the effective time of the merger. If, after the effective time of the merger, stock certificates are presented to the surviving corporation for transfer, such stock certificates will be cancelled and exchanged for the merger consideration.

At any time following the date that is nine months after the effective time of the merger, the surviving corporation may require the paying agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the paying agent and that have not been disbursed to holders of our common stock, and thereafter such holders will be entitled to look to Parent and the surviving corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the merger consideration payable to them.

If you have lost a certificate, or if it has been stolen or destroyed, then, before you will be entitled to receive the per share merger consideration, you will have to comply with the replacement requirements established by the paying agent, including, if necessary, posting a bond in a customary amount as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

Company Representations and Warranties. We made customary representations and warranties in the merger agreement that are subject, in some cases, to specific exceptions and qualifications contained in the merger agreement, the Company’s SEC filings and the matters contained in the disclosure letter delivered by the Company to Parent in connection with the merger agreement. These representations and warranties relate to, among other things:

•	our corporate organization and other corporate matters;

•	our subsidiaries;

•	our capital structure and outstanding securities;

•	our authorization, execution, delivery and performance and the enforceability of the merger agreement and the merger;

•
required consents, approvals, orders, authorizations, notifications, registrations and filings with governmental or regulatory authorities or other persons, relating to the merger agreement and related matters;

•
documents filed by us with the SEC, the compliance of such documents, in all material respects, with the applicable requirements under the Securities Act and Exchange Act, and the accuracy of the financial statements and other information contained in those documents;

•	our disclosure controls and procedures and internal control over financial reporting;

•	our accounts and notes receivable and inventory;

•	the absence of certain liabilities;

•	the accuracy of, and compliance in all material respects with the Exchange Act and rules and regulations thereunder of, the information included in this proxy statement;

•	absence of changes or certain events involving K-Swiss since September 30, 2012, including any occurrence of a “Company material adverse effect” (as defined below);

•	pending or threatened litigation;

•	outstanding orders;

•
our compliance with laws and our receipt of all permits, licenses, registrations, exemptions, authorizations, franchises, variances, orders, and approvals of all governmental entities necessary to own, lease or operate our properties and carry on our business;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974 and other matters concerning employee benefits and employment agreements;

•	labor matters;

•	environmental matters;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our compliance with material contracts, and the extent of our obligations thereunder;

•	our insurance policies;

•	our owned and leased real property;

•	the condition and title to our tangible personal property;

•	our intellectual property;

•	our compliance with export control laws;

•	no improper gifts or payments to any governmental official;

•	products liability;

•	our ten largest customers and suppliers;

•	the inapplicability of anti-takeover statutes and regulations to the merger agreement and the merger;

•	affiliate transactions;

•	the approval by our board of directors of the merger agreement;

•	the absence of undisclosed broker fees; and

•	the receipt of a fairness opinion from Goldman Sachs.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect,” which means any event, change, occurrence or effect that has had a material adverse effect on the business, financial condition or results of operations of us and our subsidiaries, taken as a whole. However, “Company material adverse effect” does not include any event, change, occurrence or effect to the extent arising out of, attributable to, or resulting from, one or more of the following:

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changes in general economic, financial market, business, political, or social conditions, whether locally in any specific jurisdictions, nationally or internationally, or in the financial, banking or securities markets (including changes to interest rates, currency rates or the value of the U.S. Dollar relative to other currencies, consumer confidence, stock, bond and/or debt prices and trends);

•	general changes or developments in any of the industries and markets in which we or our subsidiaries operate;

•	natural disasters or calamities;

•	the seasonality of our and our subsidiaries’ businesses;

•	changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof;

•	any change in the price or trading volume of our common stock, in and of itself;

•
any failure by us to meet any published analyst estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by us to meet our internal or published projections, budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations, in and of itself;

•	any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency;

•
the announcement or pendency of the merger agreement, the merger and the other transactions contemplated thereby, including the initiation of litigation by any person with respect to the merger agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any of our customers, suppliers, distributors, partners or employees of us and our subsidiaries due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth in the merger agreement;

•	any delay or cancellation of less than a majority of orders for our and our subsidiaries’ products;

•	reasonably foreseeable developments arising from any facts that were expressly disclosed to Parent; or

•	any actions taken (or omitted to be taken) at the request of Parent.

In the case of each of the sixth and seventh bullets above, the exceptions provided for in each such bullet do not apply, to the extent the facts or occurrences giving rise or contributing to the event set forth therein are not otherwise excluded from the definition of “Company material adverse effect.”

Parent and Merger Sub Representations and Warranties. The merger agreement also contains certain representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the matters contained in the disclosure letter delivered by Parent to the Company in connection with the merger agreement. These representations and warranties relate to, among other things:

•	Parent and Merger Sub’s corporate organization and other corporate matters;

•	Parent and Merger Sub’s respective authorization, execution, delivery and performance and the enforceability of the merger agreement and the merger;

•	required consents, approvals, orders, authorizations, notifications and filings with governmental or regulatory authorities or other persons, relating to the merger agreement and related matters;

•	the accuracy of the information supplied by Parent and Merger Sub to us for inclusion in this proxy statement;

•	pending or threatened litigation;

•	outstanding orders;

•	compliance with law;

•	ownership and operation of Merger Sub;

•	Parent’s possession of sufficient funds to satisfy its obligations under the merger agreement;

•	funding of the merger consideration;

•	the absence of ownership by Parent or Merger Sub of any of our common stock;

•	required votes or approvals by the holders of common stock of Parent; and

•	the absence of any undisclosed broker fees.

Many of Parent and Merger Sub’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Parent material adverse effect,” which means any event, change, occurrence or effect that would or would reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the merger agreement or the consummation of the merger or any of the other transactions contemplated thereby.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure letter we delivered to Parent in connection with the merger agreement, between the date of the merger agreement and the effective time of the merger, unless Parent gives its prior written consent (which cannot be unreasonably withheld or delayed), we will use our reasonable best efforts to conduct our business in the ordinary course and to preserve substantially intact our business organization and to preserve our present relationships with governmental entities, customers, suppliers, distributors, creditors, lessors and other persons with whom we have material business relations.

Subject to certain exceptions set forth in the merger agreement and in the disclosure letter that we delivered in connection with the merger agreement, we and our subsidiaries have agreed not to do any of the following, without Parent’s prior written consent (which cannot be unreasonably withheld or delayed):

•	amend or otherwise change (or propose any changes to) our or any of our subsidiaries’ certificates of incorporation or bylaws or similar governing instruments;

•	amend any material term of any outstanding security of ours or any of our subsidiaries;

•	merge or consolidate us or any of our subsidiaries with any other person or restructure, reorganize or completely or partially liquidate us or any of our subsidiaries;

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issue, deliver, sell, pledge, dispose of, grant, transfer or encumber (or authorize any of the foregoing actions) any shares of capital stock, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or grant to any person any right to acquire any shares of our capital stock, or any equity based awards or equity-based compensation except pursuant to the exercise of K-Swiss stock options granted under K-Swiss stock plans or settlement of other awards outstanding as of the date of the merger agreement (or permitted by the merger agreement to be granted after the date of execution of the merger agreement) and in accordance with the terms of such instruments;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or any of our subsidiaries’ capital stock, except for any dividend or distribution by a subsidiary of us to us or another one of our subsidiaries, or enter into any agreement with respect to the voting of our or any of our subsidiaries’ capital stock;

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adjust, split, combine, redeem, repurchase or otherwise acquire any shares of our or our subsidiaries’ capital stock (except in connection with cashless exercises or similar transactions pursuant to the exercise of K-Swiss stock options issued pursuant to K-Swiss stock plans or settlement of other awards or obligations outstanding as of the execution of the merger agreement or permitted to be granted after the date of the merger agreement) or securities convertible or exchangeable into or exercisable for any shares of our or our subsidiaries’ capital stock, or reclassify, combine, split, subdivide or otherwise amend the terms of our or our subsidiaries’ capital stock;

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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a value in excess of $500,000 individually or $1,000,000 in the aggregate, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts;

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sell, transfer, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets except (i) sales or dispositions of assets other than intellectual property having a value of less than $500,000 individually or $1,000,000 in the aggregate, (ii) sales or dispositions of inventory and other assets (other than intellectual property) in the ordinary course of business, or (iii) pursuant to existing contracts that have been provided to Parent;

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fail to maintain in sufficient condition and repair to operate the business as presently conducted, ordinary wear and tear excepted, the material tangible assets and equipment of us and our subsidiaries;

•	enter into, materially amend or terminate any material contract or other contract providing for obligations in excess of $500,000 per year;

•	cancel, modify or waive any debts or claims held by us or our subsidiaries or waive any default or rights having in each case a value in excess of $500,000;

•	make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of us);

•
incur, issue or modify in any material respect the terms of any indebtedness for borrowed money or issue any debt securities or warrants or other rights to acquire any debt security of us or any of our subsidiaries;

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defease, cancel, acquire, assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (whether directly or indirectly, contingently or otherwise) (other than a guaranty by us on behalf of our subsidiaries), in each case, in excess of $500,000 individually or $1,000,000 in the aggregate;

•	create or incur any lien material to us or any of our subsidiaries not incurred in the ordinary course of business on any of our or our subsidiaries’ assets having a value in excess of $500,000;

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except to the extent required by applicable law (including Section 409A of the Code), with respect to existing employee benefit plans in effect as of the date of the merger agreement, or as contemplated by the employee protections provided for in the merger agreement:

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before the date that is 100 days after the filing of the definitive Company proxy statement with the SEC, increase the annual compensation of any present director, officer, employee or independent contractor of us or any of our subsidiaries or, on or after the date that is 100 days after the filing of the definitive Company proxy statement with the SEC, increase by more than 5% the annual compensation of any present director, officer, employee or independent contractor of us or any of our subsidiaries who, as of the date of the merger agreement, receives an annual compensation of $150,000 and above;

•	materially change the benefits of any present or former director, officer, employee or independent contractor of us or any of our subsidiaries;

•
grant any severance or termination pay to any present or former director, officer, employee or independent contractor of us or any of our subsidiaries or any retention pay (other than cash retention benefits not to exceed $1,500,000 in the aggregate payable to active employees of us and our subsidiaries); provided, that the employees that such benefits shall be allocated to and the amounts of such allocations shall be subject to approval by Parent (which approval shall not be unreasonably withheld or delayed);

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before the date that is 100 days after the filing of the definitive Company proxy statement with the SEC, (i) enter into any employment, consulting or severance agreement or arrangement with any of our present or prospective directors, officers, employees or independent contractors, or (ii) hire any new director, officer, employee or independent contractor other than the hire of any new employee that (A) is a direct replacement for a terminated employee whose job function is reasonably necessary to operate the business and (B) earns a salary of less than $100,000 per annum; provided, that if closing of the merger shall not have occurred before the date that is 100 days after the filing of the definitive Company proxy statement with the SEC and the merger agreement is still in effect, we agree that we will reasonably consult with Parent prior to taking any of the actions referred to in clauses (i) and (ii);

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other than travel advances provided in the ordinary course of business, loan or advance any money or other property to any present or former director, officer, employee or independent contractor of us or any of our subsidiaries;

•	increase the funding obligation or contribution rate of any of our employee benefit plans or allow for the commencement of any new offering periods under any employee stock purchase plan;

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establish, adopt, enter into, amend or terminate any collective bargaining agreement or any compensation or benefit plan including any pension, retirement, profit-sharing, bonus, incentive, stock option, restricted stock, deferred compensation, severance, change in control or other employee benefit or welfare benefit plan, agreement, trust, fund policy or arrangement with or for the benefit of our employees or directors; or

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use discretion to waive or accelerate any performance conditions applicable to, the vesting of, or the lapsing of restrictions with respect to, any bonus or incentive awards, or stock options or other stock-based compensation;

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effectuate a “plant closing” or “mass layoff” as those terms are defined in the U.S. Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local law, affecting in whole or in part any site of employment, facility, operating unit or employee of ours or any of our subsidiaries;

•
implement or adopt any material change in our accounting policies or procedures, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

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compromise, settle or agree to settle any action, or consent to the same, other than compromises, settlements or agreements in the ordinary course of business that (i) do not relate to intellectual property and involve only the payment of money damages (A) not in excess of $500,000 individually or $1,000,000 in the aggregate or (B) consistent with the reserves reflected in our balance sheet dated September 30, 2012, which in each case do not impose any material restriction on our or our subsidiaries’ business or operations, (ii) relate to intellectual property and involve only the payment of money damages not in excess of $250,000 individually or $500,000 in the aggregate and which do not materially adversely affect our or our subsidiaries’ intellectual property or impose any material restriction on our or our subsidiaries’ business or operations or use of our or our subsidiaries’ intellectual property by Parent or the surviving corporation;

•
make any material tax election or settle or compromise any material federal, state, local or foreign tax claim, audit or assessment for an amount materially in excess of any corresponding liability already reflected in the most recent balance sheet included in our filings, reports and other documents filed with the SEC;

•	change any annual tax accounting period;

•	change any method of tax accounting that requires the approval or consent of any taxing authority or that otherwise constitutes a change in a material method of tax accounting;

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enter into any material closing agreement relating to any tax that could result in liability materially in excess of the amount of any liability for such tax already reflected in the most recent balance sheet included in our filings, reports and other documents filed with the SEC;

•	consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

•	make or authorize any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;

•	take any action or omit to take any action that is reasonably likely to result in any of the conditions to the closing of the merger not being satisfied;

•	fail to maintain in full force and effect our insurance policies;

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fail to take all commercially reasonable actions to maintain all of our and our subsidiaries’ material intellectual property, including appealing rejections and adverse court decisions and avoiding cancellations and challenges;

•	enter into any new sponsorship or renew any existing sponsorship;

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enter into any new license related to intellectual property or any new distribution agreement or renew any existing license related to intellectual property or distribution agreement, except for (i) in the case of licenses related to intellectual property, licenses that require payment(s) of money to or from us or any of our subsidiaries in the amount of $100,000 or less during the term of the license, or (ii) in the case of distribution agreements, distribution agreements that require distribution of 75,000 pairs or less during the term of the distribution agreement; or

•	agree, authorize or commit to do any of the foregoing.

Parent and Merger Sub are prohibited from directly or indirectly taking any action which is intended to or which would reasonably be expected to (i) except as may otherwise be required by applicable law, materially adversely affect or materially delay the ability of Parent or Merger Sub from obtaining any approvals of any governmental entity necessary for the consummation of the transactions contemplated by the merger agreement, (ii) materially delay or materially interfere with its performance of, or cause a failure to perform, its covenants or agreements in all material respects, (iii) cause its representations and warranties set forth in the merger agreement to be untrue, except for such inaccuracies that would not have a Parent material adverse effect, or (iv) otherwise, individually or in the aggregate, have a Parent material adverse effect (as defined in the merger agreement).

Obligation Not to Solicit Alternative Acquisition Proposals; Adverse Recommendation Change

Subject to certain exceptions described below, we and our subsidiaries have agreed not to:

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initiate, solicit or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or the completion of, an acquisition proposal (as defined in the merger agreement and described in the section captioned “—Definitions of Acquisition Proposal and Superior Proposal” below) for us;

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engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries or provide any person access to our business, properties, assets, books, records or any personnel of us or our subsidiaries in connection with an acquisition proposal;

•	approve, endorse or recommend an acquisition proposal;

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approve, endorse or recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

•	authorize, commit or agree to do any of the foregoing.

We have also agreed that we will immediately cease and terminate any existing activities, discussions or negotiations with any persons that were conducted by us prior to the date of the merger agreement with respect to any acquisition proposal.

Notwithstanding anything to the contrary described above, if, prior to obtaining stockholder approval of the merger proposal, we receive an unsolicited bona fide written acquisition proposal that did not result from a breach of our non-solicitation obligations under the merger agreement and that our board of directors determines in good faith constitutes or may reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described in the section captioned “—Definitions of Acquisition Proposal and Superior Proposal” below), we may:

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furnish information with respect to us and our subsidiaries, and provide access to our business, properties, assets, books, records and personnel of us and our subsidiaries to the same extent provided to Parent, its affiliates and their respective representatives, to the person making such acquisition proposal, pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement entered into between us and Parent, dated July 13, 2012; and

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participate in discussions or negotiations with such person and its representatives regarding an acquisition proposal; provided, however, that we will provide or make available to Parent any non-public information concerning us or any of our subsidiaries that is provided to the person making such acquisition proposal or its representatives which was not previously provided or made available to Parent.

We have also agreed that we will promptly (and in any event within 24 hours) notify Parent orally or in writing of any written acquisition proposal, any written request for non-public information and any written inquiry or request for discussion or negotiation regarding an acquisition proposal. In connection therewith, we have agreed that we will advise Parent of the person making any such acquisition proposal, inquiry or request and the terms and conditions of any such acquisition proposal, inquiry or request, including, if applicable, copies of any written requests, proposals or offers, including proposed agreements.  We have agreed to keep Parent informed on a current basis, of the status and terms of any acquisition proposal, inquiry or request (including any amendments thereto), and the status of any such discussions or negotiations, including any change in our intentions as previously notified.

Subject to the exceptions described in the next paragraph, neither our board of directors nor any committee thereof may do either of the following (we refer to the actions described in the next two bullets below as “adverse recommendation changes”):

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withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub its recommendation of the merger agreement or the merger; or

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal.

Notwithstanding anything to the contrary described in the preceding paragraph, at any time prior to obtaining stockholder approval for the merger proposal, our board of directors or any committee thereof may (i) effect an adverse recommendation change as a result of an acquisition proposal made after the date of the merger agreement that our board of directors determines in compliance with the merger agreement is a superior proposal or new developments occurring after the date of the merger agreement, or (ii) terminate the merger agreement to enter into a superior proposal, in each case subject to the applicable requirements outlined below.

We are not entitled to effect an adverse recommendation change unless:

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our board of directors determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with our board of directors’ fiduciary duties under applicable law (a “fiduciary determination”);

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our board of directors has given Parent at least three business days’ prior written notice of its intention to take such action and has provided Parent all of the information required by the merger agreement, and as described above, relating to the acquisition proposal; and

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Parent does not make, within three business days of receipt of such written notice (it being understood and agreed that any change to the financial or other material terms of any acquisition proposal that is the basis for an adverse recommendation change will require an additional prior written notice to Parent and a new three business day period), a proposal that would, in the good faith determination of our board of directors, after consultation with our outside counsel and financial advisor, permit our board of directors not to effect an adverse recommendation change;

We are not entitled to terminate the merger agreement to enter into a superior proposal unless:

•	our board of directors determines in good faith, after consultation with its outside counsel and financial advisor, that the proposal offered would constitute a superior proposal;

•
we have given Parent at least three business days’ prior written notice of our intention to take such action (which notice must specify the basis of such action and attach the current version of any proposed agreement, the identity of the person or group making such superior proposal, and any other material terms and conditions of such proposal);

•
Parent does not make, within three business days of receipt of such written notice (it being understood and agreed that any change to the financial or other material terms of such superior proposal will require an additional prior written notice to Parent and a new three business day period), a proposal that would, in the good faith determination of our board of directors, after consultation with our outside counsel and financial advisor, cause the superior proposal to no longer constitute a superior proposal; and

•	concurrently or prior to such termination in accordance with the merger agreement, the Company pays a termination fee of $5,160,900.

Even though we have agreed to the provisions described above relating to the non-solicitation of acquisition proposals, the merger agreement provides that nothing in the merger agreement shall prevent us or our board of directors from taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party, pursuant to Rule 14d-9, Rule 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or making any required disclosure to our stockholders if, in the good faith judgment of our board of directors, after consultation with our outside counsel, the failure to do so would reasonably be expected to violate our obligations under applicable law. The merger agreement also provides that if any such disclosure does not reaffirm our board of directors’ recommendation of the merger agreement or the merger, or has the substantive effect of withdrawing or adversely modifying such recommendation, the disclosure will be deemed to be an adverse recommendation change and Parent will have the right to terminate the merger agreement.

Pursuant to the merger agreement, we have also agreed that to the extent we release or permit the release of any person from, or waive or permit the waiver of any provision of, any confidentiality, standstill, or similar agreement to which we or any of our subsidiaries is a party, the confidentiality agreement with Parent shall be deemed to be amended to waive or release Parent and its affiliates from any equivalent restriction in its confidentiality agreement. None of the confidentiality agreements that we entered into with other potential buyers in connection with our sale process include a provision prohibiting such party from asking us to waive any confidentiality, standstill or similar agreement included therein.

Definitions of Acquisition Proposal and Superior Proposal

For purposes of the merger agreement (and this summary), “acquisition proposal” means, other than the merger contemplated by the merger agreement, any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of us (or any of our subsidiaries whose business constitutes 20% or more of the net revenues or assets of us and our subsidiaries, taken as a whole), or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of us and our subsidiaries.

For purposes of the merger agreement (and this summary), “superior proposal” means any bona fide written acquisition proposal (i) on terms which our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of our shares than the merger and the other transactions contemplated by the merger agreement, and (ii) that our board of directors believes is reasonably capable of being completed; for purposes of clauses (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such proposal, including its terms and conditions; provided, that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%.”

Cooperation with Respect to Credit Arrangements

We have agreed, subject to the limitations provided for in the merger agreement, that, at the request of Parent, we will, and will cause our subsidiaries and representatives (including legal and accounting) to, reasonably cooperate with Parent and Merger Sub to take steps to maintain or refinance our existing credit arrangements and assist in setting up new credit arrangements for us to be effective as of or after the effective time of the merger. Parent is obligated to indemnify and hold harmless us, and our subsidiaries and representatives, from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us in connection with the arrangement of such credit arrangements and any information utilized in connection therewith, other than historical information or other information furnished by or on behalf of us or any of our subsidiaries. Parent is required to promptly, upon our request, reimburse us for all documented and reasonable out-of-pocket costs incurred by us or our subsidiaries in connection with our cooperation efforts relating to our existing credit arrangements and in setting up any new credit arrangements for the surviving corporation.

The arranging of the credit arrangements is not a condition to the closing of the merger.

Access to Information; Confidentiality

We have agreed, upon reasonable prior written notice, to and to use our reasonable best efforts to cause our subsidiaries, officers, directors and representatives to, afford to Parent and its authorized representatives reasonable access, during normal business hours, consistent with applicable law, to our officers, employees, properties, offices, other facilities and books and records, and to furnish Parent with all financial, operating and other data and information as it may reasonably request in writing. Such access or furnishing of information must be conducted in such a manner so as not to interfere with our or our subsidiaries’ business or operations or otherwise result in any interference with the prompt and timely discharge by our and our subsidiaries’ employees of their normal duties. We are, however, not required to provide access to or disclose information where such access or disclosure would (i) breach any agreement with any third-party, (ii) cause significant competitive harm if the transactions contemplated by the merger agreement were not consummated, (iii) constitute a waiver of or jeopardize the attorney-client or other privilege held by us, or (iv) otherwise violate any applicable law. Parent and Merger Sub are required to, and to cause their representatives to, hold and treat in confidence all documents and information concerning us and our subsidiaries furnished to them in connection with transactions contemplated by the merger agreement, in accordance with the confidentiality agreement, dated July 13, 2012, between Parent and us.

Further Action; Reasonable Best Efforts

Upon the terms and subject to the conditions of the merger agreement, each of K-Swiss, Parent and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable law (including under any antitrust law) to consummate the merger and the other transactions contemplated by the merger agreement at the earliest practicable date, including using reasonable best efforts to:

•	cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger;

•	execute and deliver any additional instruments necessary to consummate the merger; and

•	obtain all material approvals, consents and permits from any governmental entity or third party necessary to consummate the merger.

In addition, with respect to antitrust approval, we, Parent and Merger Sub have agreed:

•	to prepare and file as promptly as practicable, an appropriate filing and notification and report form pursuant to the HSR Act and any filings required under foreign antitrust laws;

•	we will consult with Parent prior to seeking consents from third parties;

•	Parent will pay all filing fees and other charges for the filings required pursuant to the HSR Act and any other antitrust law;

•
that if any of us receives a request for information or documentary material from any governmental entity with respect to the merger agreement or any of the transactions contemplated thereby, including, but not limited to, a second request for information under the HSR Act, then such party will in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request; and

•
to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable governmental entity, including:

•
cooperating with each other in connection with filings required to be made under any antitrust law and liaising with each other in relation to each step of the procedure before the relevant governmental entities and as to the contents of all communications with such governmental entities;

•
furnishing each other with all information within its possession that is required for any application or other filing to be made by the other party pursuant to applicable law in connection with the transactions contemplated by the merger agreement;

•
promptly notifying each other of any communications from or with any governmental entity with respect to the transactions contemplated by the merger agreement and ensuring to the extent permitted by law or governmental entity that each of the parties is entitled to attend any meetings with or other appearances before any governmental entity with respect to the transactions contemplated by the merger agreement;

•
consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the antitrust laws; and

•
without prejudice to any rights of the parties, consulting and cooperating in all respects with each other in defending all lawsuits and other proceedings by or before any governmental entity challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement.

In addition, we, Parent and Merger Sub, have each agreed to use our reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all antitrust laws to consummate the transactions contemplated by the merger agreement, including using reasonable best efforts to:

•
obtain the expiration of all waiting periods and obtain all other approvals and any other consents required to be obtained in order to consummate the transactions contemplated by the merger agreement; and

•
resolve any objection asserted with respect to the transactions contemplated under the merger agreement under any antitrust law raised by any governmental entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the merger agreement.

Notwithstanding anything to the contrary set forth in the merger agreement, Parent is not required to propose, negotiate, commit to, take or enter into any actions, or take, offer to take or offer to commit to take any such action which Parent determines in good faith would have a Company material adverse effect (provided that any of the above described actions, if taken pursuant to antitrust laws or their enforcement by any governmental entity, shall not be deemed to arise out of, be attributable to, or result from, the performance of the merger agreement or consummation of the transactions contemplated thereby for the purposes of such determination) or a material adverse effect (relative to the size of the proposed transaction) on Parent.

Employee Benefit Matters

Without limiting any additional rights that any of our current or former employees may have under any of our benefit plans, except as otherwise agreed in writing between Parent and any of our current or former employees, Parent has agreed that it will cause the surviving corporation and each of its subsidiaries, during the period commencing at the effective time of the merger and ending on the second anniversary thereof, to:

•
maintain the severance-related provisions in our employee benefit plans as of the date of the merger agreement to the extent disclosed to Parent and to provide 100% of the severance and benefits required thereunder to be provided to any employee of K-Swiss and its subsidiaries who continues as an employee of the surviving corporation or its subsidiaries after the effective time of the merger; and

•
maintain for any employee of K-Swiss and its subsidiaries who continue as employees of the surviving corporation or its subsidiaries after the effective time of the merger, (i) subject to the bullet above, cash and compensation levels and (ii) benefits provided under our benefit plans that, in the aggregate taking into account (i) and (ii) are no less favorable than, the overall cash compensation levels and benefits (including the costs to the participants) maintained for and provided to such continuing employees as of the date of the merger agreement to the extent disclosed to Parent in our disclosure letter; provided that the foregoing will not restrict Parent or the surviving corporation from terminating any continuing employees so long as Parent or the surviving corporation fully complies with any applicable severance obligations to such continuing employees.

In addition, as of and after the effective time of the merger, Parent will, or will cause the surviving corporation to, give our continuing employees full credit for purposes of eligibility, participating and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit (including vacation, but excluding any equity incentive compensation) plans, programs, policies and arrangements maintained for the benefit of our continuing employees as of and after the effective time of the merger by Parent, its subsidiaries or the surviving corporation for the continuing employees’ service with us, our subsidiaries and our predecessor entities (each, a “Parent Plan”) to the same extent recognized by us immediately prior to the effective time of the merger (but only to the extent such credit does not result in a duplication of benefits for continuing employees). With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its subsidiaries have agreed to (i) cause there to be waived any pre-existing condition or eligibility limitations to the extent the continuing employees are covered under similar plans maintained by the Company and its subsidiaries immediately prior to the effective time of the merger, and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, continuing employees under similar plans maintained by us and our subsidiaries in the plan year in which the effective time of the merger occurs.

Parent has also agreed that, from and after the effective time of the merger, except as otherwise agreed in writing between Parent and a continuing employee or as otherwise provided in the merger agreement, the surviving corporation will honor, in accordance with its terms our benefit plans as disclosed to Parent in our disclosure letter, subject to Parent’s ability to amend or terminate any such plan consistent with the terms of the plan.

In addition, Parent has agreed to cause the surviving corporation and each of its subsidiaries, for a period commencing at the effective time of the merger and ending 90 days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, operating unit or Company employee, and will cause the surviving corporation and each of its subsidiaries not to take any such action after such 90 day period without complying with all provisions of WARN, or any similar provision of applicable foreign law.

None of the foregoing, express or implied, will (i) be treated as an amendment or other modification of any of our plans; (ii) limit the right of Parent or the surviving corporation or any of its subsidiaries to amend, terminate or otherwise modify any Company benefit plan following the closing date of the merger or terminate any employee, or (iii) confer upon any person, whether or not a party to the merger agreement, any right to employment, any right to compensation or benefits or any other right of any kind or nature whatsoever.

Indemnification; Directors’ and Officers’ Insurance

From the effective time of the merger through the sixth anniversary of the effective time of the merger, Parent will, or will cause the surviving corporation to, indemnify and hold harmless our and our subsidiaries’ present (as of the effective time of the merger) and former officers, directors and employees (each an “indemnified party”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses (including attorneys’ fees and disbursements) incurred in connection with any suit, claim, action, proceeding, arbitration, mediation, investigation or other similar proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that such person is or was an officer, director, employee, fiduciary or agent of the Company or any of our subsidiaries or (ii) matters existing or occurring at or prior to the effective time of the merger (including the merger agreement and the transactions and actions contemplated by it), whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law and our governing documents in effect as of the date of the merger agreement.

Parent has agreed that, except as may be required by applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto, existing in favor of any indemnified party, as provided in our or our subsidiaries’ governing documents or in any indemnification agreement between such indemnified party and us or any of our subsidiaries, shall survive the merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

For a period of six years from the effective time of the merger, Parent will either cause to be maintained in effect our current policies of directors’ and officers’ liability insurance and fiduciary liability insurance or cause to be provided substitute policies or purchase or cause the surviving corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts, containing terms and conditions that are no less advantageous in the aggregate, than our existing policies, with respect to matters arising on or before the effective time of the merger. This obligation is subject to a cap of 200% of the last annual premium paid by us prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement.

At our option, we may purchase, prior to the effective time of the merger, a six-year, non-cancellable, irrevocable, prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as our current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us and our subsidiaries, with respect to matters arising on or before the effective time of the merger (covering, without limitation, the transactions contemplated by the merger agreement). Any such pre-paid “tail policy” may not cost more than 200% of the last annual premium we paid for such insurance.

The present and former directors, officers and employees of the Company will have the right to enforce the provisions of the merger agreement relating to indemnification and insurance and are express third-party beneficiaries of the merger agreement for this purpose.

Financing of the Merger

There is no financing condition to the merger. Parent and Merger Sub have represented to us in the merger agreement that as of the date of the merger agreement they have and will have at all times prior to, and as of the date of, the consummation of the merger, sufficient immediately available funds to consummate the merger and the other transactions contemplated thereby. Parent has indicated to us that it intends to use cash on hand or borrowings under its existing credit facilities to finance the merger.

Conditions to the Closing of the Merger

The merger will be completed only if certain conditions are satisfied at or prior to the effective time of the merger, including the following:

•	our stockholders must adopt and approve the merger agreement;

•
there must be no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or other legal restraint or prohibition in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity, that prohibits or makes illegal the consummation of the merger; and

•
the waiting period under the HSR Act shall have expired or terminated and the business combination report under the Korean Monopoly Regulation and Fair Trade Act shall have been duly approved by the Korean Fair Trade Commission (or the relevant waiting period shall have expired or been terminated after filing of the report without any objection from the Korean Fair Trade Commission).

Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by Parent and Merger Sub at or prior to the closing of the merger of each of the following additional conditions:

•
our representations and warranties contained in the merger agreement with respect to organization, standing and power, authority and absence of undisclosed broker fees must be true and correct both at the time of the execution of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of an earlier date, as of such earlier date), except to the extent any such representation or warranty was untrue or incorrect as of the date of the merger agreement and such untruth or incorrectness shall have been fully cured by the closing date of the merger with no material adverse impact to the Company or material adverse effect continuing past the date of cure, provided that such representation and warranty is true and correct as of the closing date of the merger;

•
our representations and warranties contained in the merger agreement with respect to our capitalization must be true and correct in all respects both at the time of the execution of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of an earlier date, as of such earlier date), except for any untruths or incorrectness as to the amount of outstanding shares of our common stock or in-the-money stock options, not exceeding an aggregate of 10,000 shares of our common stock or options in respect thereof;

•
our other representations and warranties contained in the merger agreement must be true and correct both at the time of the execution of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of an earlier date, as of such earlier date), except where the failure to be so true and correct (without giving effect to any qualification as to materiality or Company material adverse effect) would not, individually or in the aggregate, have a Company material adverse effect;

•
we must have, in all material respects, performed or complied with all obligations, agreements and covenants required by the merger agreement to be performed or complied with by us prior to the closing of the merger;

•	we must have delivered to Parent a certificate, dated as of the closing of the merger and signed by the chief executive or chief financial officer of K-Swiss, certifying as to the above; and

•	no Company material adverse effect shall have occurred from the date of the merger agreement.

Additional Conditions to Our Obligation. Our obligation to effect the merger is further subject to the satisfaction or (to the extent permitted by applicable law) waiver by us, on or prior to the closing date of the merger, of the following conditions:

•
Parent and Merger Sub’s representations and warranties contained in the merger agreement with respect to organization, standing and power, authority and absence of undisclosed broker fees must be true and correct both at the time of the execution of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of an earlier date, as of such date), except to the extent any such representation or warranty was untrue or incorrect as of the date of the merger agreement and such untruth or incorrectness shall have been fully cured by the closing date of the merger with no material adverse impact to Parent’s ability to consummate the merger continuing past the date of cure; provided that the representation and warranty is true and correct as of the closing date of the merger;

•
Parent and Merger Sub’s other representations and warranties contained in the merger agreement must be true and correct both at the time of the execution of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of an earlier date, as of such earlier date), except where the failure to be so true and correct (without giving effect to any qualification as to materiality or Parent material adverse effect) would not, individually or in the aggregate, have a Parent material adverse effect;

•
Parent and Merger Sub must have, in all material respects, performed or complied with all obligations, agreements and covenants required by the merger agreement to be performed or complied with by them prior to the closing of the merger; and

•	Parent must have delivered to us a certificate, dated as of the closing of the merger and signed by the chief executive or chief financial officer of Parent certifying as to the above.

None of the Company, Parent or Merger Sub may rely on the failure of any condition described above to be satisfied if such failure was caused by such party’s breach of the merger agreement.

Termination

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the Company stockholder approval has been obtained, if applicable (with any termination by Parent also being an effective termination by Merger Sub), by the mutual written consent of us and Parent, or by either Parent or us:

•
if the merger has not been completed on or before June 26, 2013; however, such right to so terminate is not available to the party whose failure to fulfill, in any material respect, any of its obligations under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be completed;

•
if a court or other governmental entity has issued a judgment, order, injunction, rule or decree or taken any other action restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; or

•	if our stockholders fail to adopt and approve the merger agreement.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by Parent:

•
on or after June 26, 2013, if we breach or fail to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) has resulted in the failure of a condition to Parent or Merger Sub’s obligation to consummate the merger, and (ii) has not been cured by June 26, 2013, provided that for Parent to so terminate the merger agreement (A) Parent must have given us written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate and the basis for such termination, and (B) neither Parent nor Merger Sub is then in material breach of any of its covenants or agreements set forth in the merger agreement; or

•
if (i) our board of directors effects an adverse recommendation change or (ii) we fail to include in the Company proxy statement when mailed, our board of directors’ recommendation and a summary of the board resolutions referred to in “The Merger—K-Swiss Board of Directors’ Recommendation.”

The merger agreement may be terminated, and the merger may be abandoned by us:

•
at any time prior to the effective time of the merger, but only on or after June 26, 2013, if Parent or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) has resulted in the failure of a condition to our obligation to consummate the merger, and (ii) has not been cured by June 26, 2013, provided that for us to so terminate the merger agreement (A) we must have given Parent written notice, delivered at least 30 days prior to such termination, stating our intention to terminate and the basis for such termination, and (B) we must not then be in material breach of any of our covenants or agreements set forth in the merger agreement;

•
at any time prior to the effective time of the merger, if Parent fails to fund the merger consideration after all conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied; provided that we are not then in material breach of any of our covenants or agreements set forth in the merger agreement; or

•
at any time prior to obtaining approval of our stockholders, in order to enter into a transaction that is a superior proposal, provided that we complied with the non-solicitation provisions of the merger agreement and we pay a termination fee of $5,160,900 prior to or concurrent with such termination.

Termination Fees and Expenses

Company Termination Fees and Expenses. We have agreed to reimburse Parent and Merger Sub’s reasonable out-of-pocket expenses (including, any amounts paid by Parent relating to the HSR filing and other antitrust approvals and any expenses incurred by Parent in connection with the filing, printing and mailing of our proxy statement (including applicable SEC filing fees) and the solicitation of the approval of the merger agreement by our stockholders) incurred in connection with the merger agreement and the transactions contemplated thereby, up to $1,000,000, if:

•
we or Parent terminate the merger agreement due to the merger not having been consummated on or before June 26, 2013 and (i) at any time after the date of the merger agreement and prior to such termination, an acquisition proposal was communicated to our senior management or our board of directors or publicly announced or publicly made known to our stockholders and was not unconditionally withdrawn prior to June 26, 2013 (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”) and (ii) Parent is not then in breach of any of its representations, warranties, covenants or agreements in the merger agreement;

•
Parent terminates the merger agreement, on or after June 26, 2013, due to our breach or failure to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) has resulted in the failure of a condition to Parent or Merger Sub’s obligation to consummate the merger, and (ii) has not been cured by June 26, 2013, provided that for Parent to so terminate the merger agreement (A) Parent must have given us written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate and the basis for such termination and (B) neither Parent nor Merger Sub may be in material breach of any of its covenants or agreements set forth in the merger agreement; or

•
we or Parent terminate the merger agreement because of the failure to obtain approval of the merger agreement by our stockholders at the special meeting  and at any time after execution of the merger agreement and prior to the taking of the vote by our stockholders to approve the merger or any adjournment or postponement thereof, an acquisition proposal was publicly announced or publicly made known to our stockholders and not unconditionally publicly withdrawn prior to the date of the special meeting (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”).

We have also agreed to pay Parent a termination fee of $5,160,900 less expenses previously reimbursed if:

(1)
the conditions in the first bullet above are satisfied, and within 12 months after such termination, we consummate an acquisition proposal (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”);

(2)
the merger agreement is terminated pursuant to the second bullet above, and (i) prior to such termination an acquisition proposal was communicated to our senior management or our board of directors or publicly announced or publicly made known to our stockholders and not unconditionally withdrawn prior to such termination, and (ii) within 12 months after such termination, we consummate an acquisition proposal (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”);

(3)
(i) Parent terminates the merger agreement because our board of directors effects an adverse recommendation change or we fail to include in our proxy statement, when mailed, our board of directors’ recommendation and a summary of the board resolutions referred to in “The Merger—K-Swiss Board of Directors’ Recommendation,” and (ii) within 12 months after such termination we consummate an acquisition proposal (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”);

(4)
the conditions in the third bullet above are satisfied, and within 12 months after such termination we consummate an acquisition proposal (for this purpose, references to “20% or more” in the definition of “acquisition proposal” will be deemed to be references to “more than 50%”); or

(5)	we terminate the merger agreement to enter into a superior proposal.

We have also agreed that if Parent terminates the merger agreement because our board of directors effects an adverse recommendation change or we fail to include in our proxy statement, when mailed, our board of directors’ recommendation and a summary of the board of directors’ resolutions referred to in “The Merger—K-Swiss Board of Directors’ Recommendation,” we will pay to Parent it and Merger Sub’s reasonable out-of-pocket expenses up to $500,000, plus a termination fee of $2,000,000. Any amount payable to Parent pursuant to (3) above will be reduced by the amount paid to Parent pursuant to the foregoing.

Parent Termination Fee

Parent has agreed to pay us a termination fee of $17,203,000 (the “Parent liquidated damages”) if we terminate the merger agreement:

•
at any time prior to the effective time of the merger, but only on or after June 26, 2013, if Parent or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, (i) results in the failure of a condition to our obligation to consummate the merger, and (ii) is not cured by June 26, 2013, provided that for us to so terminate the merger agreement (A) we must have given Parent written notice, delivered at least 30 days prior to such termination, stating our intention to terminate the merger agreement and the basis for such termination, and (B) we must not then be in material breach of any of our covenants or agreements set forth in the merger agreement; or

•
at any time prior to the effective time of the merger, if Parent fails to fund the merger consideration after all conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied; provided that we are not then in material breach of any of our covenants or agreements set forth in the merger agreement;

In addition, for us to be entitled to the Parent liquidated damages, at the time we give written notice of our intent to terminate the merger agreement on the basis of the first or second bullet above, if written notice is required, Parent must not have previously communicated to us that it then has the right to terminate the merger agreement.  We and Parent have agreed that Parent will not have the right to so terminate if Parent’s breach of its covenants and agreements were the primary cause or Parent was primarily responsible for any situation giving rise to Parent’s right to terminate.

In connection with the entry into the merger agreement, Parent delivered to us a letter of credit from Kookmin Bank, a large Korean bank, for our benefit, in the amount of the Parent liquidated damages (the “letter of credit”). Under the terms of the merger agreement, if we are entitled to the Parent liquidated damages, we are entitled to collect such amount by drawing on the letter of credit, subject to the terms and conditions set forth therein. Pursuant to the letter of credit, we may only make a draw on or after June 26, 2013, if such draw is being made because of a breach by Parent or Merger Sub (as more fully described in the first bullet above) and we may only make a draw because of Parent’s failure to fund the merger consideration (as more fully described in the second bullet above) if we deliver a secretary’s certificate certifying, among other things, that our stockholders adopted the merger agreement at the special stockholder meeting (or that such approval would have been obtained if Parent and Merger Sub had voted the shares beneficially owned by them in favor of the adoption of the merger agreement at such meeting).  The letter of credit terminates upon the earlier of noon New York time on (i) the date a draw is made thereunder and (ii) July 12, 2013.

Expenses

Pursuant to the merger agreement, Parent has agreed to pay all expenses related to the HSR filing fee and other antitrust filing fees and we and Parent have agreed to share equally all expenses incurred in the filing, printing and mailing of our proxy statement for the special meeting (including applicable SEC filing fees) and the solicitation of the approval of the merger agreement by our stockholders. Except for such expenses and our obligation to reimburse Parent for such expenses, subject to the conditions and limitations described above under the section captioned, “—Termination Fees and Expenses —Company Termination Fee and Expenses,” all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be paid by the party incurring such fees and expenses, whether or not the merger is consummated.

In addition, the merger agreement provides that if either we or Parent fail to promptly pay any termination fees or expenses owed, as described in the section captioned “—Termination Fees and Expenses,” or if we draw on the letter of credit in circumstances where we are not eligible to do so, and either of us, as applicable, commences a suit that results in a judgment against the other for such fees or expenses (or reimbursement of the letter of credit), the other party is required to pay the winning party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due.

Limitation on Remedies; Specific Performance

Our right to terminate the merger agreement and receive the Parent liquidated damages from Parent is our sole and exclusive remedy against Parent, Merger Sub, and their respective affiliates, agents and assigns with respect to the merger agreement and the transactions contemplated thereby, including with respect to any failure by Parent and Merger Sub to effect the merger or any breach by Parent or Merger Sub of the merger agreement. We have no right to seek equitable relief to specifically enforce the terms of the merger agreement. Upon payment of the Parent liquidated damages, neither Parent, Merger Sub nor any of their respective affiliates, agents or assigns will have any further liability to us or any of our subsidiaries or representatives, relating to our arising out of the merger agreement or the transactions contemplated thereby, except with respect to liabilities and obligations owed to our directors and officers in respect of their rights to indemnification and liability insurance as provided for in the merger agreement. See the section captioned, “—Indemnification; Directors’ and Officers’ Insurance.”

Parent and Merger Sub are entitled to specific performance of the terms of the merger agreement and may seek an injunction against us to prevent breaches of the merger agreement. In addition to its right to specific performance, Parent has the right to receive from us reimbursement of expenses and/or a termination fee, subject to the limitations, and under the circumstances, described in the section captioned “—Termination Fees and Expenses—Company Termination Fees and Expenses,” and has the right to pursue a claim for damages against us for a willful or intentional breach of any covenant or agreement set forth in the merger agreement, even if the merger agreement has been terminated.

Amendment, Extension and Waiver

The merger agreement may be amended, modified or supplemented by the parties at any time before or after our stockholders have approved and adopted the merger agreement, provided that after the stockholders adopt and approve the merger agreement, no amendment of the merger agreement may be made that pursuant to applicable law, requires further approval or adoption by the stockholders of K-Swiss without such further approval or adoption.

At any time prior to the effective time of the merger, the parties, to the extent permitted by applicable law, may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties of the other parties set forth in the merger agreement or in any document delivered pursuant to the merger agreement, or (iii) subject to applicable law, waive compliance with any of the agreements or conditions of the other parties contained in the merger agreement, provided that after K-Swiss stockholders have adopted and approved the merger agreement, no waiver may be made that, pursuant to applicable law, requires further approval or adoption by the stockholders of K-Swiss without such further approval or adoption. Any agreement on the part of a party to any such waiver must be in writing and signed on behalf of such party to be valid and delivered by a duly authorized officer on behalf of such party. Any failure in exercising any right or remedy provided to a party under the merger agreement will not constitute a waiver of such right.

VOTING AND SUPPORT AGREEMENT

The following is a summary of the material terms and conditions of the voting and support agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting and support agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting and support agreement that is important to you. We encourage you to read the voting and support agreement carefully and in its entirety.

In connection with the merger, the support agreement stockholders, in their capacity as stockholders of the Company, entered into the voting and support agreement pursuant to which such stockholders agreed to, among other things and subject to certain conditions, vote, at any meeting of the Company’s stockholders or any adjournment thereof or in connection with any action of our stockholders by written consent, their shares of Company common stock in favor of the adoption of the merger agreement and approval of the terms of the merger, and any other matters necessary for the consummation of the transactions contemplated in the merger agreement and against (i) any acquisition proposal (other than the merger) or (ii) amendment to the Company’s governing documents or other action (including a change in the individuals who serve as members of the board of directors of the Company), agreement, proposal or transaction involving the Company or any of its subsidiaries, which amendment, change or other action, agreement, proposal or transaction would reasonably be expected to impede, delay, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or result in a material breach of any representation, warranty, covenant or agreement of the Company under the merger agreement or of the support stockholders under the voting and support agreement or change in any manner the voting rights of the Company’s Class A common stock or Class B common stock. The support agreement stockholders also granted to, and appointed, Parent and any officer or designee of Parent as its irrevocable proxy and attorney-in-fact (with full power of substitution and re-substitution) to vote its shares of Class A common stock in accordance with the foregoing.

As of the record date, the support agreement stockholders held approximately 75% of the Company’s voting power.

The voting and support agreement will terminate on the earliest of (i) the effective time of the merger, (ii) the date on which the merger agreement is terminated in accordance with the terms provided for therein (see the section captioned “The Merger Agreement—Termination”), (iii) written notice of termination of the voting and support agreement by Parent to the support agreement stockholders, (iv) as to a particular support agreement stockholder, the date and time that any amendment or change to the merger agreement is effected without consent of such stockholder that (A) decreases the merger consideration or (B) materially adversely affects such stockholder, or (v) the date the board of directors effects an adverse recommendation change; provided in the case of (ii) and (v) that the termination or adverse recommendation change is permitted by, and effected in compliance with the applicable provisions of, the merger agreement (see the sections captioned “The Merger Agreement—Obligation Not to Solicit Alternative Acquisition Proposals; Adverse Recommendation Change;” and “The Merger Agreement—Termination”).

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S
NAMED EXECUTIVE OFFICERS
(Proposal 2)

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of the Company’s stockholders, as described below in this section.

The terms of the merger agreement provide for accelerated vesting of outstanding Company stock options as described above in “The Merger—Interests of K-Swiss’s Directors and Executive Officers in the Merger” beginning on page 36. In addition, as described in “The Merger—Interests of K-Swiss’s Directors and Executive Officers in the Merger—Retention Bonus Plan,” certain of the Company’s named executive officers may be eligible to receive a bonus under the Retention Plan (other than Mr. S. Nichols).

The following table sets forth the maximum amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each named executive officer of the Company could receive in connection with the merger.

Name	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other	Total
Steven Nichols, President and Chief Executive Officer	$0	$366,000	$0	$0	$0	$0	$366,000
George Powlick, Vice President of Finance, Chief Financial Officer, Chief Administrative Officer and Secretary	$195,000	$392,000	$0	$0	$0	$0	$587,000
David Nichols, Executive Vice President	$195,000	$392,000	$0	$0	$0	$0	$587,000
Kimberly Scully, Corporate Controller	$50,000	$151,660	$0	$0	$0	$0	$201,660
Brian Sullivan, Vice President – National Accounts	$25,000	$9,400	$0	$0	$0	$0	$34,400

(1)  As discussed in “The Merger—Interests of K-Swiss’s Directors and Executive Officers in the Merger—Retention Bonus Plan,” the Company’s named executive officers (other than Mr. S. Nichols) could become entitled to bonus payments under the Retention Plan in the event they remain employed for one year following the closing date. These amounts would also become payable upon a termination within the one year following the closing date due to death, disability, by the Company without cause or by the executive for good reason or upon the occurrence of a liquidation event within one year following the closing date, provided that the named executive officers remains employed through the payment date.

(2) As noted above, pursuant to this single trigger arrangement, all outstanding options will be accelerated upon consummation of the merger and converted into the right to receive an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 per share and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. Stock options with exercise prices equal to or greater than the per share merger consideration of $4.75 per share will be cancelled at the effective time of the merger with no cash payment in respect thereof.

Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives our stockholders the opportunity to express their views on the merger-related compensation of the Company’s named executive officers.

Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation,” are hereby APPROVED.”

Vote Required and the Company Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to adopt the merger agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the merger agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to adopt the merger agreement. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto).

The proposal to approve, by non-binding, advisory vote, certain merger-related compensation arrangements for our named executive officers requires the affirmative vote of a majority of the number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class. While the voting and support agreement does not obligate the support agreement stockholders to vote “FOR” the advisory, non-binding proposal relating to certain merger-related compensation arrangements for our named executive officers, all of the support agreement stockholders have informed the Company that they currently intend to vote all of their shares of our common stock “FOR” the approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
(Proposal 3)

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve any adjournments or postponements of the special meeting if there are not sufficient votes to adopt and approve the merger agreement at the time of the special meeting or any adjournment or postponement of that meeting. Even though a quorum may be present at the special meeting or any such adjournment or postponement, it is possible that we may not have received sufficient votes to adopt and approve the merger agreement by the time of the special meeting or such adjournment or postponement. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment or postponement of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Our board of directors retains full authority to the extent set forth in our bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

Vote Required and the Company Board Recommendation

The proposal to approve one or more adjournments or postponements of the special meeting requires the affirmative vote of a majority of the aggregate number of votes eligible to be cast by the holders of our Class A common stock and Class B common stock, present in person or by proxy, at the special meeting, voting together as a single class.  Pursuant to the voting and support agreement, the support agreement stockholders are obligated to vote in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING SO THAT PROXIES MAY BE USED FOR THAT PURPOSE, SHOULD IT BECOME NECESSARY OR APPROPRIATE.

Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated in the proxy.  Our bylaws provide that notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, that, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting must be provided.

MARKET PRICE OF OUR COMMON STOCK

Our Class A common stock is currently listed on the NASDAQ Global Select Market under the symbol “KSWS.” This table shows, for the periods indicated, the range of high and low sale prices for our Class A common stock as quoted on the NASDAQ Global Select Market:

	Price Per Share
	High	Low
Fiscal Year ended December 31, 2011
First Quarter	$13.04	$8.75
Second Quarter	$12.48	$9.33
Third Quarter	$11.79	$4.20
Fourth Quarter	$4.99	$2.47

Fiscal Year ended December 31, 2012
First Quarter	$4.59	$2.84
Second Quarter	$4.38	$2.66
Third Quarter	$3.87	$2.59
Fourth Quarter	$3.55	$2.20

Fiscal Year ending December 31, 2013
First Quarter (through March 13, 2013)	$4.74	$3.00

On January 16, 2013, at the close of regular trading prior to the public announcement of the proposed merger, our Class A common stock closed at $3.19. On March 13, 2013, the last practicable trading day prior to the date of this proxy statement, our Class A common stock closed at $4.74.

There is currently no established public trading market for our Class B common stock (nor has there ever been such a market).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of March 8, 2013, with respect to the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of common stock, (ii) each director of the Company, (iii) each of the named executive officers appearing in the Summary Compensation Table included in our proxy for our 2012 Annual Meeting of Stockholders, and (iv) all directors and officers as a group. Except as otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.
	Class A			Class B
Name or Identity of Group and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors and named executive officers:
Steven Nichols (4)	232,294	(5)	0.8%	7,452,162	(6)	92.7%
George Powlick (4)	392,803	(7)	1.4	—		—
Lawrence Feldman (4)	27,560	(8)	0.1	391,132	(9)	4.9
Stephen Fine (4)	41,000	(10)	0.1	—		—
Mark Louie (4)	30,500	(11)	0.1	—		—
Kimberly Scully (4)	46,334	(12)	0.1	—		—
David Nichols (4)	320,667	(13)	1.1	63,240	(14)	0.8
Brian Sullivan (4)	39,067	(15)	0.1	—		—
All Directors and Officers as a Group (10 persons) (4)	1,161,226		4.1	7,906,534		98.3
Other Principal Stockholders:
Nichols Family Trust (4)	90,200	(16)	0.3	7,388,930	(16)	91.9
FMR LLC	3,320,200	(17)	12.0	—		—
82 Devonshire Street Boston, MA 02109
BlackRock Inc.	2,317,780	(18)	8.41	—		—
40 East 52nd Street New York, NY 10022
Wallace Capital Management, Inc.	1,664,098	(19)	6.0	—		—
100 Crescent Court, Suite 1190 Dallas, TX 75201

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)
If shares of Class B common stock are owned by the named person or group, the number of shares reflected in this column excludes shares of Class B common stock convertible into a corresponding number of shares of Class A common stock.

(3)
Percentages are calculated based on the total number of shares of Class A common stock outstanding (27,567,971) and on the total number of shares of Class B common stock outstanding (8,039,524) as of March 8, 2013, respectively, plus, where applicable, shares issuable to the person or entity being reported upon the exercise of options within sixty days after March 8, 2013. Percentages do not include 2,421,617 shares of Class A common stock held by the Company as treasury shares as of March 8, 2013.

(4)
The stockholder is party the voting and support agreement and accordingly has agreed to, among other things, to vote all of its shares of Class A common stock and Class B common stock (now or hereafter owned) in favor of approving and adopting the merger agreement, and against any other acquisition proposals.  In addition, the stockholder has granted E-Land an irrevocable proxy to vote its shares of Class A common stock in accordance with the terms of the voting and support agreement and has agreed, subject to limited exceptions, not to transfer any shares of common stock owned by it, other that in accordance with the merger agreement.

(5)
Consists of 90,200 shares of Class A common stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee, 1,427 shares of Class A common stock, which are held by a charitable foundation, of which Steven Nichols is a co-trustee and options to acquire 140,667 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013. Steven Nichols, in his capacity as co-trustee of the Nichols Family Trust and the charitable foundation, exercises sole power to vote and dispose of shares held by the Nichols Family Trust and the charitable foundation. The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

(6)
Consists of 63,232 shares of Class B common stock, which was held as of the record date by a trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,388,930 shares of Class B common stock, which were held as of the record date by the Nichols Family Trust, of which Steven Nichols is a co-trustee. Steven Nichols has informed the Company that, as trustee of the Nichols Family Trust, he intends to transfer, prior to the date of the special meeting, 3,157,895 shares of Class B common stock from the Nichols Family Trust to the Nichols Charitable Remainder Unitrust I, of which Steven Nichols is a co-trustee. He has also informed the Company that he intends to transfer 1,052,632 shares of Class B common stock from the Nichols Family Trust to the Nichols Charitable Remainder Unitrust II, of which Steven Nichols is a co-trustee. Upon completion of those transfers, 3,178,403 shares of Class B common stock would remain in the Nichols Family Trust. Steven Nichols, in his capacity as co-trustee, exercises sole power to vote at the special meeting (and dispose of) the shares held by the Nichols Family Trust as of the record date, and would exercise sole power to vote and dispose of shares held by all of the above-described trusts following the above-described transfers, including with respect to any vote taken with a record date following those transfers. All of the shares held by the Nichols Family Trust as of the record date, including those shares that are to be transferred pursuant to the above-described transfers, are and will remain subject to the voting and support agreement. The shares currently held by the Nichols Family Trust (including the shares to be transferred to the Nichols Charitable Remainder Unitrust I and the Nichols Charitable Remainder Unitrust II) are also shown below as beneficially owned by the Nichols Family Trust.

(7)	Includes options to acquire 195,667 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(8)	Includes options to acquire 21,000 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(9)
Consists of 243,504 shares of Class B common stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are co-trustees, and 147,628 shares of Class B common stock, which are held by a trust, of which Lawrence Feldman and his wife are co-trustees, for the benefit of an unrelated individual. As co-trustees of these trusts, Lawrence Feldman and his wife share voting and investment power with respect to the shares held by the trusts.

(10)	Includes options to acquire 21,000 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(11)
Includes options to acquire 21,000 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013. Some or all of the shares of Class A common stock held by Mr. Louie may be included in a margin account.

(12)	Consists of options to acquire 46,334 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(13)	Consists of options to acquire 320,667 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(14)
Such shares are held by a trust, of which David Nichols is the trustee, for the benefit of a related individual. As trustee of the trust, David Nichols has sole voting and investment power with respect to the shares held by the trust.

(15)	Includes options to acquire 17,667 shares of Class A common stock, which options are exercisable within sixty days after March 8, 2013.

(16)
Steven Nichols, as co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares are also shown as beneficially owned by Mr. S. Nichols.

(17)
Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 14, 2012. According to the information contained in the Schedule 13G filing, as amended, FMR LLC has the sole power to vote or direct the vote with respect to 810,200 shares of the Company’s Class A common stock and the sole power to dispose or direct the disposition of 3,320,200 shares of the Company’s Class A common stock.

(18)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 1, 2013.

(19)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.

STOCKHOLDER PROPOSALS

If the merger is completed, we will not hold an annual meeting of stockholders in 2013 because we will no longer be a publicly held company. However, if the merger is terminated or if we are otherwise required to do so under applicable law, we will hold our annual meeting of stockholders in 2013. If an annual meeting of stockholders is held in 2013:

•
proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the annual meeting of stockholders in 2013 must be addressed to K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: Secretary, and must have been received there no later than December 21, 2012; and

•
K-Swiss’s bylaws provide that for business to be brought before the annual meeting of stockholders in 2013 by a stockholder, written notice must be received by the Company’s Secretary not less than 90 nor more than 120 days prior to June 5, 2013, the first anniversary of the annual meeting of stockholders in 2012. Thus, written notice must be received no later than March 7, 2013, and no earlier than February 5, 2013. However, in the event the date of the annual meeting of stockholders in 2013 is more than 30 days before or more than 30 days after such anniversary date, written notice must be received not less than 120 days prior to the annual meeting of stockholders in 2013 and no later than the later of (1) 90 days prior to the annual meeting of stockholders in 2013 or (2) the 10th day following the first public announcement by the Company of the date of the meeting.  If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted at the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Website maintained by the SEC at www.sec.gov.

You may also obtain free copies of the documents the Company files with the SEC by going to the Investors Relations section of our Website at www.kswiss.com (the information available at our Website address is not incorporated by reference into this proxy statement).

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we are disclosing important business and financial information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede the information included or incorporated by reference in this proxy statement.

We incorporate by reference into this proxy statement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this proxy statement. The information incorporated by reference is an important part of this proxy statement. Nothing in this proxy statement shall be deemed to incorporate information furnished to, but not filed with, the SEC. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent a statement contained in (i) this proxy statement, or (ii) any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and
•	Current Reports on Form 8-K filed with the SEC on January 17, 2013 and March 6, 2013.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to:

K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA  91361
Attn: Secretary
(818) 706-5100

Parent has supplied all information contained in this proxy statement relating to Parent and Merger Sub, and we have supplied all other information, including information relating to us and the merger.

Our stockholders should not send in their certificates for our common stock until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash following the completion of the merger should call the paying agent, whose contact information will be included in the letter of transmittal.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 14, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

Execution Copy

AGREEMENT AND PLAN OF MERGER

among

E-LAND WORLD LIMITED,

IAN ACQUISITION SUB, INC.

and

K-SWISS INC.

Dated as of January 16, 2013

A-i

(Continued)

A-ii

(Continued)

A-iii

(Continued)

Page

SECTION 9.9 Enforcement	A-69
SECTION 9.10 Currency	A-69
SECTION 9.11 Severability	A-69
SECTION 9.12 Waiver of Jury Trial	A-69
SECTION 9.13 Counterparts	A-69
SECTION 9.14 Facsimile Signature	A-70
SECTION 9.15 No Presumption Against Drafting Party	A-70
SECTION 9.16 Parent Guarantee	A-70

INDEX OF DEFINED TERMS

Definition	Location

Adverse Recommendation Change	6.4(c)
Adverse Recommendation Fee	8.3(d)
Affiliate Transaction	4.26
Agreement	Preamble
Book-Entry Shares	3.3(b)
Certificate of Merger	2.3
Certificates	3.3(b)
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Bylaws	4.1(b)
Company Charter	4.1(b)
Company Disclosure Letter	Article IV
Company Employee	6.9(a)
Company Plans	4.12(a)
Company Proxy Statement	4.8
Company Registered IP	4.20(a)
Company SEC Documents	4.6(a)
Company Stock Option	3.2(a)
Company Stock Plans	3.2(a)
Company Stockholder Approval	4.4(a)
Company Stockholder Meeting	6.5(b)
Confidentiality Agreement	6.7(d)
Consent	4.5(b)
Continuing Employees	6.9(a)
Costs	6.13(a)
Delaware Secretary of State	2.3

A-iv

(Continued)

Definition	Location

Dissenting Shares	3.5
Domain Names	1.2
DTC	3.3(f)
DTC Payment	3.3(f)
Effective Time	2.3
ERISA	4.12(a)
Exchange Act	4.5(b)
Federal Securities Laws	6.5(a)
Foreign Antitrust Laws	4.5(b)
Foreign Benefit Plans	4.12(d)
HSR Act	4.5(b)
Indemnified Parties	6.13(a)
Insurance Policies	4.17
IRS	4.12(a)
Leased Real Property	4.18(b)
Leases	4.18(b)
Material Contract	4.16
Material Customers	4.24(b)
Material Suppliers	4.24(a)
Merger	Recitals
Merger Consideration	3.1(a)
Merger Sub	Preamble
NASDAQ	4.5(b)
Option Consideration	3.2(a)
Owned Real Property	4.18(a)
Parent	Preamble
Parent Commitment	6.19
Parent Disclosure Letter	Article V
Parent Liquidated Damages	8.3(e)
Parent Plan	6.9(c)
Paying Agent	3.3(a)
Payment Fund	3.3(a)
Permits	4.11
Preferred Stock	4.3(a)
Proper Delivery	3.3(b)
Seller Assumption Event	5.8(b)
Support Agreement	Recitals
Surviving Corporation	2.1
Takeover Laws	4.25
Termination Date	8.1(b)(i)
Termination Fee	8.3(c)
Third Party Beneficiary	9.5(a)

A-v

(Continued)

Definition	Location

Trademarks	1.2
WARN	4.13

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 16, 2013, by and among E-Land World Limited, a corporation organized under the laws of the Republic of Korea (“Parent”), Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and K-Swiss Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the respective boards of directors of Parent and Merger Sub have each (i) determined that it is in the best interests of Parent and Merger Sub and their respective stockholders for Merger Sub to be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein (the “Merger”), and (ii) approved the Merger, in each case on the terms and conditions set forth in this Agreement, and the respective boards of directors of Parent and Merger Sub have each unanimously approved this Agreement;

WHEREAS, the Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (iv) resolved to recommend that the Company’s stockholders approve and adopt this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into an agreement (the “Support Agreement”) pursuant to which each such stockholder has agreed, subject to the terms and conditions set forth therein, to among other things, vote in favor of adoption of this Agreement and waive such stockholder’s rights to appraisal under Section 262 of the DGCL; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Usage.  Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) all references to “dollars” or “$” refer to currency of the United States of America; (f) the term “or” is not exclusive; and (g) “include,” “including” and their derivatives mean “including without limitation.”

SECTION 1.2  Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.2:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues or assets of the Company and its Subsidiaries, taken as a whole) or (B) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

“Action” means any civil, criminal or administrative suit, claim, action, proceeding, arbitration, mediation, investigation or other similar proceeding.

“Adverse Recommendation Change” has the meaning ascribed to such term in Section 6.4(c).

“Adverse Recommendation Fee” has the meaning ascribed to such term in Section 8.3(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Affiliate Transaction” has the meaning ascribed to such term in Section 4.26.

“Agreement” has the meaning ascribed to such term in the preamble hereof.

“Antitrust Law” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2012 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012.

“Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Section 13d-3 of the Exchange Act.

“Book-Entry Shares” has the meaning ascribed to such term in Section 3.3(b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Seoul, Korea are authorized or required by applicable Law to be closed.

“Buyer Representatives” means any former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, or assignees of Parent and/or Merger Sub.

“Certificates” has the meaning ascribed to such term in Section 3.3(b).

“Certificate of Merger” has the meaning ascribed to such term in Section 2.3.

“Class A Common Stock” means Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means Class B common stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in Section 2.2.

“Closing Date” has the meaning ascribed to such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the preamble hereof.

“Company Board” means the Board of Directors of the Company.

“Company Bylaws” has the meaning ascribed to such term in Section 4.1(b).

“Company Charter” has the meaning ascribed to such term in Section 4.1(b).

“Company Disclosure Letter” has the meaning ascribed to such term in the preamble to Article IV.

“Company Employee” has the meaning ascribed to such term in Section 6.9(a).

“Company Material Adverse Effect” means any event, change, occurrence or effect that has had a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, occurrence or effect to the extent arising out of, attributable to, or resulting from, one or more of the following: (1) changes in general economic, financial market, business, political, or social conditions, whether locally in any specific jurisdictions, nationally or internationally, or in the financial, banking or securities markets (including changes to interest rates, currency rates or the value of the U.S. Dollar relative to other currencies, consumer confidence, stock, bond and/or debt prices and trends), (2) general changes or developments in any of the industries and markets in which the Company or its Subsidiaries operate, (3) natural disasters or calamities, (4) the seasonality of the Company’s and its Subsidiaries’ businesses, (5) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (6) any change in the price or trading volume of the Company’s common stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (7) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (8) any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency, (9) the announcement or pendency of this Agreement, the Merger and the other transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the Parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (10) any delay or cancellation of less than a majority of the Company’s orders for the Company’s and its Subsidiaries’ products, (11) reasonably foreseeable developments arising from any facts that were expressly disclosed to Parent, or (12) any actions taken (or omitted to be taken) at the request of Parent.

“Company Plans” has the meaning ascribed to such term in Section 4.12(a).

“Company Proxy Statement” has the meaning ascribed to such term in Section 4.8.

“Company Registered IP” has the meaning ascribed to such term in Section 4.20(a).

“Company SEC Documents” has the meaning ascribed to such term in Section 4.6(a).

“Company Stockholder Approval” has the meaning ascribed to such term in Section 4.4(a).

“Company Stockholder Meeting” has the meaning ascribed to such term in Section 6.5(b).

“Company Stock Option” has the meaning ascribed to such term in Section 3.2(a).

“Company Stock Plans” has the meaning ascribed to such term in Section 3.2(a).

“Confidentiality Agreement” has the meaning ascribed to such term in Section 6.7(d).

“Consent” has the meaning ascribed to such term in Section 4.5(b).

“Continuing Employees” has the meaning ascribed to such term in Section 6.9(a).

“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Costs” has the meaning ascribed to such term in Section 6.13(a).

“Delaware Secretary of State” has the meaning ascribed to such term in Section 2.3.

“DGCL” means the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

“Dissenting Shares” has the meaning ascribed to such term in Section 3.5.

“DTC” has the meaning ascribed to such term in Section 3.3(f).

“DTC Payment” has the meaning ascribed to such term in Section 3.3(f).

“Effective Time” has the meaning ascribed to such term in Section 2.3.

“Environmental Laws” means all foreign, federal, state, or local Laws, codes, or decrees relating to the pollution, protection or restoration of the ambient air, soil, surface water or groundwater, human health and safety or relating to the generation, use, management, manufacture, storage, disposal, transport or Release of any material of Environmental Concern in effect as of the date of this Agreement.

“Environmental Permits” means all permits, licenses, registrations, registered exemptions, waivers and other authorizations required under applicable Environmental Laws.

“ERISA” has the meaning ascribed to such term in Section 4.12(a).

“Exchange Act” has the meaning ascribed to such term in Section 4.5(b).

“Federal Securities Laws” has the meaning ascribed to such term in Section 6.5(a).

“Foreign Antitrust Laws” has the meaning ascribed to such term in Section 4.5(b).

“Foreign Benefit Plans” has the meaning ascribed to such term in Section 4.12(d).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court, tribunal, arbitrator (public or private) or other legislative, executive or judicial governmental entity.

“HSR Act” has the meaning ascribed to such term in Section 4.5(b).

“Immaterial Subsidiary” means any Subsidiary of Parent that has less than $80,000 in assets and is not involved in, or necessary for, the conduct of the business of the Company.

“Indemnified Parties” has the meaning ascribed to such term in Section 6.13(a).

“Insurance Policies” has the meaning ascribed to such term in Section 4.17.

“Intellectual Property” means all intellectual property rights throughout the world, including (A) trademarks, trademark applications, trade dress, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, symbols and other source or business identifiers and all goodwill associated therewith and symbolized thereby, but excluding any Domain Names (collectively “Trademarks”), (B) patents, patent applications, registrations, continuations, continuations-in-part, divisions, renewals, extensions and reissues, (C) trade secrets, know-how and similar confidential information, (D) works of authorship and the copyrights therein and thereto, the registrations and applications therefor, and renewals, extensions, restorations and reversions thereof and (E) Internet domain names, all applications and registrations for the foregoing, including all renewals of same (“Domain Names”).

“IRS” has the meaning ascribed to such term in Section 4.12(a).

“knowledge of the Company” means the actual knowledge after due inquiry of Steven B. Nichols, David Nichols, Lee Green and/or George Powlick.

“Law” means any federal, state, local or foreign law, statute, ordinance, regulation, rule or order of any Governmental Entity.

“Leased Real Property” has the meaning ascribed to such term in Section 4.18(b).

“Leases” has the meaning ascribed to such term in Section 4.18(b).

“Liabilities” means any and all debts, losses, liabilities, indebtedness, obligations or commitments of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise).

“Lien” means any security interest, lien, claim, pledge, deed of trust, mortgage, hypothecation, assignment, material restrictive covenant, right of way, lease, charge or other encumbrance (including any conditional sale or other title retention agreement, or any capital lease having substantially the same economic effect as any of the foregoing).

“Material Contract” has the meaning ascribed to such term in Section 4.16.

“Material Customer” has the meaning ascribed to such term in Section 4.24(b).

“Materials of Environmental Concern” means any polluting, contaminating, hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under any applicable Environmental Law or which would reasonably be expected to be capable of resulting in liability under applicable Environmental Laws, including, in each case, the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

“Material Supplier” has the meaning ascribed to such term in Section 4.24(a).

“Merger” has the meaning ascribed to such term in the recitals hereof.

“Merger Consideration” has the meaning ascribed to such term in Section 3.1(a).

“Merger Sub” has the meaning ascribed to such term in the preamble hereof.

“NASDAQ” has the meaning ascribed to such term in Section 4.5(b).

“Option Consideration” has the meaning ascribed to such term in Section 3.2(a).

“Order” means any arbitral award, settlement, stipulation, judgment, decision, decree, injunction, ruling, writ, assessment or order enacted, issued, promulgated, or entered by any Governmental Entity that is binding on any Person or its property under applicable Law.

“Owned Real Property” has the meaning ascribed to such term in Section 4.18(a).

“Parent” has the meaning ascribed to such term in the preamble hereof.

“Parent Commitment” has the meaning ascribed to such term in Section 6.19.

“Parent Disclosure Letter” has the meaning ascribed to such term in the preamble to Article V.

“Parent Liquidated Damages” has the meaning ascribed to such term in Section 8.3(e).

“Parent Material Adverse Effect” means any event, change, occurrence or effect that would or would reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

“Parent Plan” has the meaning ascribed to such term in Section 6.9(c).

“Parties” means Parent, Merger Sub and the Company.

“Paying Agent” has the meaning ascribed to such term in Section 3.3(a).

“Payment Fund” has the meaning ascribed to such term in Section 3.3(a).

“Permitted Encumbrances” means (a) Liens for Taxes (i) not yet delinquent or (ii) the validity or amount of which are being contested in good faith by appropriate proceedings; provided, that in the case of clause (ii), each such Tax would not be material and adequate reserves have been provided therefor to the extent required by GAAP, (b) Liens imposed by law, such as landlord’s, mechanics’, laborers’, carriers’, materialmen’s, suppliers’ and vendors’ Liens arising in the ordinary course of business for sums not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) with regard to real property, any and all matters of record in the jurisdiction where the real property is located including, without limitation, restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens, (d) with regard to real property, any easements, leases, licenses, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls as do not materially detract from the value of or otherwise materially interfere with the present use of any of the Owned Real Property or Leased Real Property or otherwise materially impair the Company’s or its Subsidiaries’ business operations, and (e) such other imperfections of title as do not materially detract from the value of or otherwise materially interfere with the present use of any of the Owned Real Property or Leased Real Property or otherwise materially impair the Company’s or its Subsidiaries’ business operations.

“Permits” has the meaning ascribed to such term in Section 4.11.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Preferred Stock” has the meaning ascribed to such term in Section 4.3(a).

“Proper Delivery” has the meaning ascribed to such term in Section 3.3(b).

“Release” means any release, emission, disposal, dumping, discharge, leaching or migration of Materials of Environmental Concern into, on or upon the environment (including ambient air, surface water, groundwater, land surface, and subsurface).

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Assumption Event” has the meaning ascribed to such term in Section 5.8(b).

“Shares” means shares of Class A Common Stock and shares of Class B Common Stock.

“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means any bona fide written Acquisition Proposal (A) on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement, and (B) that the Company Board believes is reasonably capable of being completed, for purposes of clauses (A) and (B) taking into account all financial, regulatory, legal and other aspects of such proposal, including its terms and conditions; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Support Agreement” has the meaning ascribed to such term in the recitals hereof.

“Surviving Corporation” has the meaning ascribed to such term in Section 2.1.

“Target Date” shall mean the date that is 100 days following the initial filing of the Company Proxy Statement with the SEC.

“Takeover Laws” has the meaning ascribed to such term in Section 4.25.

“Taxes” means all federal, state, provincial, local or foreign taxes, duties, levies, assessments or other governmental charges of any nature whatsoever including all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and shall include any liability in respect of taxes (whether by contract, as a transferee or successor or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

“Tax Returns” means all federal, state, local or foreign tax returns, declarations schedules, forms and information returns relating to Taxes, including any amendments to any of the foregoing.

“Termination Date” has the meaning ascribed to such term in Section 8.1(b)(i).

“Termination Fee” has the meaning ascribed to such term in Section 8.3(c).

“Third Party Beneficiary” has the meaning ascribed to such term in Section 9.5(a).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“WARN” has the meaning ascribed to such term in Section 4.13.

ARTICLE II

THE MERGER

SECTION 2.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.  Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”).

SECTION 2.2  Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California,  90071, unless another date, time or place is agreed to in writing by Parent and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 2.3  Effective Time.  Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 2.4  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.5  Certificate of Incorporation; Bylaws.

(a)          At the Effective Time, the certificate of incorporation of the Company shall be amended so that it reads in its entirety as set forth in Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b)          At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended so that they read in their entirety as set forth in Exhibit B hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.

SECTION 2.6  Directors of Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

SECTION 2.7  Officers of Surviving Corporation.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.1  Conversion of Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a)           Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 3.1(b), and Shares owned by the Company, any Subsidiary of either the Company or Parent (other than Merger Sub) and Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive $4.75 per Share in cash, without interest (the “Merger Consideration”), subject to deduction for any required withholding Tax.  As of the Effective Time (other than as described in Sections 3.1(d) or (e) below), all Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be issued or paid in accordance with Section 3.3.

(b)          Each Share owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)          Each Share owned by any Subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(d)          Each Share held in the treasury of the Company shall continue to be held as shares in the treasury of the Surviving Corporation.

(e)          Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(f)          If, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares, or securities convertible into or exchangeable into or exercisable for Shares, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination or exchange or readjustment of Shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, but excluding any change resulting from the conversion of shares of Class B Common Stock to Class A Common Stock, the Merger Consideration shall be equitably adjusted so as to provide Parent and the holder of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 3.1(f) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 3.2  Treatment of Options.

(a)          At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under the Company’s 1999 Stock Incentive Plan, as amended, and 2009 Stock Incentive Plan, as amended (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such canceled Company Stock Option as soon as practicable following the Effective Time (but in no event later than five (5) days after the Effective Time) an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option (the “Option Consideration”); provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.

(b)          Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 3.2.

(c)          In accordance with Section 3.4, the Surviving Corporation will be entitled to deduct and withhold from the Option Consideration otherwise payable to any holder of a Company Stock Option such amount that the Company is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law.  The Surviving Corporation will promptly pay or cause to be paid any amounts withheld pursuant to this Section 3.2(c) for applicable foreign, federal, state and local Taxes to the appropriate Governmental Entity on behalf of such holders of Company Stock Options.

(d)          Except as otherwise provided herein or agreed to by the Parties, the Company Stock Plans will terminate effective as of the Effective Time and the Company will use its reasonable best efforts to cause the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary to be canceled as of the Effective Time.

SECTION 3.3  Exchange and Payment.

(a)          Prior to the Effective Time, Parent shall (i) appoint an institution reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) in accordance with an agreement reasonably satisfactory to the Company to receive the funds necessary to make the payments contemplated by Section 3.1 and (ii) deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of Shares for exchange in accordance with this Article III, cash in an amount sufficient to make the payments of the Merger Consideration (such cash consideration being deposited hereinafter referred to as the “Payment Fund”).  The Paying Agent shall, pursuant to irrevocable instructions, make payments out of the Payment Fund as provided for in this Article III and the Payment Fund shall not be used for any other purpose.  All expenses of the Paying Agent shall be paid by Parent or the Surviving Corporation.

(b)          Promptly after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent shall mail, or shall cause the Paying Agent to mail, to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) and each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 3.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and subject to review and comment by the Company) and (ii) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 3.1.  Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal (or, in the case of a Book-Entry Share, upon delivery of such letter of transmittal or upon the entry through a book-entry transfer agent of the surrender of such Book-Entry Shares on a book-entry account statement), duly completed and validly executed in accordance with the instructions thereto and such other documents as the Paying Agent may reasonably require (a “Proper Delivery”), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor by check or wire transfer an amount in cash equal to the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share.  Such payment of the Merger Consideration shall be sent to such holder by the Paying Agent as soon as practicable after the date of the Proper Delivery, and any Certificate so surrendered shall forthwith be canceled.  No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

(c)          If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not applicable.

(d)          If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

(e)          Until surrendered as contemplated by this Section 3.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 3.1.

(f)          Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first business day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(g)          All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(h)          The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than three months or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively.  If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 3.4), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.  Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.

(i)          At any time following the date that is nine months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificate or Book-Entry Shares, without any interest thereon.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

SECTION 3.4  Withholding Rights.  Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 3.5  Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL.  Dissenting Shares shall be treated in accordance with Section 262 of the DGCL.  If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Merger Consideration in accordance with Section 3.1(a).  The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any Shares, any attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal.  Parent shall have the right to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL, and the Company shall have the right to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, without the prior consent of Parent, make any payment with respect to, or compromise, offer to settle or settle, any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement or (b) as set forth in the corresponding sections or subsections of the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1  Organization, Standing and Power.

(a)          Each of the Company and its Subsidiaries (other than its Immaterial Subsidiaries) (i) is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s certificate of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), as well as the corresponding organizational documents of the Company’s Subsidiaries (other than its Immaterial Subsidiaries), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect and the Company’s Subsidiaries (other than its Immaterial Subsidiaries) are not in violation of their corresponding organizational documents in any material respect.

SECTION 4.2  Subsidiaries.

(a)          Section 4.2(a) of the Company Disclosure Letter sets forth a correct and complete list of each Subsidiary of the Company, its form of organization, its respective jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such Subsidiaries.  The Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person, other than the Subsidiaries of the Company.

(b)          All of the outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable, and (ii) except as set forth in Section 4.2(b) of the Company Disclosure Letter, all such shares or equity interests are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens, and free of any other limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests.

SECTION 4.3  Capital Stock.

(a)          The authorized capital stock of the Company consists of (a) 108,000,000 Shares, of which 90,000,000 shares are Class A Common Stock and 18,000,000 shares are Class B Common Stock, and (b) 2,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on January 16, 2013, (i) 35,607,495 Shares (excluding treasury shares) were issued and outstanding (of which 27,567,971 were Class A Common Stock and 8,039,524 were Class B Common Stock), all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) 2,421,617 Shares were held in treasury by the Company (with no Shares being held by any of the Company’s Subsidiaries), (iii) no shares of Preferred Stock were outstanding, and (iv) an aggregate of 3,635,136 Shares were subject to outstanding Company Stock Options issued pursuant to the Company Stock Plans.

(b)          Section 4.3(b)(i) of the Company Disclosure Letter sets forth (x) a correct and complete list of all owners of Class B Common Stock and the ownership of each such person as of the date hereof and (y) all outstanding Company Stock Option grants with the exercise price, expiration date, and number of Shares such option applies to.  Each of the outstanding Shares is duly authorized, validly issued, fully paid and nonassessable.  Except as set forth above, and as set forth in Section 4.3(b)(ii) of the Company Disclosure Letter, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (3) preemptive rights, options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(c)          Except as set forth in Section 4.3(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, antidilutive rights or rights of first refusal or similar rights with respect to any securities of the Company.

SECTION 4.4  Authority.

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, subject to the adoption and approval of this Agreement by the holders of at least 80% of the Voting Power (as defined in the Company Charter) (the “Company Stockholder Approval”).  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject  to obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Delaware Secretary of State as required by the DGCL.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b)          As of the date hereof, the Company Board has adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, (iii) directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote at a meeting or by written consent of the stockholders of the Company, and (iv) resolving to recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.4.

(c)          The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock or other securities required in connection with the consummation of the Merger.

SECTION 4.5  No Conflict; Consents and Approvals.

(a)          The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with, or violate, or constitute or result in a default under, the Company Charter, or the Company Bylaws, or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below and set forth in Section 4.5(b) of the Company Disclosure Letter have been obtained and all filings described in such clauses and Section 4.5(b) of the Company Disclosure Letter have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound, (iii) except as set forth in Section 4.5(a) of the Company Disclosure Letter, result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of any obligations under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any such conflict, breach, violation, default, termination, acceleration, or Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          No consent, approval, order or authorization of, or filing or registration with, or notification to, any Governmental Entity (any of the foregoing being a “Consent”) is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger and the other transactions contemplated hereby, except as set forth on Section 4.5(b) of the Company Disclosure Letter and for (i) such filings and approvals as may be required under state takeover laws and any federal or state securities Laws, including compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), including filing with the SEC of the Company Proxy Statement, and state “blue sky” laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any filings required under the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) such filings as necessary to comply with the applicable requirements of The NASDAQ Stock Market (the “NASDAQ”), (iv) those that may be required solely by reason of Parent’s or Merger Sub’s (as opposed to any other Person’s) participation in the transactions contemplated hereby, (v) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, and (vi) any such other Consents, the failure of which to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.6  SEC Reports; Financial Statements.

(a)          Except as set forth in Section 4.6(a) of the Company Disclosure Letter: (i) the Company has filed or otherwise furnished or transmitted, as applicable, all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise furnished or transmitted by it with the SEC since January 1, 2010 (all such forms, reports, statements, certificates and other documents filed or otherwise furnished or transmitted since January 1, 2010 and subsequent to the date hereof, collectively, the “Company SEC Documents”) and (ii) as of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied, or if not yet filed or otherwise transmitted, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or otherwise transmitted.  As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), the Company SEC Documents did not, and any Company SEC Documents filed with or otherwise transmitted to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated.  The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2012 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated.

(c)          The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.  The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company Board any material weaknesses in its internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since January 1, 2010, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company.

(d)          Subject to any of the reserves set forth in the Balance Sheet, the accounts receivable shown therein have arisen solely out of bona fide transactions in the ordinary course of business.  Except as provided therein, Section 4.6(d) of the Company Disclosure Letter sets forth an aged list of unpaid accounts and notes receivable owing to the Company and its Subsidiaries as of December 31, 2012.  At the Closing, the Company shall provide Parent with an updated schedule of all accounts and notes receivable as of a date within five (5) Business Days before the Closing Date.

(e)          The Company is in compliance with the applicable listing and corporate governance rules and regulations of the NASDAQ, except for any non-compliance that would not have, individually or in the aggregate, a Company Material Adverse Effect.  Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since January 1, 2010, neither the Company nor any of its Subsidiaries has extended, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(f)          The value of the Company’s and its Subsidiaries’ inventory as reflected in the Balance Sheet has been determined in accordance with GAAP.

SECTION 4.7  No Undisclosed Liabilities.  Except as set forth in Section 4.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any material Liabilities other than Liabilities (a) reflected or reserved against in the Balance Sheet, or (b) incurred in the ordinary course of business since September 30, 2012, that would not, individually or in the aggregate, have a Company Material Adverse Effect, except those liabilities that are (i) incurred in the ordinary course of business and (ii) not materially higher than those reflected or reserved against in Note K of the consolidated financial statements of the Company for the year ended December 31, 2011 and the footnotes thereto set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SECTION 4.8  Certain Information.  The proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholder Meeting (such proxy statement, as amended or supplemented, the “Company Proxy Statement”) will not at the time such document is first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Company Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Company Proxy Statement.

SECTION 4.9  Absence of Certain Changes or Events.  Since the date of the Balance Sheet through the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course of business and there has not been:

(a)          any Company Material Adverse Effect;

(b)          any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company;

(c)          any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; or

(d)          any change in accounting principles by the Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP or regulatory accounting principles.

SECTION 4.10  Litigation.  Except as set forth in Section 4.10 of the Company Disclosure Letter, as of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties by or before any Governmental Entity which, individually or in the aggregate, would have a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any outstanding Order which, individually or in the aggregate, has had a Company Material Adverse Effect or would prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated hereby.

SECTION 4.11  Compliance with Laws.  Except with respect to the matters covered by Sections 4.6, 4.8, 4.12, 4.14, 4.15, 4.21 and 4.22, the Company and each of its Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or in the aggregate, have a Company Material Adverse Effect.  Except for notices relating to a noncompliance that has not had a Company Material Adverse Effect, since January 1, 2010, the Company has not received any notice from a Governmental Entity stating that the Company or any of its Subsidiaries are not in compliance with any such Law.  Except with respect to the matters covered by Section 4.14, the Company and its Subsidiaries have in effect all permits, licenses, registrations, exemptions, authorizations, franchises, variances, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect.  All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.12  Benefit Plans.

(a)                Section 4.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “multiemployer plans” (within the meaning of ERISA section 3(37)), and all material stock purchase, stock option, restricted stock, stock appreciation right, other equity-based compensation, severance, employment, consulting, termination, retention, retirement, post-retirement, tax gross-up, relocation, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employee loan, vacation, personal time-off or sick pay and all other material employee benefit plans, programs or policies, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, under which any current and former director, officer, employee or independent contractor of the Company or its Subsidiaries has any present or future right to benefits or the Company or its Subsidiaries has had or has any present or future liability.  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.”  With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof including all amendments and attachments thereto (or, if a plan is not written, an accurate written description thereof) and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination, opinion or advisory letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) the most recent summary plan description and other equivalent written communications by the Company or its Subsidiaries concerning the extent of the benefits provided under a Company Plan, and (iv) if applicable, (A) the most recently filed Form 5500 and attached schedules, (B) the most recent audited financial statements, (C) actuarial valuation reports with respect to the most recently completed plan year, and (D) attorney’s response to an auditor’s request for information.  No consent or action by any holder of any Company Stock Option is required in order for such Company Stock Options to be canceled in the manner described in Section 3.2.

(b)                With respect to the Company Plans, except to the extent that the inaccuracy of any of the representations set forth in this Section 4.12(b) would not, individually and in the aggregate, have a Company Material Adverse Effect:

(i)            each Company Plan subject to ERISA has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan, as of the date hereof, have been timely made or have been reflected in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Documents;

(ii)           except as set forth in Section 4.12(b)(ii) of the Company Disclosure Letter, each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

(iii)          there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;

(iv)          neither the Company nor any of its Subsidiaries has any material liability under Chapter 43 of the Code with respect to any Company Plan, or has incurred or reasonably expected to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA;

(v)           no Company Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;

(vi)          no Company Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA);

(vii)         the Company and its Subsidiaries do not maintain any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and the Company and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation;

(viii)       except as set forth in Section 4.12(b)(viii) of the Company Disclosure Letter, none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby, and, for the avoidance of doubt, the execution, delivery of and performance by the Company of its obligations under the transactions contemplated hereby will not (either alone or upon occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code;

(ix)          except as set forth in Section 4.12(b)(ix) of the Company Disclosure Letter, since September 30, 2012, there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Plan which would materially increase (but excluding any increases in the ordinary course of business with respect to the Company’s health insurance plans) the expense of maintaining such plan above the level of the expense incurred therefor for the nine months ended September 30, 2012;

(x)           except as contemplated or required by this Agreement and as set forth on Section 4.12(b)(x) of the Company Disclosure Letter, no Company Plan exists that as a result of the execution of this Agreement, stockholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in combination with any subsequent event(s)): (A) could entitle any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries to severance or any similar payment or any increase therein upon any termination of employment or service after the date of this Agreement, (B) will result in the acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans, (C) will limit or restrict the right of the Company or any of its Subsidiaries to merge, amend or terminate any of the Company Plans or (D) result in payments under any of the Company Plans which would not be deductible under Section 162(m) of the Code;

(xi)          neither the Company nor any of its Subsidiaries has any liability to any current or former director, officer, employee or independent contractor to provide post-employment or post-retirement life insurance, health, medical or other welfare benefits either to them or beneficiaries or dependents thereof, except for (A) coverage mandated by applicable Law or (B) coverage that continues until the end of the month during which such termination of employment or separation from service occurs;

(xii)         each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Sections 409A(d)(1) or 457A of the Code subject to Sections 409A or 457A of the Code and each award thereunder is in material compliance (in operation and in form) with Sections 409A and 457A of the Code, respectively, and no such plan or any awards thereunder would subject any service provider of the Company or any of its Subsidiaries to taxes pursuant to Sections 409A(a)(1) or 457A(c) of the Code as a result of participation in any such plan or holding of any award thereunder; and

(xiii)        neither the Company nor any of its Subsidiaries is required to gross up or reimburse a payment to any employee for taxes incurred under Section 4999, 409A or 457A of the Code.

(c)                Except as set forth in Section 4.12(c) of the Company Disclosure Letter and except as would not have, individually and in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have classified all individuals who perform or who have performed services for them correctly under each Company Plan, ERISA, the Code and other applicable Law as common law employees, independent contractors or leased employees.

(d)                Any material Company Plans that are maintained outside the jurisdiction of the United States or cover any employee residing or working outside the United States are set forth in Section 4.12(a) of the Company Disclosure Letter and referred to as “Foreign Benefit Plans”.  With respect to any Foreign Benefit Plans, except as, individually and in the aggregate, would not have a Company Material Adverse Effect, (i) all Foreign Benefit Plans have been established, maintained and administered in compliance with their terms and all applicable Laws, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality and (ii) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the Company or applicable Subsidiary.

(e)                All outstanding Company Stock Options are evidenced by the forms of Company Stock Option agreements delivered or made available to Parent, and no Company Stock Option agreement contains terms that are materially inconsistent with, or in addition in any material respect to, the terms contained therein.  Upon any issuance of any Shares in accordance with the terms of the Company Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens.  Section 4.12(e) of the Company Disclosure Letter sets forth all outstanding Company Stock Option grants with the name of the holder of such option, the exercise price, expiration date, number of Shares such option applies to and vesting schedule.

SECTION 4.13  Labor Matters.  Except as set forth in Section 4.13 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, is bound by, or is negotiating in connection with entering into any collective bargaining agreement, contract or other agreement or understanding with any labor union, works council or labor organization or is the subject of any proceeding seeking to compel it to bargain with any labor organization as to wages or conditions of employment.  There is no pending labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries (and in the past one year there has not been any such action), except as would not, individually or in the aggregate, have a Company Material Adverse Effect.  No consent or approval of, or notification or information to, or consultation with, any labor union, labor organization, works council, or other employee representative body is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company.  In the eighteen (18) months prior to the date hereof, neither the Company nor any of its Subsidiaries has executed or announced (i) a “plant-closing” (as defined under the U.S. Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local law, “WARN”) or (ii) such other layoff, reduction in force or employment terminations sufficient in number to trigger application of WARN.

SECTION 4.14  Environmental Matters.

(a)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:  (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern at, in or under, or have been Released from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any Release or threatened Release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such Release or threatened Release, to the extent such matter has been conclusively resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is presently subject to any Action, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

(b)          Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.14 are the only representations and warranties in this Agreement with respect to the matters covered therein.

SECTION 4.15  Taxes.

(a)          Except as set forth on Section 4.15(a) of the Company Disclosure Letter and except to the extent a breach or inaccuracy of one or more of the following clauses in this Section 4.15(a) would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed (after giving effect to any extensions of time in which to make such filings); (ii) all such Tax Returns are true and complete; (iii) all Taxes that are due and payable by the Company or any of its Subsidiaries (whether or not shown as due and payable on such Tax Returns) have been paid or will be timely paid (other than those being contested in good faith for which provision has been made to the extent required by GAAP on the most recent balance sheet included in the Company SEC Documents); (iv) the Company and any of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all Taxes required by Law to be withheld from such amounts and have been paid over to the proper Governmental Entity in a timely manner and all such withheld amounts to the extent due and payable; (v) the Company and any of its Subsidiaries have not waived any applicable statute of limitations with respect to United States federal or state income or franchise Taxes (except such waivers as may apply by reason of extending the time to file a Tax Return) in each case to the extent such waiver or agreement remains in effect; (vi) the Company and any of its Subsidiaries are not parties to any tax sharing agreement or tax sharing arrangement other than with each other and do not have any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries), in each case other than agreements (and liabilities for Taxes resulting from agreements) the principal purpose of which does not relate to Taxes and liabilities for withholding Taxes incurred in the ordinary course of business; (vii) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Encumbrances; (viii) as of the date of this Agreement, there are no audits, examinations, investigations, litigation or other proceedings pending, or threatened in writing against the Company or any of its Subsidiaries with respect to Taxes; (ix) during the past three years, none of the Company or its Subsidiaries has been a party to a transaction described in Section 355 of the Code; (x) all assessments for Taxes due with respect to any finally settled examinations or any finally concluded litigation, in each case with respect to Taxes, have been fully paid or provision has been made for such amounts on the most recent balance sheet included in the Company SEC Documents to the extent required by GAAP; (xi) no written claim has been made by a Governmental Entity that the Company or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns; and (xii) the Company and its Subsidiaries have not been a party to nor engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations.

(b)          Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.15 and Sections 4.10, 4.11 and 4.12 are the only representations and warranties in this Agreement with respect to Taxes.

SECTION 4.16  Contracts.  Except as filed with the SEC, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by (a) except as set forth on Section 4.16(a) of the Company Disclosure Letter, any contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (b) any material contract pursuant to which the Company or a Subsidiary of the Company has granted “most favored nation” status; (c)  except as set forth on Section 4.16(c) and (d) of the Company Disclosure Letter, any contract that materially limits the type of business or geographic regions in which the Company or any of its Subsidiaries may engage in any business; or (d) except as set forth on Section 4.16(c) and (d) of the Company Disclosure Letter, any license or distribution contract with respect to Intellectual Property or other contract that prohibits or limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any of their respective Intellectual Property rights (provided, that for this subsection (d) the Company shall not be required to include immaterial contracts that (i) do not relate to Company Registered IP in Asia or its use in Asia, or (ii) do not require a payment(s) of money to or from the Company or any of its Subsidiaries in excess of $50,000 in any 12-month period, or (iii) will expire not later than December 31, 2013).  Each such contract described in subsections (a) and (b) above is referred to herein as a “Material Contract”.  Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect.  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there is no default under any Company Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

SECTION 4.17  Insurance.  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) all material insurance policies of the Company and its Subsidiaries (“Insurance Policies”) are in full force and effect and provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices, and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such Insurance Policies.  All premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually and in the aggregate, have not had a Company Material Adverse Effect.

SECTION 4.18  Real Property.

(a)          Owned Real Property.  Section 4.18(a)(i) of the Company Disclosure Letter sets forth (x) a list of the real property owned by the Company (the “Owned Real Property”), which real property is owned in fee simple, (y) a description of the principal functions conducted at each parcel of Owned Real Property and (z) a correct street address and such other information as is reasonably necessary to identify each parcel of Owned Real Property.  Except as set forth in Section 4.18(a)(ii) of the Company Disclosure Letter, the Company has good and marketable title to the Owned Real Property, free and clear of all Liens other than Permitted Encumbrances and there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(b)          Leased Real Property.  Section 4.18(b) of the Company Disclosure Letter sets forth a list of the existing leases, subleases or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any material real property (such property, the “Leased Real Property”), including the addresses of such property and the use of such property.  The Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Encumbrances, in each case subject to the terms of the applicable lease, sublease or occupancy agreement, copies of which have been provided to Parent.  The Leases are each in full force and effect and none of the Company or any of its Subsidiaries is in material breach of or default under, or has received written notice of any material breach of or default under, any Lease, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breaches and defaults, terminations, modifications, accelerations or repudiations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.19  Assets; Personal Property.  Except as set forth in Section 4.19 of the Company Disclosure Letter, (a) the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and (b) the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such tangible personal property and assets material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens, except for Permitted Encumbrances.

SECTION 4.20  Intellectual Property.

(a)          Section 4.20(a)(i) of the Company Disclosure Letter sets forth a true and complete list of Intellectual Property owned by the Company or any of its Subsidiaries on the date hereof that is registered or for which applications have been filed with any Governmental Entity, indicating for each registered item the name of the owner, the registration or application number and the applicable filing jurisdiction (collectively, “Company Registered IP”).  Except as set forth on Section 4.20(a)(ii) of the Company Disclosure Letter, no Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is threatened with respect to any of the Company Registered IP.  Except as set forth on Section 4.20(a)(iii) of the Company Disclosure Letter, all Company Registered IP and other Intellectual Property owned by the Company or any of its Subsidiaries is owned by the Company or one its Subsidiaries free and clear of all Liens and, to knowledge of the Company, all Company Registered IP that is material to the business of the Company or any of its Subsidiaries is valid and enforceable in all material respects.  Except as set forth on Section 4.20(a)(iv) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice or claim in the year prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.  Except as set forth on Section 4.20(a)(v) of the Company Disclosure Letter, none of the Company Registered IP has been adjudged invalid or unenforceable by final order or judgment of any court of competent jurisdiction.

(b)                    Except as set forth on Section 4.20(b) of the Company Disclosure Letter and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) to the knowledge of the Company, the Company and its Subsidiaries are not infringing upon or misappropriating any Intellectual Property of any third party in connection with the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has received since January 1, 2010, any written notice or claim asserting that any such infringement or misappropriation is occurring, which notice or claim remains pending or unresolved, (ii) to the knowledge of the Company, no third party is misappropriating, diluting or infringing any Intellectual Property owned by the Company or any of its Subsidiaries, and (iii) no Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries.  To the knowledge of the Company, the Merger will not impair the right, title or interest of the Company or any Subsidiary in or to any material Intellectual Property that is owned by the Company or any of its Subsidiaries.

(c)                    For purposes of this Section 4.20, the terms “dilute,” “dilution,” and variations thereof mean and refer to the lessening of the capacity of a famous Trademark to identify and distinguish goods or services.

SECTION 4.21  Compliance with Export Control Laws.  The operations of the Company and its Subsidiaries are, and have at all times since January 1, 2010 been, in material compliance with all applicable federal, state and local laws, statutes, regulations, executive orders, rules, codes, or ordinances enacted, adopted, issued or promulgated by the United States or any United States state or local Governmental Entity, and all authorizations, in each case relating to the import or export of goods or trading embargoes or other trading restrictions, including the Export Administration Act, the Export Administration Regulations, the Trading with the Enemy Act, the International Economic Emergency Powers Act, and executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

SECTION 4.22  Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the knowledge of the Company, any agent or representative of the Company or any of its Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

SECTION 4.23  Products Liability.  Each product designed, sold or distributed by the Company or any of its Subsidiaries since January 1, 2010 has been in conformity in all material respects with all applicable material Laws, and the Company and its Subsidiaries do not have any Liability in excess of $50,000 for personal injuries, replacement or other damages in connection therewith.  Except as set forth on Section 4.23 of the Company Disclosure Letter, since January 1, 2010, no Action has been filed by or before any Governmental Entity, is pending or, to the knowledge of the Company, threatened in writing alleging that products designed by the Company or any of its Subsidiaries are or were defective in any material respect.

SECTION 4.24  Suppliers; Customers.

(a)          Section 4.24(a)(i) of the Company Disclosure Letter sets forth the ten (10) largest suppliers of the Company and its Subsidiaries on a consolidated basis (based on dollar amounts of products supplied to the Company and its Subsidiaries) for the years ended December 31, 2010 and 2011 (the “Material Suppliers”) and the amounts for which such Material Suppliers invoiced the Company and its Subsidiaries during such periods.  Except as set forth on Section 4.24(a)(ii) of the Company Disclosure Letter, (i) all Material Suppliers continue to be suppliers of the Company and its Subsidiaries as of the date hereof; and (ii) since December 31, 2011, no Material Supplier has terminated its relationship with the Company or its Subsidiaries or, to the knowledge of the Company, threatened to do so.

(b)          Section 4.24(b) of the Company Disclosure Letter sets forth the ten (10) largest customers of the Company and its Subsidiaries on a consolidated basis (based on dollar amounts of products purchased from the Company and its Subsidiaries) for the years ended December 31, 2010 and 2011 (the “Material Customers”) and the amounts for which the Company and its Subsidiaries invoiced such Material Customers during such periods.  All Material Customers continue to be customers of the Company and its Subsidiaries as of the date hereof.  Since December 31, 2011, no Material Customer has terminated its relationship with the Company or its Subsidiaries or, to the knowledge of the Company, threatened to do so.

SECTION 4.25  State Takeover Statutes.  Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.10, the resolutions of the Company Board referred to in Section 4.4(b) are sufficient to render the provisions of Section 203 of the DGCL inapplicable to Parent and Merger Sub and to this Agreement, the Support Agreement, the Merger and the other transactions contemplated hereby.  No other “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under any state Laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

SECTION 4.26  Affiliate Transactions.  Except for directors’ and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof and for any intercompany agreements, all of which have been provided to Parent prior to the date hereof, no executive officer or director of the Company is a party to any Material Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last three years.  Section 4.26 of the Company Disclosure Letter sets forth a correct and complete list of the contracts that are in existence as of the date hereof under which the Company has any existing or future liabilities between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (a) present executive officer or director of either the Company or any of its Subsidiaries or (b) record or Beneficial Owner of more than 5% of the Company common stock as of the date hereof (each, an “Affiliate Transaction”).  The Company has made available to Parent correct and complete copies of, or the form of, each contract provided for each Affiliate Transaction.

SECTION 4.27  Brokers.  No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, officers, directors or employees.

SECTION 4.28  Opinion of Financial Advisor.  Goldman, Sachs & Co. has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the matters, limitations, assumptions and factors set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to this Agreement is fair from a financial point of view to such holders.

SECTION 4.29  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or any of their respective businesses, or with respect to any other information provided to Parent or Merger Sub or any of their Representatives in connection with the transactions contemplated by this Agreement.  Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain virtual or physical “data rooms”, confidential information memoranda, or management presentations in expectation of the transactions contemplated by this Agreement; provided, that this sentence shall not limit any remedy available in the event of fraud or willful misconduct of the Company or its Representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

SECTION 5.1  Organization, Standing and Power.

(a)          Each of Parent and Merger Sub (i) is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)          Parent has previously furnished to the Company a true and complete copy of the organizational documents of each of Parent and Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws in any material respect.

SECTION 5.2  Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Merger, and the other transactions contemplated hereby, subject to the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

SECTION 5.3  No Conflict; Consents and Approvals.

(a)          The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, will not (i) conflict with or violate or constitute or result in a default under the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, termination, or acceleration that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)          No Consent of any Governmental Entity is required on the part of Parent or Merger Sub or any of their Affiliates in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for (i) such filings and approvals as may be required under state takeover laws and any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and state “blue sky” laws, (ii) the filings required under the HSR Act and any filings required under applicable Foreign Antitrust Laws, (iii) such filings as necessary to comply with the applicable requirements of the NASDAQ, (iv) those that may be required solely by reason of the Company’s (as opposed to any other Person’s) participation in the transactions contemplated hereby, (v) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, and (vi) any such other Consents, the failure of which to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 5.4  Certain Information.  None of the information supplied or to be supplied by Parent, Merger Sub or their respective officers, directors, representatives, agents or employees for inclusion or incorporation by reference in the Company Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Company Proxy Statement.

SECTION 5.5  Litigation.  As of the date of this Agreement, there are no Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries (including but not limited to Merger Sub) or any of their respective properties by or before any Governmental Entity which, individually or in the aggregate, would have a Parent Material Adverse Effect.  Neither Parent nor any of its Subsidiaries (including but not limited to Merger Sub) is subject to any outstanding Order which, individually or in the aggregate, has had a Parent Material Adverse Effect.

SECTION 5.6  Compliance with Law.  Each of Parent and Merger Sub is in compliance with all Laws which would materially affect its ability to perform its obligations hereunder.

SECTION 5.7  Ownership and Operations of Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein or as incidental thereto.  The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.01 per share.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, validly issued and owned directly or indirectly by Parent.

SECTION 5.8  Funding of the Merger.

(a)          Parent and Merger Sub (collectively, and without giving effect to any assets owned by their consolidated subsidiaries) currently have and will have, at all times prior to, and as of the date of, the consummation of the Merger, sufficient cash, cash equivalents, available unconditional lines of credit, marketable securities or other sources of immediately available funds in each case that are readily convertible to U.S. dollars and deployable by the Parent and Merger Sub without any legal or other condition or restriction, to consummate the Merger and the other transactions contemplated hereby, including payment of all amounts required to be paid pursuant to Article III, and to pay all related fees and expenses. Without limiting the foregoing, any such amounts contemplated to be paid by Parent and Merger Sub hereunder may be funded by Parent and its Subsidiaries, and their existing lines of credit.

(b)          The execution and delivery by Parent and Merger Sub of their respective obligations under this Agreement and any other agreement or instrument to be executed in connection herewith, the performance of their respective obligations hereunder or thereunder (assuming for purposes hereof that (i) such performance were to occur on the date hereof or any other date on or prior to the Termination Date and (ii) the Company has performed all obligations required of it hereunder), the consummation of the Merger and the other transactions contemplated hereby, and the payment of all amounts required to be paid pursuant to Article III or otherwise in respect of any related fees and expenses does not and will not, require the Company or any of its Subsidiaries or Affiliates to fund any portion of the Merger Consideration, or assume any liability, of the Parent, Merger Sub, any of their respective Subsidiaries or any creditor or other counterparty of any thereof for the benefit of Parent, Merger Sub, or any of their respective Subsidiaries, which shall include, without limitation, any requirement to cause the Company or any of its Subsidiaries or Affiliates to distribute or sell any assets for the purpose of financing the Merger Consideration (or any debt incurred to finance the Merger Consideration) or guaranty or otherwise grant a lien, pledge, encumber, hypothecate or otherwise burden any of the Company’s (or any of its Subsidiaries’ or Affiliates’) assets in favor of, or for the benefit of Parent, Merger Sub or any of their respective Subsidiaries, or any creditor or other counterparty of, Parent, Merger Sub or any of their respective Subsidiaries for the benefit of Parent, Merger Sub, or any of their respective Subsidiaries (any of the foregoing being referred to herein as a “Seller Assumption Event”).  Without limiting the foregoing, Credit Arrangements, the proceeds of which are used solely to refinance the Company’s existing financing arrangements and to provide working capital for the Surviving Corporation and its subsidiaries after the Effective Time, shall not constitute a Seller Assumption Event.

SECTION 5.9  Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.  The vote or consent of a Subsidiary of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 5.10  Ownership of Company Capital Stock.  Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).  Neither Parent nor Merger Sub nor any of Parent’s Affiliates owns (directly or indirectly, beneficially or of record) any Shares or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

SECTION 5.11  Brokers.  No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 5.12  No Other Representations or Warranties; Disclaimer Regarding Estimates and Projections. Parent and Merger Sub acknowledge that none of the Company, its Affiliates or any other Person acting on behalf of the Company (a) has made any representation or warranty, express or implied of any kind, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the assets of, or held by, the Company or any Subsidiary of the Company, or (b) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, its business or any of its Affiliates, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Company Disclosure Letter hereto.  Parent and Merger Sub further agree that none of the Company, its Affiliates or any other Person acting on behalf of the Company will have or be subject to any liability, except as specifically set forth in this Agreement, to Parent, Merger Sub or any other Person resulting from the distribution to Parent, for Parent’s use, of any such information, including, any information, document, projections, forecasts or other material made available to Parent in physical or virtual “data rooms,” confidential information memoranda, or management presentations in expectation of the transactions contemplated by this Agreement; provided, that this sentence shall not limit any remedy available in the event of fraud or willful misconduct by the Company or its Representatives.

SECTION 5.13  Access to Information.  Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records of the Company, the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review, and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on any representation or warranty by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article IV.

ARTICLE VI

COVENANTS

SECTION 6.1  Conduct of Business of the Company.

(a)          The Company covenants and agrees that, during the period from the date hereof until the Effective Time or the date this Agreement is terminated pursuant to Article VIII herein, as applicable, except (i) as expressly required by this Agreement, (ii) as disclosed in Section 6.1(b) of the Company Disclosure Letter, (iii) as required by applicable Law or GAAP, or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to use reasonable best efforts to conduct its business in the ordinary course of business, to preserve substantially intact its business organization and to preserve its present relationships with Governmental Entities, customers, suppliers, distributors, creditors, lessors and other Persons with which it has material business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 6.1(b).

(b)          Between the date of this Agreement and the Effective Time, except (i) as expressly required or contemplated by this Agreement, (ii) as disclosed in Section 6.1(b) of the Company Disclosure Letter, (iii) as required by applicable Law or GAAP, or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall:

(i)            amend or otherwise change or propose any change in its certificate of incorporation or bylaws or any similar governing instruments, or amend any material term of any outstanding security of the Company or any of its Subsidiaries;

(ii)           merge or consolidate the Company or any of its Subsidiaries with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries;

(iii)          issue, deliver, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, encumbrance of any shares of capital stock, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or grant to any Person any right to acquire any shares of its capital stock, or any equity based awards or equity-based compensation except pursuant to the exercise of Company Stock Options or settlement of other awards outstanding as of the date hereof (or permitted hereunder to be granted after the date hereof) and in accordance with the terms of such instruments;

(iv)         declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries) or enter into any agreement with respect to the voting of its capital stock;

(v)           adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with the cashless exercises or similar transactions pursuant to the exercise of Company Stock Options or settlement of other awards or obligations outstanding as of the date hereof or permitted to be granted after the date hereof) or securities convertible or exchangeable into or exercisable for any shares of its capital stock, or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(vi)          (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a value in excess of $500,000 individually or $1,000,000 in the aggregate, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts; (B) sell, transfer, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets except (I) sales or dispositions of assets other than Intellectual Property having a value of less than $500,000 individually or $1,000,000 in the aggregate, (II) sales or dispositions of inventory and other assets (other than Intellectual Property) in the ordinary course of business or (III) pursuant to existing contracts that have been provided to Parent; or (C) fail to maintain in sufficient condition and repair to operate the business as presently conducted, ordinary wear and tear excepted, the material tangible assets and equipment of the Company and its Subsidiaries;

(vii)         (A) enter into, materially amend or terminate any Material Contract or other contract providing for obligations in excess of $500,000 per year, (B) cancel, modify or waive any debts or claims held by it or waive any default or rights having in each case a value in excess of $500,000;

(viii)        (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur, issue or modify in any material respect the terms of any indebtedness for borrowed money or issue any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, or (C) defease, cancel, acquire, assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (whether directly or indirectly, contingently or otherwise) (other than a guaranty by the Company on behalf of its Subsidiaries), in each case, in excess of $500,000 individually or $1,000,000 in the aggregate;

(ix)          create or incur any Lien material to the Company or any of its Subsidiaries not incurred in the ordinary course of business on any assets of the Company or any of its Subsidiaries having a value in excess of $500,000;

(x)           except to the extent required by applicable Law (including Section 409A of the Code), existing Company Plans in effect as of the date hereof, or as contemplated by Section 6.9, (A) before the Target Date, increase the annual compensation of any director, officer, employee or independent contractor of the Company or any of its Subsidiaries or, on or after the Target Date, increase by more than 5% the annual compensation of any present director, officer, employee or independent contractor of the Company or any of its Subsidiaries who, as of the date hereof, receives an annual compensation of $150,000 and above, (B) materially change the benefits of any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (C) grant any severance or termination pay to any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries or any retention pay (other than cash retention benefits not to exceed $1,500,000 in the aggregate payable to active employees of the Company and its Subsidiaries); provided, that the employees that such benefits shall be allocated to and the amounts of such allocations shall be subject to approval by Parent (which approval shall not be unreasonably withheld or delayed)), (D) before the Target Date, (1) enter into any employment, consulting or severance agreement or arrangement with any of its present or prospective directors, officers, employees or independent contractors, or (2) hire any new director, officer, employee or independent contractor other than the hire of any new employee that (I) is a direct replacement for a terminated employee whose job function is reasonably necessary to operate the business and (II) earns a salary of less than $100,000 per annum; provided, that if Closing shall not have occurred before the Target Date and this Agreement is still in effect, the Company agrees that it will reasonably consult with Parent prior to taking any of the actions referred to in clauses (1) and (2) hereof, (E) other than travel advances provided in the ordinary course of business, loan or advance any money or other property to any present or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (F) increase the funding obligation or contribution rate of any Company Plan or allow for the commencement of any new offering periods under any employee stock purchase plan, (G) establish, adopt, enter into, amend or terminate any collective bargaining agreement or any compensation or benefit plan including any pension, retirement, profit-sharing, bonus, incentive, stock option, restricted stock, deferred compensation, severance, change in control or other employee benefit or welfare benefit plan, agreement, trust, fund policy or arrangement with or for the benefit of its employees or directors, or (H) use discretion to waive or accelerate any performance conditions applicable to, the vesting of, or the lapsing of restrictions with respect to, any bonus or incentive awards, or stock options or other stock-based compensation;

(xi)          effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

(xii)         implement or adopt any material change in its accounting policies or procedures, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiii)        compromise, settle or agree to settle any Action, or consent to the same, other than compromises, settlements or agreements in the ordinary course of business that (i) do not relate to Intellectual Property and involve only the payment of money damages (1) not in excess of $500,000 individually or $1,000,000 in the aggregate or (2) consistent with the reserves reflected in the Balance Sheet, which in each case do not impose any material restriction on the business or operations of the Company or its Subsidiaries or (ii) relate to Intellectual Property and involve only the payment of money damages not in excess of $250,000 individually or $500,000 in the aggregate and which do not materially adversely affect the Intellectual Property of the Company and its Subsidiaries or impose any material restriction on the business or operations of the Company or its Subsidiaries or use of their Intellectual Property by Parent or the Surviving Corporation;

(xiv)        make any material Tax election or settle or compromise any material federal, state, local or foreign Tax claim, audit or assessment for an amount materially in excess of any corresponding liability therefor already reflected in the most recent balance sheet included in the Company SEC Documents, change any annual tax accounting period, change any method of Tax accounting that requires the approval or consent of any taxing authority or that otherwise constitutes a change in a material method of Tax accounting, enter into any material closing agreement relating to any Tax that could result in liability materially in excess of the amount of any liability for such Tax already reflected in the most recent balance sheet included in the Company SEC Documents, or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(xv)         make or authorize any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;

(xvi)        take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied;

(xvii)       fail to maintain in full force and effect the Insurance Policies;

(xviii)      fail to take all commercially reasonable actions to maintain all material Intellectual Property of the Company and its Subsidiaries, including appealing rejections and adverse court decisions and avoiding cancellations and challenges;

(xix)        enter into any new sponsorship or renew any existing sponsorship;

(xx)          enter into any new license related to Intellectual Property or any new distribution agreement or renew any existing license related to Intellectual Property or distribution agreement, except for (A) in the case of licenses related to Intellectual Property, licenses that require payment(s) of money to or from the Company or any of its Subsidiaries of $100,000 or less during the term of the license, or (B) in the case of distribution agreements, distribution agreements that require distribution of 75,000 pairs or less during the term of the distribution agreement; or

(xxi)         agree, authorize or commit to do any of the foregoing.

SECTION 6.2  Conduct of Business of Parent and Merger Sub Pending the Merger.  From and after the date hereof and prior to the Effective Time, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agree that it shall not, directly or indirectly, take any action which is intended to or which would reasonably be expected to (a) materially adversely affect or materially delay the ability of Parent or Merger Sub from obtaining any approvals of any Governmental Entity necessary for the consummation of the transactions contemplated hereby, subject to Section 6.8, (b) materially delay or materially interfere with its performance of, or cause a failure to perform, its covenants or agreements in all material respects, (c) cause its representations and warranties set forth in Article V to be untrue, except for such inaccuracies that would not have a Parent Material Adverse Effect, or (d) otherwise, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 6.3  No Control of Other Party’s Business.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time.  Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

SECTION 6.4  Acquisition Proposals.

(a)          Except as set forth in this Section 6.4, the Company agrees that, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 8.1 hereof and the Company Stockholder Approval, neither it nor any of its Subsidiaries shall, and it shall direct its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries or provide any Person access to the business, properties, assets, books, records or any personnel of the Company or its Subsidiaries in connection with, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or (v) authorize, commit or agree to do any of the foregoing; provided, however, it is understood and agreed that any determination or action by the Company Board permitted under Section 6.4(b) or (c) or Section 8.1(c)(ii) shall not be deemed to be a breach of this Section 6.4(a).  The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.

(b)          Notwithstanding anything to the contrary in Section 6.4(a), at any time prior to the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of Section 6.4(a) and that the Company Board determines in good faith constitutes or may reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries, and provide access to the business, properties, assets, books, records and personnel of the Company and its Subsidiaries to the same extent provided to Parent, its Affiliates and their respective Representatives, to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement) and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, however, that the Company shall provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent.

(c)          Except as permitted by this Section 6.4(c), neither the Company Board nor any committee thereof shall (i) withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, its recommendation of this Agreement or the Merger or (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of such actions, an “Adverse Recommendation Change”).  Notwithstanding anything to the contrary herein, at any time prior to the Company Stockholder Approval, the Company Board or any committee thereof may (i) effect an Adverse Recommendation Change as a result of (A) any Acquisition Proposal made after the date hereof which the Company Board determined in compliance with this Section 6.4(c) is a Superior Proposal or (B) new developments occurring after the date of this Agreement, or (ii) terminate this Agreement pursuant to Section 8.1(c)(ii); provided, that:

(i)            the Company shall not be entitled to effect an Adverse Recommendation Change unless (A) the Company Board determines in good faith, after consultation with outside counsel that the failure to do so would be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law, and (B) the Company Board has given Parent at least three (3) Business Days prior written notice of its intention to take such action and all information required by Section 6.4(d) and Parent does not make, within three (3) Business Days after receipt of such prior written notice (it being understood and agreed that any change to the financial or other material terms of any Acquisition Proposal that is the basis for an Adverse Recommendation Change shall require an additional prior written notice to Parent and a new three (3) Business Day period), a proposal that would, in the good faith determination of the Company Board (after consultation with its outside counsel and financial advisor), permit the Company Board not to effect a Company Adverse Recommendation Change;

(ii)           the Company shall not be entitled to terminate this Agreement pursuant Section 8.1(c)(ii) unless (A) the Company Board determines in good faith (after consultation with its outside counsel and financial advisor) (after considering the terms of any proposal made by Parent as a result of information the Company has provided in (B) below) that such third party Superior Proposal would constitute a Superior Proposal, (B) the Company has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which prior written notice shall specify the basis therefor and attach the most current version of any proposed agreement relating to the transaction that constitutes such Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and any other material terms and conditions of such Superior Proposal), (C) Parent does not make, within three (3) Business Days after receipt of the prior written notice provided for in clause (A) of this sentence (it being understood and agreed that any change to the financial or other material terms of such Superior Proposal shall require an additional prior written notice to Parent and a new three (3) Business Day period), a proposal that would, in the good faith determination of the Company Board (after consultation with its outside counsel and financial advisor), cause such Superior Proposal to no longer constitute a Superior Proposal, and (D) before or concurrently with any termination in accordance with this Section 6.4(c), the Company pays the Termination Fee pursuant to Section 8.3(c); or

(iii)          in determining whether to make an Adverse Recommendation Change in response to a Superior Proposal or to take such action pursuant to Section 8.1(c)(ii), the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to notices from the Company referred to in clauses (i) and (ii) above.

(d)          The Company promptly (and in any event within 24 hours) shall advise Parent orally or in writing of (i) any written Acquisition Proposal, (ii) any written request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any written inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the terms and conditions of any such Acquisition Proposal, inquiry or request (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any Acquisition Proposal, inquiry or request (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(e)          The Company agrees that to the extent it releases or permits the release of any Person from, or waives or permits the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Company or any of its Subsidiaries is a party, the Confidentiality Agreement shall be deemed to be amended to waive or release Parent and its Affiliates from any equivalent restriction in the Confidentiality Agreement.  The Company will promptly request on or after the date hereof that each Person that has executed a confidentiality agreement within 12 months prior to the date hereof, in connection with its consideration of an Acquisition Proposal or equity investment by such Person, to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

(f)          Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law; provided, however, that if such disclosure does not reaffirm the Company’s recommendation of this Agreement or the Merger or has the substantive effect of withdrawing or adversely modifying the Company’s recommendation of this Agreement or the Merger, such disclosure shall be deemed to be an Adverse Recommendation Change and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(d)(ii).

SECTION 6.5  Stockholder Meeting; Proxy Material.

(a)          The Company shall promptly following the date of this Agreement prepare and file with the SEC the Company Proxy Statement and, after completion of the review of the Company Proxy Statement by the SEC, cause the Company Proxy Statement to be disseminated to the Company’s stockholders as required by the United States federal securities Laws and the rules and regulations of the SEC promulgated thereunder (the “Federal Securities Laws”).  Parent and Merger Sub will furnish to the Company in writing, for inclusion in the Company Proxy Statement, the information relating to them required by applicable Law (including the Federal Securities Laws) to be set forth in the Company Proxy Statement and otherwise cooperate with the Company in its efforts to prepare, file and disseminate the Company Proxy Statement.  The Company shall cause the Company Proxy Statement to comply in all material respects with applicable Law (including the Federal Securities Laws) and to satisfy all rules of the NASDAQ.  Each of Parent, Merger Sub and the Company agree to promptly correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Company Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the Company’s stockholders, in each case, as and to the extent required by the Federal Securities Laws.  The Company shall use reasonable efforts to respond promptly to comments of the SEC or its staff with respect to the Company Proxy Statement.  If at any time prior to the Company Stockholder Meeting there shall occur any event that is required by applicable Law (including the Federal Securities Laws) to be set forth in an amendment or supplement to the Company Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.  In addition, the Company agrees to provide Parent and Merger Sub and their Representatives with copies of any written comments, inform them of any oral comments that the Company or its Representatives may receive from the SEC or its staff with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information, in each case promptly after receipt of such comments or request.  The Parties shall cooperate to provide responses to such comments and the Company shall give Parent and Merger Sub a reasonable opportunity under the circumstances to review and comment upon any proposed written or oral responses to such comments and shall reasonably incorporate any comments of Parent and Merger Sub and their Representatives.  The Company shall provide Parent and Merger Sub with copies of any written comments or responses submitted by the Company in response thereto. The Company shall provide copies of the proposed forms of the Company Proxy Statement (or any amendment or supplement thereto) to Parent and Merger Sub and their Representatives within a reasonable time under the circumstances prior to the dissemination or filing thereof with the SEC for review and comment by Parent and its Representatives, and shall reasonably incorporate any comments of the Parent and its Representatives.  The Company shall not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects in a timely manner.  Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, subject to the terms of Section 6.4(c) hereof, the Company shall include in the Company Proxy Statement the recommendation of the Company Board.  The Company Proxy Statement shall also contain the opinion of Goldman, Sachs & Co. described in Section 4.28 and a copy of Section 262 of the DGCL.

(b)          The Company shall as soon as practicable after completion of the review of the Company Proxy Statement by the SEC, (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Company Stockholder Meeting”), and (y) mail to the holders of the Shares as of the record date established for the Company Stockholder Meeting the Company Proxy Statement. The Company shall duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable; provided, however, that in no event shall such meeting be held later than 40 calendar days following the date the Company Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meeting shall require the prior written consent of the Parent (which shall not be unreasonably withheld, conditioned or delayed) other than in the case it is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which is required by court order or under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting.  Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the Company Bylaws.  Unless the Company Board shall have effected an Adverse Recommendation Change in compliance with Section 6.4 of this Agreement, the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Company Stockholder Meeting are solicited in compliance with all applicable Laws and all rules of the NASDAQ.

SECTION 6.6  Cooperation with Respect to Credit Arrangements.  At the request of Parent, the Company shall, and shall cause its Subsidiaries and Representatives (including legal and accounting) to reasonably cooperate with Parent and Merger Sub to take steps to maintain or refinance the Company’s existing financing arrangements (including obtaining consents) and assist in setting up new credit arrangements for the Company to be effective as of or after the Effective Time (collectively, the “Credit Arrangements”); provided, however, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries; provided further, that neither the Company nor any of its Subsidiaries shall be required to commit to take any action prior to the Effective Time that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Effective Time, or relate to a Seller Assumption Event (including any such an event after the Effective Time).  For the avoidance of doubt, the Company’s cooperation with respect to Credit Arrangements that are intended for the purpose of financing the business of the Surviving Corporation after the Effective Time (and not to finance all or any portion of the Merger Consideration) shall not be deemed to be for the benefit of Parent, Merger Sub or their Subsidiaries for purposes of the definition of Seller Assumption Event, so long as (other than the issuance of a guaranty by Parent or an Affiliate in support thereof) the credit parties under the Credit Arrangements are limited to the Company and its Subsidiaries.  In addition, none of the Company or any of its Subsidiaries shall be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee (other than reasonable out-of-pocket costs) or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with actions requested by Parent in connection with the Credit Arrangements, prior to the Effective Time pursuant to this Section 6.6, or related to a Seller Assumption Event (including any such event after the Effective Time).  Parent shall indemnify and hold harmless the Company, its Subsidiaries and the Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of any new Credit Arrangements and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries or other information furnished by or on behalf of the Company or its Subsidiaries).  Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with this Section 6.6.

SECTION 6.7  Access to Information; Confidentiality.

(a)          From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, officers, directors and representatives to, afford to Parent and its authorized representatives reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities and books and records, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing (it being agreed, however, that the foregoing shall not permit Parent or its officers, employees or representatives to conduct any environmental testing or sampling).  Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere with the business or operations of the Company or its Subsidiaries or otherwise result in any interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third-party, (ii) cause significant competitive harm if the transactions contemplated by this Agreement were not consummated, (iii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company, or (iv) otherwise violate any applicable Law.

(b)          As soon as practicable after the date hereof, the Company shall provide to Parent copies of all contracts relating to sponsorship arrangements (to the extent not already provided).

(c)          From and after the date hereof, the Company shall use its reasonable best efforts to take actions reasonably requested by Parent to consummate as soon as practicable each of the actions set forth in Section 6.7 of the Company Disclosure Letter, which such actions shall include providing to Parent and its Representatives all books and records of such Subsidiaries as well as access to their Representatives.  For the avoidance of doubt, Parent and Merger Sub acknowledge and agree that the Company may, despite its use of its reasonable best efforts to comply with its obligations in the preceding sentence, not be successful in consummating any or all of the actions set forth in Section 6.7 of the Company Disclosure Letter and that any such non-success shall not constitute a breach of this Agreement, nor shall the success of any or all of such actions be a condition to Closing.

(d)          Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated July 13, 2012, between Parent and the Company (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.8  Further Action; Reasonable Best Efforts.

(a)          Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law) to consummate the Merger and the other transactions contemplated by this Agreement at the earliest practicable date, including using reasonable best efforts to:  (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger; (ii) execute and deliver any additional instruments necessary to consummate the Merger; and (iii) obtain all material approvals, Consents and Permits from any Governmental Entity or third party necessary to consummate the Merger, except in the case of each of clauses (i) through (iii), other than with respect to such actions relating to the Antitrust Laws, which are dealt with in the subsections below.  In furtherance and not in limitation of the provisions of this Section 6.8(a), each of the Parties, as applicable, agrees to prepare and file as promptly as practicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any filings required under Foreign Antitrust Laws.  The Company shall consult with Parent prior to seeking consents from third parties.  Parent shall pay all filing fees and other charges for the filings required pursuant to the HSR Act and any other Antitrust Laws.

(b)          If a Party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, including but not limited to a Second Request for Information under the HSR Act, then such Party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, a response which is, at a minimum, in substantial compliance with such request.

(c)          The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

(i)            cooperating with each other in connection with filings required to be made by any Party under any Antitrust Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities.  In particular, to the extent permitted by Law or by a Governmental Entity, no Party will make any notification in relation to the transactions contemplated hereunder without first providing the other Party with a copy of such notification in draft form and giving such other Party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first Party shall consider and take account of all reasonable comments timely made by the other Party in this respect;

(ii)           furnishing to the other Party all information within its possession that is required for any application or other filing to be made by the other Party pursuant to the applicable Law in connection with the transactions contemplated by this Agreement;

(iii)          promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and ensuring to the extent permitted by Law or Governmental Entity that each of the Parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement;

(iv)          consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the Antitrust Laws; and

(v)           without prejudice to any rights of the Parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)          In addition, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws to consummate the transactions contemplated by this Agreement, including (i) using its reasonable best efforts to obtain the expiration of all waiting periods and obtain all other approvals and any other consents required to be obtained in order for the Parties to consummate the transactions contemplated by this Agreement; and (ii) using reasonable best efforts to resolve any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

(e)          Notwithstanding anything to the contrary set forth in this Agreement, Parent shall not be required to propose, negotiate, commit to, take or enter into any actions, or take, offer to take or offer to commit to take any such action which Parent determines in good faith would have a Company Material Adverse Effect (for the avoidance of doubt, any of the foregoing if taken pursuant to Antitrust Laws or their enforcement by any Government Entity shall not be deemed to arise out of, be attributable to, or result from, the performance of this Agreement or consummation of the transactions contemplated hereby for the purposes of such determination) or a material adverse effect (relative to the size of the proposed transaction) on Parent.

(f)          Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a Party will be provided to the other Party on an outside counsel only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other Party.

SECTION 6.9  Employment and Employee Benefits Matters; Other Plans.

(a)                Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a “Company Employee”) may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the second anniversary thereof, to maintain the severance-related provisions of Company Plans as of the date hereof (to the extent disclosed in Section 4.12 (a) of the Company Disclosure Letter) and to provide 100% of the severance payments and benefits required thereunder to be provided to any employees of the Company or its Subsidiaries who continue as employees of the Surviving Corporation or its Subsidiaries after the Effective Time (the “Continuing Employees”) terminated during that two year period.

(b)                Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the second anniversary thereof, to maintain for any Continuing Employee (i) subject to Section 6.9(a) above, cash compensation levels (such term to include salary, bonus opportunities, commissions and severance), and (ii) benefits (including the costs thereof to Company Plan participants) provided under Company Plans that, in the aggregate taking into account (i) and (ii) are no less favorable than, the overall cash compensation levels and benefits (including the costs thereof to Company Plan participants) maintained for and provided to such Continuing Employees as of the date hereof (to the extent disclosed in Section 4.12(a) of the Company Disclosure Letter); provided, that this provision shall not restrict Parent or the Surviving Corporation from terminating Continuing Employees so long as Parent or the Surviving Corporation fully complies with any applicable severance obligations to such Continuing Employees.

(c)                As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Continuing Employees full credit for purposes of eligibility, participation and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit (including vacation, but excluding any equity incentive compensation) plans, programs, policies and arrangements maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Continuing Employees’ service with the Company, its Subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company immediately prior to the Effective Time (but only to the extent such credit does not result in a duplication of benefits for the Continuing Employees).  With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations to the extent the Continuing Employees are covered under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time, and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by the Company and its Subsidiaries in the plan year in which the Effective Time occurs.

(d)                From and after the Effective Time, except as otherwise agreed in writing between Parent and a Continuing Employee or as otherwise provided in this Agreement, the Surviving Corporation will honor, in accordance with its terms the Company Plans as disclosed in Section 4.12(a) of the Company Disclosure Letter, subject to Parent’s ability to amend any provisions or terminate any Company Plan consistent with the applicable Company Plan.

(e)                Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending 90 days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, operating unit or Company Employee, and shall cause the Surviving Corporation and each of its Subsidiaries not to take any such action after such 90 day period without complying with all provisions of WARN, or any similar provision of applicable foreign Law.

(f)          With respect to any labor union, labor organization, works council, or other employee representative body in place for employees of the Company or any of its Subsidiaries, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary and proper, as required by applicable Law, contract, or collective bargaining agreement, and provide such cooperation as Parent reasonably requests, to consummate the transactions contemplated by this Agreement, including consultation with or notification to the relevant labor union, labor organization, works council or employee representative body.

(g)          This Agreement shall inure exclusively to the benefit of and be binding upon the Parties and their respective successors, assigns, executors and legal representatives.  Nothing in this Section 6.9, express or implied, shall (i) be treated as an amendment or other modification of any Company Plan, (ii) limit the right of Parent or the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Plan following the Closing Date or terminate any employee, or (iii) confer upon any Person, whether or not a party to this Agreement, any right to employment, any right to compensation or benefits or any other right of any kind or nature whatsoever.

SECTION 6.10  Takeover Laws.  If any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Boards of Directors shall take all action necessary to (a) ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement, and (b) otherwise eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 6.11  Stock Exchange Delisting.  Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable Law and the rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.  Notwithstanding anything herein to the contrary, nothing herein shall obligate or impose a duty on the Company to delist the Shares from the NASDAQ or deregister the Shares under the Exchange Act prior to the Effective Time.

SECTION 6.12  Notification of Certain Matters.

(a)          The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger and the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger and the other transactions contemplated hereby, (b) any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure.  The Parties agree and acknowledge that, except with respect to clause (c) of the first sentence of this Section 6.12, the Company’s compliance or failure of compliance with this Section 6.12 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.1(b) shall have been satisfied.

(b)          Without limiting the foregoing, in the event that any stockholder or derivative claim or Action related to this Agreement, the Merger or the other transactions contemplated by this Agreement is filed, or, to the knowledge of the Company threatened, against the Company and/or the members of the Company Board prior to the Effective Time, the Company shall promptly notify Parent of any such claim, Action or threat and shall keep Parent reasonably informed with respect to the status thereof.  The Company shall reasonably consult with Parent with respect to the defense or settlement of any such claim or Action, and no settlement thereof shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld), except for any settlement that does not include an admission of liability or guilt and is covered by the Company’s directors’ and officers’ insurance carrier, other than to the extent of the retention.

SECTION 6.13  Indemnification, Exculpation and Insurance.

(a)          Without limiting any additional rights that any employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director or employee of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries, or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof.  In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof within 20 days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by DGCL or the Company Charter or Company Bylaws, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter.

(b)          Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(c)          For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, that if the Surviving Corporation purchases a “tail policy” and the coverage thereunder costs more than 200% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 200% of such last annual premium.  At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year, non-cancellable, irrevocable, prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, that such policy shall not cost more than 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto.  If such tail prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d)          Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.13 shall continue in effect with respect to such Action until the final disposition of such Action.

(e)          The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.  The provisions of this Section 6.13 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(f)          In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 6.13.

SECTION 6.14  Rule 16b-3.  Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.15  Public Announcements.  Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release, other public statements or formal communication to employees (but only with respect to such employee communications that are made before the Target Date) with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement or formal communication to employees (with respect to employee communications made prior to the Target Date) prior to such consultation and review, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.  Notwithstanding the foregoing, the Company shall not be required to consult with or obtain the prior written consent of Parent and and/or Merger Sub in connection with any press release, public announcement or formal communication to employees in connection with any action made in compliance with Section 6.4.

SECTION 6.16  Obligations of Merger Sub; Voting of Shares.  Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to cause Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement.  Parent shall vote any Shares Beneficially Owned by it or any of its Subsidiaries in favor of adoption of this Agreement.

SECTION 6.17  Financing of Merger.  Parent and Merger Sub acknowledge and agree that the obtaining of any financing, including the arranging of the Credit Arrangements (or obtaining any consent or waiver thereunder), is not a condition to Closing and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of any financing.

SECTION 6.18  FIRPTA Certificate.  Prior to the Closing Date, the Company shall deliver to Parent (i) a certificate prepared in accordance with the requirements set forth in Treasury Regulation Sections 1.1445-2(c)(3)(i) and 1.897-2(h) certifying that the Shares are not “United States real property interests” under Section 897(c) of the Code, and (ii) a letter of notice to the IRS prepared in accordance with the requirements set forth in Treasury Regulation Section 1.897-2(h)(2).

SECTION 6.19         Parent Commitment.  Simultaneously with the execution and delivery of this Agreement, Parent is providing to the Company an irrevocable standby letter of credit which shall be deemed to be satisfactory to the Company (as to form, substance and issuer and confirming bank) for an amount equal to the Parent Liquidated Damages (the “Parent Commitment”).  The Parent Commitment shall be available to the Company as and to the extent set forth in Section 8.3(e).  Parent may replace the original Parent Commitment with a substitute Parent Commitment of the same amount, but only with the prior written consent of the Company which consent shall be in the sole and absolute discretion of the Company.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1  Conditions to Each Party’s Obligation to Effect the Merger.  The obligation of each Party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)          Stockholder Approval.  The Company Stockholder Approval shall have been obtained; provided, that the Company Stockholder Approval shall not be a condition to the obligations of Parent and Merger Sub hereunder if Parent and Merger Sub do not vote or cause to be voted all of the Shares then Beneficially Owned by them in favor of the approval of the Merger and the adoption of this Agreement.

(b)          No Injunctions or Legal Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c)          Antitrust Approval.  The applicable waiting period under the HSR Act in respect of the transactions contemplated hereby shall have expired or been terminated and the business combination report under the Korean Monopoly Regulation and Fair Trade Act shall have been duly approved by the Korean Fair Trade Commission or the relevant waiting period shall have expired or been terminated after filing the report without any objection from the Korean Fair Trade Commission.

SECTION 7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of each of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by applicable Law) waiver by Parent and Merger Sub at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  (i) The representations and warranties of the Company contained in Sections 4.1, 4.4 and 4.27 shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty was untrue or incorrect as of the date hereof and such untruth or incorrectness shall have been fully cured by the Closing Date with no material adverse impact to the Company or material adverse effect continuing past the date of cure, provided, that such representation and warranty is true and correct as of the Closing Date); (ii) the representations and warranties contained in Section 4.3 shall be true and correct in all respects as of the date hereof and as of the Closing Date (except for any untruths or incorrectness as to the amount of outstanding shares of the Company’s common stock or in-the-money Company Stock Options not exceeding an aggregate of 10,000 shares of the Company’s common stock (or options in respect thereof)); (iii) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein) shall be true and correct as of the date of this Agreement and as of the Closing Date in all respects, except, in the case of this clause (iii), where the failure to be true and correct would not, individually and in the aggregate with all such failures, have a Company Material Adverse Effect; provided, in each case that representations and warranties that are made as of a specific date shall be true and correct, subject to the qualifications set forth herein, as of such specific date only.  Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(b)          Performance by the Company.  The Company shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement required to be performed or complied with prior to the Closing.  Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(c)          Material Adverse Effect.  No Company Material Adverse Effect shall have occurred from the date of this Agreement.

SECTION 7.3  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by applicable Law) waiver by the Company at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  (i) The representations and warranties of Parent and Merger Sub contained in Sections 5.1, 5.2 and 5.11 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty was untrue or incorrect as of the date hereof and such untruth or incorrectness shall have been fully cured by the Closing Date with no material adverse impact to Parent’s ability to consummate the Merger or material adverse effect to Parent’s ability to consummate the Merger continuing past the date of cure, provided, that such representation and warranty is true and correct as of the Closing Date); (ii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein) shall be true and correct as of the date of this Agreement and as of the Closing Date in all respects, except, in the case of this clause (ii), where the failure to be true and correct would not, individually and in the aggregate with all such failures, have a Parent Material Adverse Effect; provided, in each case that representations and warranties that are made as of a specific date shall be true and correct, subject to the qualifications set forth herein, as of such specific date only.  The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

(b)          Performance by Parent and Merger Sub.  Parent and Merger Sub shall have performed or complied in all material respects with their respective obligations, agreements and covenants under this Agreement required to be performed or complied with prior to the Closing. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer thereof to such effect.

SECTION 7.4  Frustration of Closing Conditions.  None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained, if applicable (with any termination by Parent also being an effective termination by Merger Sub):

(a)          by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company:

(i)            if the Merger shall not have been consummated on or before June 26, 2013 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in such failure of the Merger to be consummated;

(ii)           if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger, or any of the other transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; or

(iii)          if at the Company Stockholder Meeting or any adjournment thereof at which the Company Stockholder Approval is voted upon, the Company Stockholder Approval shall not have been obtained;

(c)          by the Company,

(i)            at any time prior to the Effective Time (but only on or after the Termination Date in the case of (1) below), (1) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, (A) has resulted in the failure of a condition set forth in Section 7.1 or 7.3 to be satisfied and (B) has not been cured by the Termination Date, or (2) if Parent fails to fund the Merger Consideration after all conditions to Parent and Merger Sub’s obligations to effect the Merger in Sections 7.1 and 7.2 have been satisfied; provided, that in the case of (1) only the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to Section 8.1(c)(i)(1) and the basis for such termination; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii)           at any time prior to the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal, provided that the Company has complied with Section 6.4 and pays the fee due under Section 8.3(c);

(d)          by Parent, if at any time prior to the Effective Time:

(i)            but only on or after the Termination Date if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, (A) has resulted in the failure of a condition set forth in Section 7.1 or 7.2 to be satisfied, and (B) has not been cured by the Termination Date; provided, that Parent shall have given the Company written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii)           if (A) the Company Board shall have effected an Adverse Recommendation Change, or (B) the Company failed to include in the Company Proxy Statement when mailed, its recommendation and a summary of the resolutions of the Company Board referred to in Section 4.4(b).

(e)          The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other Party.

SECTION 8.2  Effect of Termination.  In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2, Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.4 (Entire Agreement), Section 9.5 (Parties in Interest), Section 9.6 (Governing Law), Section 9.7 (Submission to Jurisdiction), Section 9.8 (Assignment; Successors), Section 9.9 (Enforcement), Section 9.11 (Severability), Section 9.12 (Waiver of Jury Trial) and Section 9.15 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof; provided, however, that none of Parent, Merger Sub or the Company shall be released from any liabilities or damages arising out of a willful or intentional breach of any covenant or agreement set forth in this Agreement; provided further, that in no circumstances in which the Agreement is not consummated shall Parent and Merger Sub be liable to the Company for an amount greater than the Parent Liquidated Damages.

SECTION 8.3  Fees and Expenses.

(a)          Except as otherwise provided in Section 6.8(a) and this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Company Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval shall be shared equally by Parent and the Company.

(b)          In the event that:

(i)            this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i), and (A) at any time after the date of this Agreement and prior to such termination an Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or shall have been publicly announced or publicly made known to the stockholders of the Company and shall not have been unconditionally withdrawn prior to the Termination Date (provided, that for the purposes of this Section 8.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”) and (B) Parent is not then in breach of any of its representations, warranties, covenants or agreements in this Agreement;

(ii)           this Agreement is terminated by Parent pursuant to Section 8.1(d)(i); or

(iii)          this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(iii), and at any time after the date of this Agreement and prior to the taking of the vote to approve this Agreement at the Company Stockholder Meeting or any adjournment or postponement thereof, an Acquisition Proposal shall have been publicly announced or publicly made known to the stockholders of the Company and shall not have been unconditionally publicly withdrawn prior to the date of the Company Stockholder Meeting (provided, that for purposes of this Section 8.3(b)(iii), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”); then, in any such case, the Company shall pay Parent, by wire transfer of immediately available funds to the account or accounts designated by Parent, within three (3) Business Days after such termination an amount equal to the sum of the documented, reasonable out-of-pocket expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (including, any amounts paid in relation to the filings and approvals contemplated by Section 6.8 and any expenses incurred in connection with the filing, printing and mailing of the Company Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval); provided, however, that the amount payable by the Company pursuant to this Section 8.3(b) shall not exceed $1,000,000 under any circumstance; it being understood, however, that any amount payable in respect of this Section 8.3(b) shall be in addition to any other damages payable in respect of the Company’s breach, if any, of this Agreement.

(c)          In the event that:

(i)            this Agreement is terminated (x) by either Parent or the Company pursuant to Section 8.1(b)(i) in the circumstances described above in Section 8.3(b)(i) or by Parent pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii) and (y) within 12 months after such termination, the Company shall have consummated an Acquisition Proposal; provided, that this provision shall only apply to a termination pursuant to Section 8.1(d)(i) if prior to such termination an Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or shall have been publicly announced or publicly made known to the stockholders of the Company and shall not have been unconditionally withdrawn prior to the termination; provided further, that for purposes of this Section 8.3(c)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”;

(ii)           this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(iii), and at any time after the date of this Agreement and prior to the taking of the vote to approve this Agreement at the Company Stockholder Meeting or any adjournment or postponement thereof, an Acquisition Proposal shall have been publicly announced or publicly made known to the stockholders of the Company and shall not have been unconditionally publicly withdrawn prior to the date of the Company Stockholder Meeting and within 12 months after such termination the Company shall have consummated an Acquisition Proposal (provided, that for purposes of this Section 8.3(c)(ii), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”); or

(iii)          this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii);

then, in any such case, the Company shall pay Parent a termination fee of $5,160,900 (the “Termination Fee”), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion and any expense amount actually paid by the Company to Parent pursuant to Section 8.3(b) above shall be deducted from such fee paid pursuant to this Section 8.3(c).  Payment of the Termination Fee, if applicable, shall be made by wire transfer of immediately available funds to the account or accounts designated by Parent (A) on the earlier of the execution of a definitive agreement with respect to, or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 8.3(c)(i) or Section 8.3(c)(ii), or (B) concurrently with the termination of this Agreement by the Company pursuant to Section 8.1(c)(ii).

(d)          In the event that this Agreement has been terminated by Parent pursuant to Section 8.1(d)(ii), then in such case the Company shall pay Parent an amount equal to the sum of (i) the sum of the documented, reasonable out-of-pocket expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (including, any amounts paid in relation to the filings and approvals contemplated by Section 6.8 and any expenses incurred in connection with the filing, printing and mailing of the Company Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval); provided, however, that the amount payable by the Company pursuant to this subclause (i) of this Section 8.3(d) shall not exceed $500,000 under any circumstances; plus (ii) a termination fee of $2,000,000 (the “Adverse Recommendation Fee”), it being understood that (x) the Adverse Recommendation Fee and expenses paid pursuant to this Section 8.3(d) shall be deducted from any Termination Fee payable pursuant to Section 8.3(c) and (y) under no circumstances shall the Company be required to pay expenses pursuant to both this Section 8.3(d) and Section 8.3(b).  The Company shall pay any expenses owed pursuant to this Section 8.3(d) and the Adverse Recommendation Fee as promptly as practicable, but in any event not later than the third Business Day, following Parent’s notification to the Company in writing of its termination of this Agreement pursuant to Section 8.1(d)(ii), by wire transfer of immediately available funds to the account or accounts designated by Parent.

(e)          In the event this Agreement has been terminated by the Company pursuant to Section 8.1(c)(i), then Parent shall pay to the Company, as liquidated damages, an amount equal to $17,203,000 (the “Parent Liquidated Damages”); provided, that, at the time the Company has given Parent written notice of its intent to terminate this Agreement pursuant to Section 8.1(c)(i) (to the extent written notice is required to be delivered thereby), Parent has not previously communicated to the Company in accordance with the terms of this Agreement that it then has the right to terminate this Agreement pursuant to either Section 8.1(b) or Section 8.1(d) with the understanding that Parent’s breach of its covenants and agreements shall not have been the primary cause nor have been primarily responsible for any situation giving rise to its right to terminate under Section 8.1(b) or Section 8.1(d).  In such event, the Company shall be entitled to draw upon the Parent Commitment for the full amount of the Parent Liquidated Damages; provided, however, that in the case of a termination pursuant to Section 8.1(c)(i)(1) the Company shall only be entitled to draw upon the Parent Commitment on or after the Termination Date.  The Parties agree that the Parent Liquidated Damages constitute liquidated damages and not a penalty.  The Parties have computed, estimated and agreed upon the Parent Liquidated Damages as an attempt to make a reasonable forecast of probable actual loss because of the difficulty of estimating with exactness the damages that would result in the event this Agreement is terminated in such circumstances.  The Parties agree that the Parent Liquidated Damages shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the transactions contemplated hereby (including with respect to any failure by Parent and Merger Sub to effect the Merger or any breach by Parent or Merger Sub of this Agreement).  Upon payment of the Parent Liquidated Damages to the Company, Parent and its Subsidiaries, including Merger Sub, and the Buyer Representatives shall have no further liability to the Company or its Subsidiaries or their Representatives, relating to or arising out of this Agreement or the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary in this Agreement (other than in the immediately following sentence), if Parent and Merger Sub fail to effect the Merger or otherwise are in breach of this Agreement, then the aggregate liability of Parent, Merger Sub and the Buyer Representatives shall in all cases be limited to the amount of the Parent Liquidated Damages.  Notwithstanding anything to the contrary in this Agreement, including without limitation in the preceding sentences, the obligations, liabilities, and agreements of Parent pursuant to Section 6.13 shall not be restricted or otherwise limited to the Parent Liquidated Damages.  In no event shall the Parent Liquidated Damages be paid to the Company on more than one occasion.

(f)          The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the other Party would not enter into this Agreement.  Notwithstanding anything to the contrary contained in this Section 8.3(f), in the event that the Company or Parent, as applicable, fails promptly to pay any amounts due pursuant to this Section 8.3 or the Company draws the funds under the Parent Commitment in circumstances where the Company is not eligible to do so under Section 8.3(e) above, and, in order to obtain such payment or reimbursement of the Parent Commitment, as applicable, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company or Parent, as applicable, for the amounts set forth in this Section 8.3 (or the reimbursement of the Parent Commitment), the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.3 (whether in payment of any fee hereunder or reimbursement of the Parent Commitment, as applicable) from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

SECTION 8.4  Amendment or Supplement.  This Agreement may be amended, modified or supplemented by the Parties by action taken or authorized by their respective Boards of Directors (if required for Parent) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.

SECTION 8.5  Extension of Time; Waiver.  At any time prior to the Effective Time, the Parties may, by action taken or authorized by their respective Boards of Directors (if required for Parent), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Parties set forth in this Agreement or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.  Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1  Nonsurvival of Representations and Warranties.  None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

SECTION 9.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or by electronic mail (“email”) (so long as receipt of such facsimile or email is requested and received and provided that any notice received by facsimile or email on any Business Day after 7:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

if to Parent, Merger Sub or the Surviving Corporation, to:

E-Land World Limited
371-12 Gasan-Dong, Geumchun-Gu
Seoul, South Korea 153-803
Attention: Jae Joon Yang
Facsimile: 82-2-853-4227
Email: yang_jaejoon@eland.co.kr

with a copy (which shall not constitute notice) to:

Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Scott I. Sonnenblick, Esq.
Facsimile: (212) 903-9100
Email: scott.sonnenblick@linklaters.com

if to the Company, to:

K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, California 91361
Attention: Steven Nichols
Facsimile: (818) 706-5397
Email: snichols@k-swiss.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
Attention: Jonathan K. Layne, Esq.
Facsimile: (310) 552-7053
Email: JLayne@gibsondunn.com

SECTION 9.3  Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to a Person are also to its permitted successors and assigns.  Any payment hereunder required to be paid on a date that is not a Business Day shall be deemed to be required to be paid on the next succeeding Business Day.

SECTION 9.4  Entire Agreement.  This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof.

SECTION 9.5  Parties in Interest.

(a)          This Agreement is not intended to, and shall not, confer upon any other Person other than the Parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) from and after the Effective Time, the Persons who are the intended beneficiaries of Parent’s agreements and obligations as set forth in Section 6.13 (each such Person a “Third Party Beneficiary”) shall each be deemed a third party beneficiary of this Agreement with respect thereto, (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration set forth in Article III, and (c) from and after the Effective Time, the rights of holders of Company Stock Options to receive the payments contemplated by Section 3.2 in accordance with the terms and conditions of this Agreement.  The rights under this Agreement, other than as specifically set forth in the first sentence of this Section 9.5, may only be enforced by the Parties hereto.  Further, notwithstanding anything to the contrary contained in this Agreement and for the sake of clarity, none of the limitations on damages recoverable by the Company, as provided for in this Agreement, including in Section 8.3(e), shall restrict or otherwise limit the damages recoverable by any Third Party Beneficiary in respect of Parent’s agreement and obligations, as set forth in Section 6.13.

(b)          The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto.  In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto.  Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.  Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Section 8.5 without notice or liability to any other Person.

SECTION 9.6  Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

SECTION 9.7  Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party (or a Third Party Beneficiary, as applicable) against any other Party shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court.  Solely for purposes of an action or proceeding brought by a Party (or a Third Party Beneficiary, as applicable) arising out of or relating to this Agreement, each of the Parties hereby irrevocably and unconditionally submits to, on behalf of themselves and the Parent Commitment (to the extent applicable), the personal jurisdiction of the aforesaid courts.  Each of the Parties agrees not to commence any action, suit or proceeding relating to this Agreement except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the Parties further agrees that in any proceeding brought by a Party (or a Third Party Beneficiary, as applicable) against another Party arising out of or relating to this Agreement, service of any legal documents upon a Party at the address set forth in Section 9.2 of this Agreement or, for service to Parent by the Company (or a Third Party Beneficiary, as applicable), upon service of such documents to National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE, 19901 (with a copy to the address set forth in Section 9.2 of this Agreement), whom Parent hereby represents and warrants to the Company (and each Third Party Beneficiary) is its agent for service of process in Delaware for actions arising out of this Agreement and brought by the Company (or a Third Party Beneficiary), shall constitute sufficient service of process to confer personal jurisdiction over such Party in such Delaware court and the Parties irrevocably waive and agree not to assert any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding brought by a Party arising out of or relating to this Agreement (including, without limitation, Section 6.13) or the transactions contemplated hereby, (a) any claim that it or the Parent Commitment is not subject to the personal jurisdiction of the courts in Delaware as described herein for any reason, (b) that it is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Parent agrees that if the Company (or a Third Party Beneficiary, as applicable) obtains against Parent a judgment of a Delaware state or federal court relating to this Agreement or any of the transactions contemplated by this Agreement, the Company (or such Third Party Beneficiary, as applicable) may bring an action with respect to the recognition and enforcement thereof in a court in Korea, and Parent irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, any contention that such judgment of a Delaware state or federal court may not be recognized and/or enforced in whole or in part.

SECTION 9.8  Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.9  Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached.  Accordingly, each of Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity.  The Company hereby further waives for actions arising out of this Agreement and brought by Parent or Merger Sub (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.  The Parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedies with respect to any such breach shall be the remedies set forth in Section 8.3(e).

SECTION 9.10  Currency.  All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

SECTION 9.11  Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

SECTION 9.12  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.13  Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

SECTION 9.14  Facsimile Signature.  This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature shall constitute an original for all purposes.

SECTION 9.15  No Presumption Against Drafting Party.  Each of Parent, Merger Sub and the Company acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

SECTION 9.16  Parent Guarantee.  Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement.  Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement, including without limitation the obligation to pay the Merger Consideration to the holder of Shares at the Effective Time, and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement.  This is a guarantee of payment and performance and not of collectability.  Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.16; provided, that this Section 9.16 shall not preclude Parent from asserting any defense that Merger Sub or the Surviving Corporation would have had with respect to any claims under this guarantee.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

E-Land World Limited

By:	/s/ GyuJin Lee
Name: GyuJin Lee
Title: Managing Director

Ian Acquisition Sub, Inc.

By:	/s/ Byeng Gweon Kim
Name: Byeng Gweon Kim
Title: Director

K-Swiss Inc.

By:	/s/ Steven B. Nichols
Name: Steven B. Nichols
Title: Chief Executive Officer and
President

Signature Page to Agreement and Plan of Merger

ANNEX B

Execution Copy

Dated January 16, 2013

E-LAND WORLD LIMITED,
IAN ACQUISITION SUB, INC.
and the STOCKHOLDERS party thereto

SUPPORT AGREEMENT

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of January 16, 2013 (this “Agreement”), by and among the stockholders listed on Schedule A attached hereto (each, a “Stockholder” and collectively, the “Stockholders”), E-Land World Limited, a corporation organized under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS K-Swiss Inc. (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS as the date hereof, each Stockholder Beneficially Owns the class and number of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share, of the Company (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A attached hereto; and

WHEREAS as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that each of the Stockholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each of the Stockholders have agreed, to enter into this Agreement with respect to (a) all the shares of Class A Common Stock and Class B Common Stock, as the case may be, now Beneficially Owned by it and all the shares of Class A Common Stock and Class B Common Stock, as the case may be, which may hereafter be acquired by, or on behalf of, the Stockholder (the “Shares”) and (b) certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to Parent as to itself only (and not as to any other Stockholder) as follows:

Section 1.1     Authority Relative to This Agreement

If Stockholder is a trust, Stockholder is validly existing and has all necessary trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to be consummated by it as contemplated hereby; if Stockholder is a natural Person, Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions to be consummated by it as contemplated hereby.  The execution, delivery and performance of this Agreement by Stockholder and the consummation by Stockholder of the transactions to be consummated by it as contemplated hereby have been duly and validly authorized by Stockholder, and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, to perform such obligations or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors rights generally or by general principles of equity).  To the extent Stockholder is married and its Shares constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder’s spouse, enforceable against such spouse in accordance with its terms (except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting the enforcement of creditors rights generally or by general principles of equity).

Section 1.2     No Conflict

(a)
The execution, delivery and performance of this Agreement by Stockholder do not, and the performance of its obligations under this Agreement and the consummation of the transactions to be consummated by it as contemplated hereby will not, (i) conflict with or violate or constitute or result in a default under the certificate of incorporation, by-laws or other organizational documents of Stockholder (if applicable), (ii) conflict with or violate any Law applicable to Stockholder or by which its Shares are bound or affected or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or, other than pursuant to this Agreement, result in the creation of a Lien on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which such Stockholder or the Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not impair, prevent, impede or delay in any material respect the performance by Stockholder of its obligations under this Agreement.

(b)
No Consent of any Government Entity is required on the part of Stockholder in connection with the execution, delivery and performance of this Agreement by Stockholder except for applicable requirements, if any, of the Exchange Act and except where the failure to make or obtain such Consents would not prevent or materially delay the performance by Stockholder of its obligations under this Agreement.

(c)
There is no action, suit, investigation, complaint or other proceeding pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Stockholder of its obligations under this Agreement.

Section 1.3     Ownership of Shares

Stockholder is the record and Beneficial Owner of the Shares set forth opposite Stockholder’s name on Schedule A attached hereto, and has the sole authority to direct the voting of such Shares in accordance with the provisions of this Agreement, sole power to demand dissenter’s rights and the sole power of disposition with respect to such Shares, with no limitations, qualifications or restrictions on such rights, except as provided in  the Amended and Restated Certificate of Incorporation of the Company, Certificate of Designations of Class A Common Stock and Certificate of Designations of Class B Common Stock (collectively, the “Certificate of Incorporation”) and subject to applicable Federal Securities Laws on its rights of disposition of such Shares.  None of Stockholder’s Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Shares that conflicts with this Agreement. Stockholder has good and marketable title, free and clear of any Liens, to those Shares of which such Stockholder is the record owner, subject to applicable Federal Securities Laws and the Certificate of Incorporation.  No Stockholder owns Beneficially or of record any securities of the Company other than the Shares set forth in Schedule A or any direct or indirect interest in any such securities, including any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company. No Stockholder has appointed or granted any proxy which is still in effect with respect to any Shares.

Section 1.4     No Finder’s Fee

Except as provided for in Section 4.27 of the Merger Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon any arrangement made by or on behalf of Stockholder.

Section 1.5     Reliance by Parent and Merger Sub

Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

ARTICLE II

COVENANTS OF THE STOCKHOLDERS

Each Stockholder covenants and agrees as to itself only (and not as to any other Stockholder) as follows:

Section 2.1     Voting Agreement.

Stockholder hereby irrevocably and unconditionally agrees that, prior to the Termination Date (as defined in Section 3.1 hereof), at any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any Company stockholder action by written consent, Stockholder shall (1) when a meeting is held, appear at such meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum and respond to any request for written consent by Parent and (2) vote (or cause to be voted, or consent) its Shares: (x) in favor of the adoption of the Merger Agreement and approval of the terms of the Merger, and any other matters necessary for consummation of the transactions contemplated in the Merger Agreement (if a vote, consent or other approval (including by written consent) by the Company’s stockholders is sought with respect to the foregoing) and (y) against any (i) Acquisition Proposal (other than the Merger), or (ii) amendment of the Company’s certificate of incorporation or by-laws (if a vote, consent or other approval (including by written consent) by the Company’s stockholders is sought with respect to the foregoing), or other action (including a change in the individuals who serve as members of the Board of Directors of the Company), agreement, proposal or transaction involving the Company or any of its Subsidiaries, which amendment, change or other action, agreement, proposal or transaction would reasonably be expected to impede, delay, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or result in a material breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement or change in any manner the voting rights of the Class A Common Stock or Class B Common Stock, as the case may be.  Notwithstanding any other provision of this Agreement, Stockholder shall not have any obligation hereunder to (i) itself call any meeting of stockholders of the Company, (ii) itself submit matters for approval of stockholders of the Company by written consent, or (iii) otherwise itself present matters to the vote or approval of stockholders of the Company: provided, that this sentence shall not detract from the Company’s obligations under the Merger Agreement.

Section 2.2     Proxy

STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, AND ANY OFFICER OF PARENT, IN THEIR CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, STOCKHOLDER’S IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION) TO VOTE ITS SHARES OF CLASS A COMMON STOCK AS INDICATED IN SECTION 2.1. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT (AT WHICH TIME THIS PROXY WILL AUTOMATICALLY TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO ITS SHARES OF CLASS A COMMON STOCK (STOCKHOLDER REPRESENTING TO PARENT AND MERGER SUB THAT ANY SUCH PROXY IS NOT IRREVOCABLE).  The proxy granted in this Section 2.2 shall expire upon termination of this Agreement.  Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

Section 2.3     No Inconsistent Agreement

Stockholder covenants that it has not and will not (1) enter into any agreement that would, or commit or agree to take any action that would, restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder, (2) take action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing its obligations under this Agreement or (3) convert any shares of Class B Common Stock into shares of Class A Common Stock. Stockholder hereby covenants and agrees that Stockholder shall not, and shall not authorize or cause any spouse, any member of Stockholder’s immediate family, any trust for the benefit of Stockholder or Stockholder’s immediate family over which Stockholder exercises control or employee, partner, agent or advisor of Stockholder to violate or breach the obligations of Stockholder under this Agreement. Stockholder agrees that any acts taken in contravention of this Section 2.3 shall be void.

Section 2.4     No Transfer

(a)
Other than pursuant to the terms of the Merger Agreement and as set forth in Section 2.4(b) below, without the prior written consent of Parent or as otherwise provided in this Agreement, after the date hereof until the Termination Date, Stockholder hereby agrees to not directly or indirectly (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, or (b) sell, assign, transfer, pledge, exchange, tender, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) (“Transfer”), or consent to the  Transfer, or enter into any contract, option, call or other arrangement or understanding with respect to the Transfer of (including by merger, consolidation or otherwise by operation of law), any Shares or any rights to acquire any securities or equity interests in the Company. Any purported Transfer in violation of this provision shall be void.

(b)
Notwithstanding anything to the contrary in Section 2.4(a) or otherwise in this Agreement, Stockholder may Transfer its Shares as follows (which for the avoidance of doubt shall not require the prior written consent of Parent): (i) if Stockholder is an individual: (A) to any member of Stockholder’s immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family; or (B) upon the death of Stockholder; or (ii) if Stockholder is a trust, to the beneficiaries of the trust; provided, however, that a Transfer referred to in this Section 2.4(b) shall be permitted only if, as a precondition to such Transfer, (i) the transferee agrees in writing to be bound by all the terms of this Agreement and (ii) the transferee represents and warrants to Parent that there is no action, suit, investigation, complaint or other proceeding pending against the transferee or, to the knowledge of the transferee, threatened against the transferee that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by the transferee of its obligations under this Agreement.  In addition, nothing contained in this Agreement (including Section 2.4(a)) will limit the ability of Stockholder to exercise any Company Stock Options after the date hereof; provided, that the terms of this Agreement shall apply to any shares of Common Stock acquired pursuant to such exercise.

Section 2.5     Share Acquisition

Stockholder agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination, exchange or other like change, of or affecting the Shares or (ii) that Stockholder purchases or otherwise acquires Beneficial Ownership of, or acquires the right to vote or share in the voting of, any shares of capital stock of the Company (including through the exercise of any derivative instruments), in each case after the execution of this Agreement (including by conversion, operation of law or otherwise) (collectively, the “New Shares”), Stockholder shall deliver promptly to Parent written notice of its acquisition or receipt of New Shares which notice shall state the number of New Shares so acquired or received.  Stockholder agrees that any New Shares acquired or received by Stockholder pursuant to clause (i) or (ii) of this paragraph shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein, and shall constitute Shares to the same extent as if those New Shares were owned by Stockholder on the date of this Agreement, and Schedule A shall be deemed adjusted accordingly.  Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any person to which record or Beneficial Ownership of Stockholder’s Shares shall pass, whether by operation of Law or otherwise, including Stockholder’s heirs, guardians, administrators or successors, and Stockholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

Section 2.6     No Solicitation

Stockholder hereby acknowledges that it is aware of the covenants of the Company contained in Section 6.4 of the Merger Agreement and hereby agrees that it shall not, directly or indirectly, initiate, solicit or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, engage or participate in any negotiations or discussions (other than to state that it is not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, except that Stockholder may engage in or participate in any negotiations or discussions, or provide or cause to be provided any non-public information or data relating to the Company and any of its Subsidiaries to the extent the Company is permitted to take such actions pursuant to Section 6.4(b) of the Merger Agreement.  Stockholder shall advise Parent of any written Acquisition Proposal made to Stockholder or any written request for non-public information relating to the Company or its Subsidiaries made to Stockholder, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and any written inquiry or request for discussion or negotiation regarding an Acquisition Proposal made to Stockholder. Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.  Parent and Merger Sub hereby acknowledge and agree that this Section 2.6 shall not limit or otherwise restrict the Company (whose obligations are set forth in the Merger Agreement) nor shall Stockholder be liable or responsible for any action taken by the Company or its Representatives pursuant to (or in violation of) the Merger Agreement or otherwise.

Section 2.7     Waiver of Appraisal Rights

In the event the Merger is completed on the terms set forth in the Merger Agreement, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that such Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

Section 2.8     Acknowledgment

Stockholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

Section 2.9     Board & Officer Duties

Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall limit, restrict or otherwise affect any actions or omissions taken or authorized by Stockholder or any person affiliated with Stockholder in his or her capacity as a director or officer of the Company, (ii) this Agreement shall in no way restrict or affect any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of Company under applicable Law and (iii) each of Parent and Merger Sub acknowledge that Stockholder has executed this Agreement solely in its capacity as a holder of Shares, and no action taken by any director or officer of the Company in such person’s capacity as a director or officer of Company shall be deemed to constitute a breach of any provision of this Agreement; provided that in all cases Stockholder shall vote its shares as required in Section 2.1.

Section 2.10    Disclosure

Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Company Proxy Statement such Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1     Termination

This Agreement and all of its provisions shall terminate the on earliest of (the earliest of such dates being the “Termination Date”) (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated pursuant to Section 8.1, (iii) written notice of termination of this Agreement by Parent to the Stockholders, (iv) the date and time that any amendment or change to the Merger Agreement is effected without consent of such Stockholder that (A) decreases the Merger Consideration or (B) materially adversely affects such Stockholder (for the avoidance of doubt, any such amendment or change shall not constitute the Termination Date with respect to such Stockholder that consent to such change or amendment); or (v) the date the Board affects an Adverse Recommendation Change; provided, in the case of (ii) and (v) above the termination or change in recommendation is permitted by and effected in compliance with Sections 8.1 and 6.4 of the Merger Agreement, respectively. Nothing in this Section 3.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

Section 3.2     Fees and Expenses

Except as otherwise provided herein, all fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 3.3     Amendment

This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 3.4     Waiver

Any agreement on the part of a party to any waiver of this Agreement shall be valid only if set forth in a written instrument executed and delivered by a duly authorized representative on behalf of such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 3.5     Notices

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or by electronic mail (“email”) (so long as a receipt of such facsimile or email is requested and received and provided that any notice received by facsimile or email on any Business Day after 7:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent or Merger Sub, to:

371-12 Gasan-Dong, Geumchun-Gu,
Seoul, South Korea 153-803
Attention: Jae Joon Yang
Facsimile: 82-2-853-4227
Email: yang_jaejoon@eland.co.kr

with a copy (which shall not constitute notice) to:

Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
Attention:  Scott I. Sonnenblick, Esq.
Facsimile:  (212) 903-9100
Email: scott.sonnenblick@linklaters.com

if to a Stockholder to the address set forth on such Stockholder’s signature page hereto

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA  90067
Attention:  Jonathan K. Layne, Esq.
Facsimile:  (310) 552-7053
Email: jlayne@gibsondunn.com

Section 3.6     Interpretation

When a reference is made in this Agreement to a Section, Article or Schedule such reference shall be to a Section, Article or Schedule of this Agreement unless otherwise indicated.  The headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to a Person are also to its permitted successors and assigns.

Section 3.7     Entire Agreement

This Agreement (including the Schedules to this Agreement) constitutes the entire agreement among Parent, Merger Sub and the Stockholders (other than the Merger Agreement) and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

Section 3.8     No Third-Party Beneficiaries

Parent, Merger Sub and the Stockholders hereby agree that the representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, this Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder.

Section 3.9     Governing Law

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 3.10    Submission to Jurisdiction

Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party against any other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Solely for purposes of an action or proceeding brought by a party arising out of or relating to this Agreement, each of the parties hereby irrevocably and unconditionally submits to the personal jurisdiction of the aforesaid courts. Each of the parties agrees not to commence any action, suit or proceeding relating to this Agreement except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that in any proceeding brought by party against another party arising out of or relating to this Agreement service of any legal documents upon such party at the address set forth in Section 3.5 of this Agreement, or for service to Parent by a Stockholder, upon service of such documents to National Corporate Research, Ltd. located at 615 South DuPont Highway, Dover, DE, 19901 (with a copy to the address set forth in Section 3.5 of this Agreement), whom Parent hereby represents and warrants to the Stockholders is its agent for service of process in Delaware for actions arising out of this Agreement and brought by a Stockholder or the Stockholders, shall constitute sufficient service of process to confer personal jurisdiction over such party in such Delaware court and the parties irrevocably waive and agree not to assert any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding brought by a party arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it or its property is not subject to the personal jurisdiction of the courts in Delaware as described herein for any reason, (b) that it is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Parent agrees that if a Stockholder obtains against Parent a judgment of a Delaware state or federal court relating to this Agreement or any of the transactions contemplated by this Agreement, the Stockholder may bring an action with respect to the recognition and enforcement thereof in a court in Korea, and Parent irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, any contention that such judgment of a Delaware state or federal court may not be recognized and/or enforced in whole or in part.

Section 3.11     Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 3.12     Specific Performance

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of Parent, Merger Sub and the Stockholders shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 3.13     Severability

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 3.14     Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.15     Counterparts; Effectiveness

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 3.16     Facsimile Signature

This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature shall constitute an original for all purposes.

Section 3.17     No Presumption Against Drafting Party

Each of Parent, Merger Sub and the Stockholders acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 3.18     Defined Terms

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Section 3.19     Further Assurances

Parent, Merger Sub and each of the Stockholders (in its capacity as such), from time to time after the date hereof and without further consideration, upon the written request of the other party, shall take such further action (including executing and delivering all further documents, consents, proxies or other instruments) as is necessary to fulfill such party’s obligations under this Agreement,

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above and in the case of Parent and Merger Sub by their respective officers thereunto duly authorized.

E-Land World Ltd.

By:	/s/ GyuJin Lee
Name: GyuJin Lee
Title: Managing Director

Ian Acquisition Sub, Inc.

By:	/s/ Byeng Gweon Kim
Name: Byeng Gweon Kim
Title: Director

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Steven Nichols
Steven Nichols

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, Harriet Nichols, spouse of Steven Nichols, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ Harriet Nichols
Harriet Nichols

Signature Page to Support Agreement

STOCKHOLDER:

/s/ George Powlick
George Powlick

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Lawrence D. Feldman
Lawrence D. Feldman

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Stephen Fine
Stephen Fine

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Mark Louie
Mark Louie

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, Carole Louie, spouse of Mark Louie, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ Carole Louie
Carole Louie

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Lee Green
Lee Green

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, Peggy Green, spouse of Lee Green, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ Peggy Green
Peggy Green

Signature Page to Support Agreement

STOCKHOLDER:

/s/ David Nichols
David Nichols

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, Sally Nichols, spouse of David Nichols, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ Sallyann Parker Nichols
Sallyann Parker Nichols

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Brian Sullivan
Brian Sullivan

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Edward Flora
Edward Flora

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, Sandra Flora, spouse of Edward Flora, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ Sandra Flora
Sandra Flora

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Kimberly Scully
Kimberly Scully

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

AGREEMENT OF SPOUSE

I, James Scully, spouse of Kimberly Scully, acknowledge that I have read the Support Agreement, dated January 16, 2013 (the “Support Agreement”), by and among my spouse, the other stockholders listed on Schedule A attached thereto, E-Land World Ltd., a corporation incorporated under the laws of the Republic of Korea (“Parent”), and Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.  I am aware that by the provisions of the Support Agreement, my spouse has agreed to take or refrain from taking, as the case may be, certain actions with respect to my spouse’s Shares (as defined in the Support Agreement), which such Shares I may have a community property or other interest in.  I hereby consent to and approve the Support Agreement and all of the transactions and agreements contemplated thereby and hereby agree to be bound by the terms and conditions of the Support Agreement in accordance with its terms.

/s/ James Scully
James Scully

Signature Page to Support Agreement

STOCKHOLDER:

THE NICHOLS FAMILY TRUST

By:	/s/ Steven B. Nichols
Name: Steven B. Nichols
Title: Trustee

By:
Name: Harriet Nichols
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

THE NICHOLS FAMILY TRUST

By:
Name: Steven B. Nichols
Title: Trustee

By:	/s/ Harriet Nichols
Name: Harriet Nichols
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

SHARYN NICHOLS INVESTMENT TRUST

By:	/s/ Lawrence D. Feldman
Name: Lawrence D. Feldman
Title: Trustee

By:	/s/ Susan J. Feldman
Name: Susan J. Feldman
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

DAVID NICHOLS INVESTMENT TRUST

By:	/s/ Lawrence D. Feldman
Name: Lawrence D. Feldman
Title: Trustee

By:	/s/ Susan J. Feldman
Name: Susan J. Feldman
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

DAVID J. NICHOLS 1988 TRUST

By:	/s/ Sharyn Beth Nichols
Name: Sharyn Beth Nichols
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

SHARYN BETH NICHOLS 1988 TRUST

By:	/s/ David J. Nichols
Name: David J. Nichols
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

SHARYN BETH NICHOLS 1995 TRUST

By:	/s/ Steven B. Nichols
Name: Steven B. Nichols
Title: Trustee

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Janice Perlman
Janice Perlman

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

STOCKHOLDER:

/s/ Marjorie Perlman
Marjorie Perlman

Address:
c/o K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, CA 91361

Signature Page to Support Agreement

Schedule A

Stockholder	# of Shares of Class A Common Stock Beneficially Owned1	# of Shares of Class B Common Stock Beneficially Owned
Steven Nichols	232,2942	7,452,1623
George Powlick	392,8034	-
Lawrence Feldman	27,5605	391,1326
Stephen Fine	41,0007	-
Mark Louie	30,5008	-
Lee Green	17,0009	-
David Nichols	320,66710	63,24011
Brian Sullivan	39,067 12	-
Edward Flora	14,00113	-
Kimberly Scully	46,33414	-
The Nichols Family Trust	90,20015	7,388,93016
Sharyn Nichols Investment Trust	-	147,62817
David Nichols Investment Trust	-	243,50418
David J. Nichols 1988 Trust	-	126,472
Sharyn Beth Nichols 1988 Trust	-	63,24019
Sharyn Beth Nichols 1995 Trust	-	63,23220
Janice Perlman	-	3,690
Marjorie Perlman	-	828

1 Pursuant to the terms of the Company’s Certificate of Incorporation, each share of Class B Common Stock is freely convertible into one share of Class A Common Stock at the option of the Class B stockholder.  The number of shares of Class A Common Stock reported as beneficially owned excludes the number of shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

2 Consists of 90,200 shares of Class A Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee, 1,427 shares of Class A Common Stock, which are held by a charitable foundation, of which Steven Nichols is a co-trustee and options to acquire 140,667 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.  The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

3 Consists of 63,232 shares of Class B Common Stock, which are held by the Sharyn Beth Nichols 1995 Trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,388,930 shares of Class B Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee. The shares held by the Sharyn Beth Nichols 1995 Trust and the Nichols Family Trust are also shown as beneficially owned by the Sharyn Beth Nichols 1995 Trust and the Nichols Family Trust, respectively.

4 Includes options to acquire 195,667 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

5 Includes options to acquire 21,000 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

6 Consists of 243,504 shares of Class B Common Stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are co-trustees, and 147,628 shares of Class B Common Stock, which are held by the Sharyn Nichols Investment Trust, of which Lawrence Feldman and his wife are co-trustees, for the benefit of an unrelated individual.

7 Includes options to acquire 21,000 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

8 Includes options to acquire 21,000 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013. Some or all of the shares of Class A Common Stock held by Mr. Louie may be included in a margin account.

9 Consists of options to acquire 17,000 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

10 Consists of options to acquire 320,667 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

11 Such shares are held by the Sharyn Beth Nichols 1988 Trust, of which David Nichols is the trustee, for the benefit of a related individual.

12 Includes options to acquire 17,667 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

13 Consists of options to acquire 14,001 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

14 Consists of options to acquire 46,334 shares of Class A Common Stock, which options are exercisable within sixty days after January 16, 2013.

15 Such shares are also shown as beneficially owned by Steven Nichols.  See Note 2.

16 Such shares are also shown as beneficially owned by Steven Nichols.  See Note 3.

17 Such shares are also shown as beneficially owned by Lawrence Feldman.  See Note 6.

18 Such shares are also shown as beneficially owned by Lawrence Feldman.  See Note 6.

19 Such shares are also shown as beneficially owned by David Nichols. See Note 11.

20 Such shares are also shown as beneficially owned by Steven Nichols.  See Note 3.

ANNEX C

PERSONAL AND CONFIDENTIAL

January 16, 2013

Board of Directors
K-Swiss Inc.
31248 Oak Crest Drive
Westlake Village, California 91361

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than E-Land World Limited (“Parent”) and its affiliates) of the outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Common Shares”), and the outstanding shares of Class B common stock, par value $0.01 per share (the “Class B Common Shares” and, together with the Class A Common Shares the “Shares”), of K-Swiss Inc. (the “Company”) of the $4.75 per Share in cash to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of January 16, 2013 (the “Agreement”), by and among Parent, Ian Acquisition Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in commercial and investment banking and financial advisory services, market making and trading, research and investment management (both public and private investing), principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for the accounts of Goldman, Sachs & Co. and its affiliates and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.  We may also in the future provide investment banking services to the Company, Parent and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2011; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the footwear and apparel industries and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

C-1

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis.  We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, as of the date hereof, of the $4.75 per Share in cash to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the allocation of the aggregate consideration payable pursuant to the Agreement among the holders of Class A Common Shares and Class B Common Shares, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $4.75 per Share in cash to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise.  We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $4.75 per Share in cash to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

C-2

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

K•SWISS INC.

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Eastern Time, on April 25, 2013.

Vote by Internet
		• • •	Go to www.envisionreports.com/KSWS Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
		•	Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors of K-Swiss Inc. recommends that you vote “FOR” each of the following proposals:
	For	Against	Abstain
1.
To adopt and approve the Agreement and Plan of Merger, dated as of January 16, 2013, as it may be amended from time to time, among E-Land World Limited, Ian Acquisition Sub, Inc., and K-Swiss Inc. pursuant to which Ian Acquisition Sub, Inc. will merge with and into K-Swiss Inc. and K-Swiss Inc. will continue as the surviving corporation and will become an indirect wholly-owned subsidiary of E-Land World Limited.
	☐	☐	☐	+

2.
To approve, on a non-binding advisory basis, certain compensation arrangements for K-Swiss Inc.’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger.
	☐	☐	☐

3.
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger or if a quorum is not present at the special meeting.
	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

Proxy — K-SWISS INC.

This Proxy is Solicited by the Board of Directors of K-Swiss Inc.

Proxy For the Special Meeting of Stockholders
(Must be received by our Secretary prior to the special meeting)

The undersigned appoints Steven Nichols and George Powlick, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of K-Swiss Inc. held of record by the undersigned at the close of business on Friday, March 8, 2013 at the Special Meeting of Stockholders of K-Swiss Inc. to be held on Friday, April 26, 2013 or at any postponement or adjournment thereof.

Please direct your proxy how he is to vote by placing an “X” in the appropriate box opposite the resolutions, which have all been proposed by K-Swiss Inc., specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted “FOR” Proposals 1, 2 and 3.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.